     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 1998
                                                     REGISTRATION NO. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                            MCLEODUSA INCORPORATED
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
        DELAWARE                     4813                    42-1407240
                               (PRIMARY STANDARD          (I.R.S. EMPLOYER
     (STATE OR OTHER              INDUSTRIAL           IDENTIFICATION NUMBER)
     JURISDICTION OF          CLASSIFICATION CODE
    INCORPORATION OR                NUMBER)
      ORGANIZATION)
                           MCLEODUSA TECHNOLOGY PARK
                       6400 C STREET, SW, P.O. BOX 3177
                          CEDAR RAPIDS, IA 52406-3177
                                (319) 364-0000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                                CLARK E. MCLEOD
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            MCLEODUSA INCORPORATED
                           MCLEODUSA TECHNOLOGY PARK
                       6400 C STREET, SW, P.O. BOX 3177
                          CEDAR RAPIDS, IA 52406-3177
                                (319) 364-0000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:

                         JOSEPH G. CONNOLLY, JR., ESQ.
                            HOGAN & HARTSON L.L.P.
                          555 THIRTEENTH STREET, N.W.
                            WASHINGTON, D.C. 20004
                                (202) 637-5600

                               ----------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

                               ----------------

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
                               ----------------
                        CALCULATION OF REGISTRATION FEE
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
                                              PROPOSED          PROPOSED
                                               MAXIMUM           MAXIMUM
  TITLE OF EACH CLASS OF     AMOUNT TO BE     OFFERING          AGGREGATE        AMOUNT OF
SECURITIES TO BE REGISTERED   REGISTERED  PRICE PER UNIT(1) OFFERING PRICE(1) REGISTRATION FEE
----------------------------------------------------------------------------------------------
 8 3/8% Senior Notes Due
  March 15, 2008........     $300,000,000       100%          $300,000,000        $88,500

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(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             SUBJECT TO COMPLETION
                               DATED MAY 15, 1998

PROSPECTUS

                                  $300,000,000


                             MCLEODUSA INCORPORATED                         LOGO

    OFFER TO EXCHANGE ALL OUTSTANDING 8 3/8% SENIOR NOTES DUE MARCH 15, 2008
      FOR 8 3/8% SENIOR NOTES DUE MARCH 15, 2008 OF MCLEODUSA INCORPORATED

   INTEREST PAYABLE MARCH 15 AND SEPTEMBER 15, COMMENCING SEPTEMBER 15, 1998

  THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
                  CITY TIME, ON      , 1998, UNLESS EXTENDED.

McLeodUSA Incorporated (the "Company") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time) and in the accompanying Letter of Transmittal (the "Letter of Transmittal") (which together constitute the "Exchange Offer"), to exchange $1,000 principal amount of its 8 3/8% Senior Notes due March 15, 2008 (the "1998 Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for each $1,000 principal amount of its outstanding unregistered 8 3/8% Senior Notes due March 15, 2008, of which $300 million in principal amount is outstanding as of the date hereof (the "1998 Senior Notes" and, together with the 1998 Exchange Notes, the "1998 Notes").

The form and terms of the 1998 Exchange Notes are identical in all material respects to the form and terms of the 1998 Senior Notes, except that (i) the 1998 Exchange Notes have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the 1998 Senior Notes and (ii) holders of the 1998 Exchange Notes will not be entitled to certain rights of holders of the 1998 Senior Notes under a Registration Agreement dated March 16, 1998 (the "Registration Agreement") among the Company and Salomon Brothers Inc, Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated and Chase Securities Inc. (the "Initial Purchasers"). The 1998 Exchange Notes evidence the same indebtedness as the 1998 Senior Notes (which they replace) and will be issued pursuant to, and entitled to the benefits of, an indenture dated as of March 16, 1998 between the Company and the United States Trust Company of New York, as trustee, governing the 1998 Senior Notes and the 1998 Exchange Notes (the "1998 Senior Note Indenture").

The 1998 Exchange Notes will mature on March 15, 2008. Interest on the 1998 Exchange Notes will be payable semi-annually in arrears on March 15 and September 15 of each year at a rate of 8 3/8% per annum, commencing September 15, 1998. See "Description of the 1998 Exchange Notes." The 1998 Exchange Notes will be redeemable, at the option of the Company, in whole or in part, at any time on or after March 15, 2003, at the redemption prices set forth herein, plus accrued and unpaid interest thereon, if any, to but excluding the date of redemption. In the event of a Strategic Equity Investment (as defined herein) on or before March 15, 2001, the Company may, at its option, use all or a portion of the net proceeds therefrom to redeem up to a maximum of

                                                       (Continued on next page.)

SEE "RISK FACTORS" COMMENCING ON PAGE 9 FOR A DISCUSSION OF CERTAIN FACTORS WHICH HOLDERS SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE 1998 EXCHANGE NOTES.

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE  COMMISSION OR  ANY STATE  SECURITIES COMMISSION
    PASSED  UPON   THE  ACCURACY  OR  ADEQUACY  OF   THIS  PROSPECTUS.  ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is      , 1998.

33 1/3% of the original principal amount of the 1998 Exchange Notes at a redemption price of 108.375% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to but excluding the date of redemption. In the event of a Change of Control (as defined herein), holders of the 1998 Exchange Notes will have the right to require the Company to repurchase all or any part of the 1998 Exchange Notes at a repurchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of the 1998 Exchange Notes--Repurchase at the Option of Holders upon a Change of Control." There can be no assurance that the Company will have the financial resources necessary to repurchase the 1998 Exchange Notes in such circumstances.

  The 1998 Exchange Notes are senior unsecured obligations of the Company ranking pari passu in right of payment with all existing and future senior unsecured indebtedness of the Company and rank senior to all existing and future subordinated indebtedness of the Company. The 1998 Exchange Notes are effectively subordinated to all existing and future secured indebtedness of the Company and its subsidiaries to the extent of the value of the assets securing such indebtedness. The 1998 Exchange Notes are effectively subordinated to all existing and future third-party indebtedness and other liabilities of the Company's subsidiaries.

  The 1998 Senior Notes were originally issued and sold on March 16, 1998 in a transaction not registered under the Securities Act (the "Offering"). Accordingly, the 1998 Senior Notes may not be offered for resale, resold or otherwise transferred unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters issued to third parties unrelated to the Company, the Company believes that the 1998 Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder that is (i) a broker-dealer that acquired 1998 Senior Notes as a result of market-making or other trading activities, or (ii) a broker-dealer that acquired 1998 Senior Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act ("Rule 144A") or another available exemption under the Securities Act) without compliance with the registration or prospectus delivery provisions of the Securities Act, provided that such 1998 Exchange Notes are acquired in the ordinary course of such holders' business, such holders have no arrangement or understanding with any person to participate in the distribution of such 1998 Exchange Notes and such holders are not "affiliates" of the Company (within the meaning of Rule 405 under the Securities Act). However, the staff of the Commission has not considered the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances.

  By tendering 1998 Senior Notes in exchange for 1998 Exchange Notes, each holder will represent to the Company, among other things, that: (i) any 1998 Exchange Notes to be received by such holder will be acquired in the ordinary course of such holder's business; (ii) at the time of the commencement of the Exchange Offer, such holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the 1998 Exchange Notes; and (iii) such holder is not an "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act). Each broker-dealer that receives 1998 Exchange Notes for its own account in exchange for 1998 Senior Notes pursuant to the Exchange Offer, where such 1998 Senior Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such 1998 Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of 1998 Exchange Notes received in exchange for 1998 Senior Notes where such 1998 Senior Notes were acquired by such broker-dealer as a result of market-making or other trading activities. The Company has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business on the first anniversary of the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

  The Company does not intend to apply for listing of the 1998 Exchange Notes for trading on any securities exchange or for inclusion of the 1998 Exchange Notes in any automated quotation system. The 1998 Senior Notes, however, have been designated for trading in the Private Offerings, Resales and Trading through Automatic Linkages ("PORTAL") Market of the National Association of Securities Dealers, Inc. Any 1998 Senior Notes not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that 1998 Senior Notes remain outstanding, a holder's ability to sell such 1998 Senior Notes could be adversely affected. Following consummation of the Exchange Offer, the holders of 1998 Senior Notes will continue to be subject to the existing restrictions on transfer thereof and the Company will have no further obligation to such holders to provide for the registration under the Securities Act of the 1998 Senior Notes, except under limited circumstances. See "Description of the 1998 Exchange Notes--Exchange Offer; Registration Rights." No assurance can be given as to the liquidity of either the 1998 Senior Notes or the 1998 Exchange Notes.

  THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF 1998 SENIOR NOTES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR 1998 SENIOR NOTES PURSUANT TO THE EXCHANGE OFFER.

  1998 Senior Notes may be tendered for exchange prior to 5:00 p.m., New York
City time, on       , 1998 (such time on such date being hereinafter called
the "Expiration Date"), unless the Exchange Offer is extended by the Company (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of 1998 Senior Notes may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of 1998 Senior Notes being tendered for exchange. The Exchange Offer is, however, subject to certain events and conditions and to the terms of the Registration Agreement. 1998 Senior Notes may be tendered only in integral multiples of principal amount of $1,000. The Company has agreed to pay all expenses of the Exchange Offer. This Prospectus, together with the Letter of Transmittal, is being sent to all
registered holders of 1998 Senior Notes as of       , 1998.

  The Company will not receive any cash proceeds from the issuance of the 1998 Exchange Notes offered hereby. No underwriter is being used in connection with the Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Company (File No. 0-20763) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby are incorporated by reference:

  1. The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1997, filed with the Commission on March 9, 1998;

  2. The Company's Current Report on Form 8-K, filed with the Commission on March 20, 1998;

  3. The Company's Proxy Statement, filed with the Commission on April 17,
       1998;

  4. The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, filed with the Commission on May 13, 1998; and

  5. The consolidated financial statements of Consolidated Communications Inc. and subsidiaries appearing on pages F-45 through F-60 of the Company's definitive prospectus dated December 1, 1997 and filed with the Commission on December 2, 1997 pursuant to Rule 424(b) under the Securities Act as part of the Company's Registration Statement on Form S-4 (Registration No. 333-34227).

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of any offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents (each such document, together with the documents identified in the preceding sentence, being hereinafter referred to as an "Incorporated Document"). Any statement contained in this Prospectus shall be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (NOT INCLUDING EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST. SUCH REQUESTS SHOULD BE DIRECTED TO MCLEODUSA INCORPORATED, MCLEODUSA TECHNOLOGY PARK, 6400 C STREET, SW, P.O. BOX 3177, CEDAR RAPIDS, IA 52406-3177, TELEPHONE NUMBER: (319) 364-0000, ATTENTION: GENERAL COUNSEL. IN ORDER TO ENSURE TIMELY DELIVERY OF THESE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY
    , 1998.

                                    SUMMARY

  The following summary is qualified in its entirety by the more detailed information and Consolidated Financial Statements of the Company, the notes thereto and the other financial data contained elsewhere, or incorporated by reference, in this Prospectus. Potential participants in the Exchange Offer should carefully consider the factors set forth herein under the caption "Risk Factors" and are urged to read this Prospectus and the Letter of Transmittal in their entirety. Unless otherwise indicated, references herein to the "Company" include the Company's predecessor, the Company and the Company's wholly owned subsidiaries. Unless otherwise indicated, dollar amounts over $1 million have been rounded to one decimal place and dollar amounts less than $1 million have been rounded to the nearest thousand. This Prospectus includes product names and trademarks of the Company and of other organizations.

                                  THE COMPANY

  The Company is a provider of integrated telecommunications services to small and medium-sized businesses in Iowa, Illinois, North Dakota, South Dakota, Minnesota, Wisconsin, Indiana, Colorado and Wyoming and to residential customers in Iowa, Illinois, North Dakota, South Dakota, Wisconsin and Colorado. The Company derives its telecommunications revenue from (i) the sale of "bundled" local, long distance and other telecommunications services to end users, (ii) telecommunications network maintenance services and telephone equipment sales, service and installation, (iii) special access, private line and data services, (iv) the sale of advertising space in telephone directories,
(v) local exchange services through the operation of an independent local exchange company, Illinois Consolidated Telephone Company ("ICTC"), acquired as part of the CCI Acquisition (as defined herein), (vi) telemarketing services and (vii) other telecommunications services, including cellular, operator, payphone and paging services. As of March 31, 1998, the Company served approximately 182,800 telecommunications customers in 259 cities and towns.

  The Company offers "one-stop" integrated telecommunications services, including local, long distance, voice mail, paging and Internet access services, tailored to the customer's specific needs. For business customers, this approach simplifies telecommunications procurement and management and makes available customized services, such as competitive long distance pricing and enhanced calling features, that might not otherwise be directly available to such customers on a cost-effective basis. For residential customers, this approach provides integrated local, long distance and other telecommunications services, flat-rate long distance pricing and enhanced calling features as part of the Company's basic PrimeLine(R) residential service. The Company offers a variety of private line and data services to large businesses, institutional customers and interexchange carriers. The Company also sells, installs and services telephone equipment, primarily to business customers in Iowa, Illinois and Minnesota, and provides network maintenance services for the State of Iowa's fiber optic network. In addition, the Company annually publishes over 13 million competitive "white page" and "yellow page" telephone directories in 20 states.

  The Company believes it is the first telecommunications provider in most of its current markets to offer "bundled" local, long distance and other telecommunications services. As a result, the Company believes that it is well-positioned to take advantage of fundamental changes occurring in the telecommunications industry resulting from the Telecommunications Act of 1996 (the "Telecommunications Act") and to challenge incumbent local exchange carriers. In areas other than those served by ICTC (which operates its own lines and switches), the Company provides local service using existing telephone lines and switches or unbundled network elements (lines only) obtained from incumbent local exchange carriers, which allows customers to switch to local service provided by the Company without changing existing telephone numbers. The Company provides long distance services by purchasing bulk capacity from long distance carriers or by using its inter-city fiber optic network. Using the Company's customer focused software, most business customers subscribing to the Company's integrated telecommunications services receive the lowest long distance rate available each month from among pricing plans of AT&T Corp. ("AT&T"), MCI Communications Corporation ("MCI") and Sprint Corporation ("Sprint") that generally are believed to be among the most popular with the Company's business customers, and, in certain cases, rates specifically identified by a business customer and agreed to by the Company. The Company also provides voice mail, paging and Internet access services. In ICTC's service area, which includes 37 central office exchanges in east central Illinois, the Company offers local and long distance service using ICTC's facilities. The Company is currently constructing fiber optic networks in Iowa, Illinois, Wisconsin, South Dakota and North Dakota to carry additional telecommunications services traffic on its own network.

  The Company completed its initial public offering of Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), in June 1996 and completed an additional public offering of Class A Common Stock in November 1996. In addition, the Company completed an offering of $500 million aggregate principal amount at maturity of 10 1/2% Senior Discount Notes due March 1, 2007 (the "1997 Senior Discount Notes") yielding net proceeds of approximately $288.9 million in March 1997 (the "1997 Senior Discount Note Offering"), and completed an additional offering of $225 million principal amount of 9 1/4% Senior Notes due July 15, 2007 (the "1997 Senior Notes") yielding net proceeds of approximately $217.6 million in July 1997 (the "1997 Senior Note Offering").

  Since its initial public offering of Class A Common Stock, the Company has actively pursued its strategy of increasing market penetration and expanding into new markets in the following ways: (i) the Company now offers to residential customers in Iowa, Illinois, North Dakota, South Dakota, Wisconsin and Colorado an integrated package of telecommunications services, marketed under the name PrimeLine(R), that includes local and long distance service, voice mail, paging, Internet access and travel card services; PrimeLine(R) services are expected to be available in other residential markets in the near future; (ii) in July 1996, the Company acquired Ruffalo, Cody & Associates, Inc. ("Ruffalo Cody"), which specializes in direct marketing and telemarketing services, to enhance the Company's marketing of its telecommunications services; (iii) in September 1996, the Company acquired Telecom*USA Publishing Group, Inc. (now known as McLeodUSA Media Group, Inc. ("McLeodUSA Publishing")), which publishes and distributes competitive "white page" and "yellow page" telephone directories in nineteen states in the midwestern and Rocky Mountain regions of the United States, to increase the Company's penetration of its current markets and to accelerate its entry into new markets; (iv) the Company has constructed approximately 3,500 new route miles of fiber optic network at a cost of approximately $95 million; (v) in May, July and September 1997, the Company acquired a total of 27 personal communications services ("PCS") licenses as part of its strategy to increase the range of integrated telecommunications services provided to customers in its target markets; and (vi) in September 1997, the Company acquired Consolidated Communications Inc. ("CCI"), which offers a variety of communications products and services, including local exchange and long distance services and "white page" and "yellow page" telephone directory publishing (the "CCI Acquisition").

  The Company was incorporated as an Iowa corporation on June 6, 1991 and was reincorporated in the State of Delaware on August 1, 1993. The Company's principal executive offices are located at McLeodUSA Technology Park, 6400 C Street, SW, P.O. Box 3177, Cedar Rapids, Iowa 52406-3177, and its phone number is (319) 364-0000.

                               THE EXCHANGE OFFER

The Exchange Offer..........  Up to $300 million principal amount of 1998
                              Exchange Notes are being offered in exchange for a like aggregate principal amount of 1998 Senior Notes. 1998 Senior Notes may be tendered for exchange in whole or in part in integral multiples of $1,000 principal amount. The Company is making the Exchange Offer in order to satisfy its obligations under the Registration Agreement relating to the 1998 Senior Notes. For a description of the procedures for tendering 1998 Senior Notes, see "The Exchange Offer--Procedures for Tendering 1998 Senior Notes."

Expiration Date.............  5:00 p.m., New York City time, on      , 1998
                              unless the Exchange Offer is extended by the Company (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). See "The Exchange
                              Offer--Expiration Date; Extensions; Amendments."

Conditions to the Exchange    The Exchange Offer is subject to certain
Offer.......................  conditions, which may be waived by the Company in its sole discretion. The Exchange Offer is not conditioned upon any minimum principal amount of 1998 Senior Notes being tendered. See "The
                              Exchange Offer--Conditions to the Exchange
                              Offer."

                              The Company reserves the right in its sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the 1998 Senior Notes, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all 1998 Senior Notes tendered pursuant to the Exchange Offer, subject, however, to the right of holders of 1998 Senior Notes to withdraw their tendered 1998 Senior Notes and
                              (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer--Expiration Date; Extensions; Amendments."

Withdrawal Rights...........  Tenders of 1998 Senior Notes may be withdrawn at any time prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent (as defined herein) in conformity with certain procedures as set forth below under "The Exchange Offer--Withdrawal Rights."

Procedures for Tendering
1998 Senior Notes...........
                              Tendering holders of 1998 Senior Notes must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile transmission or hand delivery, together with any other required documents, to the Exchange Agent, either with the 1998 Senior Notes to be tendered or in compliance with the specified procedures for guaranteed delivery of 1998 Senior Notes. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of 1998 Senior Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender 1998 Senior Notes pursuant to the Exchange Offer. See "The Exchange Offer-- Procedures for Tendering 1998 Senior Notes."

                              Letters of Transmittal and certificates
                              representing 1998 Senior Notes should not be sent to the Company. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Exchange Agent. See "The Exchange Offer--Exchange Agent."

Resales of 1998 Exchange      Based on interpretations by the staff of the
Notes.......................  Commission, as set forth in no-action letters issued to third parties unrelated to the Company, the Company believes that holders of 1998 Senior
                              Notes (other than any holder that is (i) a broker-dealer that acquired 1998 Senior Notes as a result of market-making or other trading activities or (ii) a broker-dealer that acquired
                              1998 Senior Notes directly from the Company for resale pursuant to Rule 144A or another available exemption under the Securities Act) who exchange their 1998 Senior Notes for 1998 Exchange Notes pursuant to the Exchange Offer may offer for resale, resell and otherwise transfer such 1998
                              Exchange Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such 1998
                              Exchange Notes are acquired in the ordinary course of such holders' business, such holders have no arrangement or understanding with any person to participate in the distribution of such 1998 Exchange Notes and such holders are not "affiliates" of the Company (within the meaning of Rule 405 under the Securities Act). However, the staff of the Commission has not considered the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer.
                              Each broker-dealer that receives 1998 Exchange
                              Notes for its own account in exchange for 1998
                              Senior Notes pursuant to the Exchange Offer, where such 1998 Senior Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such 1998 Exchange Notes. See
                              "Plan of Distribution."

Exchange Agent..............  The exchange agent with respect to the Exchange
                              Offer is United States Trust Company of New York (the "Exchange Agent"). The address, telephone number and facsimile number of the Exchange Agent are set forth in "The Exchange Offer--Exchange Agent" and in the Letter of Transmittal.


Use of Proceeds.............  The Company will not receive any cash proceeds from the issuance of the 1998 Exchange Notes offered hereby. See "Use of Proceeds."

Certain United States
Federal Income Tax
Consequences................  The exchange of the 1998 Exchange Notes for the
                              1998 Senior Notes will not be a taxable exchange for federal income tax purposes, and holders of 1998 Senior Notes should not recognize any taxable gain or loss or any interest income as a result of such exchange. See "The Exchange Offer--Certain United States Federal Income Tax Consequences."



                            THE 1998 EXCHANGE NOTES

Securities Offered..........  $300 million principal amount of 8 3/8% Senior
                              Notes due March 15, 2008. The terms of the 1998 Exchange Notes are identical in all material respects to the terms of the 1998 Senior Notes, except that (i) the 1998 Exchange Notes have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the 1998 Senior Notes and
                              (ii) holders of the 1998 Exchange Notes will not be entitled to certain rights of holders of the 1998 Senior Notes under the Registration Agreement. The 1998 Exchange Notes evidence the same debt as the 1998 Senior Notes and will be issued pursuant to and entitled to the benefits of the 1998 Senior Note Indenture.

Interest....................  Interest on the 1998 Exchange Notes will accrue at the rate of 8 3/8% per annum and will be payable in cash semi-annually in arrears on March 15 and September 15, commencing September 15, 1998.

Ranking.....................  The 1998 Exchange Notes will rank pari passu in right of payment with the 1997 Senior Discount Notes, the 1997 Senior Notes, the 1998 Senior Notes and all other existing and future senior unsecured indebtedness of the Company and will rank senior in right of payment to all existing and future subordinated indebtedness of the Company. As of March 31, 1998, the Company had no outstanding subordinated indebtedness and, other than the 1997 Senior Discount Notes, the 1997 Senior Notes and the 1998 Senior Notes, had no outstanding indebtedness that would rank pari passu with the 1998 Exchange Notes. The 1998 Exchange Notes will not be secured by any assets and will be effectively subordinated to any existing and future secured indebtedness of the Company and its subsidiaries, including any Senior Credit Facility (as defined herein) or Qualified Receivable Facility (as defined herein), to the extent of the value of the assets securing such indebtedness. The 1998 Exchange Notes also will be effectively subordinated to all existing and future third-party indebtedness (including any Senior Credit Facility or any applicable Qualified Receivable Facility) and other liabilities of the Company's subsidiaries (including trade payables). See "Description of the 1998 Exchange Notes--General."

Optional Redemption.........  The 1998 Exchange Notes will be subject to redemption at the option of the Company, in whole or in part, at any time on or after

                              March 15, 2003 at the redemption prices set forth herein, plus accrued and unpaid interest thereon (if any) to the date of redemption. In addition, in the event of a sale by the Company of its Common Stock (as defined herein) in a Strategic Equity Investment on or before March 15, 2001, the Company may, at its option, use all or a portion of the net proceeds from such sale to redeem up to 33 1/3% of the originally issued principal amount of the 1998 Notes at a redemption price equal to 108.375% of the principal amount of the 1998 Notes plus accrued and unpaid interest thereon (if any) to but excluding the redemption date; provided that at least 66 2/3% of the originally issued principal amount of the 1998 Notes would remain outstanding immediately after giving effect to such redemption. See "Description of the 1998 Exchange Notes--Optional Redemption."

Change of Control...........  Upon the occurrence of a Change of Control, each holder of 1998 Exchange Notes shall have the right to require the Company to repurchase all or any part of such holder's 1998 Exchange Notes at a purchase price equal to 101% of the principal amount of the 1998 Exchange Notes tendered by such holder plus accrued and unpaid interest, if any, to any Change of Control Payment Date (as defined herein). There can be no assurance that the Company will have the financial resources necessary to repurchase the 1998 Exchange Notes upon a Change of Control. See "Description of the 1998 Exchange Notes--Repurchase at the Option of Holders upon a Change of Control."

Certain Covenants...........  The 1998 Senior Note Indenture contains certain covenants which, among other things, restrict the ability of the Company and certain of its subsidiaries to incur additional indebtedness, pay dividends or make distributions in respect of the Company's or such subsidiaries' capital stock, make other restricted payments, enter into sale and leaseback transactions, create liens, enter into transactions with affiliates or related persons, sell assets, or consolidate, merge or sell all or substantially all of their assets. These covenants are subject to important exceptions and qualifications. See "Description of the 1998 Exchange Notes--Certain Covenants."

                                  RISK FACTORS

  HOLDERS OF THE 1998 SENIOR NOTES SHOULD CONSIDER CAREFULLY CERTAIN FACTORS SET FORTH UNDER THE CAPTION "RISK FACTORS" BEFORE TENDERING 1998 SENIOR NOTES FOR 1998 EXCHANGE NOTES. SEE "RISK FACTORS."

               SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

  The following table sets forth selected consolidated financial and operating data of the Company and should be read in conjunction with and is qualified by reference to "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Consolidated Financial Statements of the Company, the notes thereto and the other financial data contained elsewhere, or incorporated by reference, in this Prospectus.

                                      YEAR ENDED DECEMBER 31,                THREE MONTHS ENDED MARCH 31,
                          ----------------------------------------------- -----------------------------------
                                                               PRO FORMA                           PRO FORMA
                          1995(1)(2) 1996(1)(3) 1997(1)(4)(5) 1997(6)(7)  1997(1)(8)    1998(9)   1998(7)(10)
                          ---------- ---------- ------------- ----------- ----------- ----------- -----------
                                                              (UNAUDITED) (UNAUDITED) (UNAUDITED) (UNAUDITED)
OPERATIONS STATEMENT
 DATA:
 Revenue................   $ 28,998   $ 81,323    $267,886     $ 462,191   $ 35,747    $134,331    $134,331
                           --------   --------    --------     ---------   --------    --------    --------
 Operating expenses:
 Cost of service........     19,667     52,624     155,430       255,794     20,238      75,045      75,045
 Selling, general and
  administrative........     18,054     46,044     143,918       208,981     24,947      58,768      58,768
 Depreciation and
  amortization..........      1,835      8,485      33,275        61,916      4,122      19,431      19,431
 Other..................        --       2,380       4,632        10,191      1,608       1,900       1,900
                           --------   --------    --------     ---------   --------    --------    --------
 Total operating
  expenses..............     39,556    109,533     337,255       536,882     50,915     155,144     155,144
                           --------   --------    --------     ---------   --------    --------    --------
 Operating loss.........    (10,558)   (28,210)    (69,369)      (74,691)   (15,168)    (20,813)    (20,813)
 Interest income
  (expense), net........       (771)     5,369     (11,967)      (34,265)     1,806     (10,141)    (12,476)
 Other income...........        --         495       1,426         2,508          7         687         687
 Income taxes...........        --         --          --            --         --          --          --
                           --------   --------    --------     ---------   --------    --------    --------
 Net loss...............   $(11,329)  $(22,346)   $(79,910)    $(106,448)  $(13,355)   $(30,267)   $(32,602)
                           ========   ========    ========     =========   ========    ========    ========
 Loss per common share..   $   (.40)  $   (.55)   $  (1.45)    $   (1.74)  $  (0.26)   $  (0.49)   $  (0.52)
                           ========   ========    ========     =========   ========    ========    ========
 Weighted average common
  shares outstanding....     28,004     40,506      54,974        61,184     52,327      62,227      62,227
                           ========   ========    ========     =========   ========    ========    ========
 Ratio of earnings to
  fixed charges(11).....        --         --          --            --         --          --          --
                           ========   ========    ========     =========   ========    ========    ========

                                                                      MARCH 31,
                                            DECEMBER 31,                1998
                                 ----------------------------------- -----------
                                                          ACTUAL
                                 1995(1)  1996(1)(12) 1997(1)(5)(13)  ACTUAL(9)
                                 -------  ----------- -------------- -----------
                                                                     (UNAUDITED)
BALANCE SHEET DATA:
 Current assets................. $ 8,507   $224,401     $  517,869   $  762,714
 Working capital (deficit)...... $(1,208)  $185,968     $  378,617   $  624,631
 Property and equipment, net.... $16,119   $ 92,123     $  373,804   $  406,168
 Total assets................... $28,986   $452,994     $1,345,652   $1,634,216
 Long-term debt................. $ 3,600   $  2,573     $  613,384   $  922,449
 Stockholders' equity........... $14,958   $403,429     $  559,379   $  537,722

                                     YEAR ENDED DECEMBER 31,                THREE MONTHS ENDED MARCH 31,
                         ----------------------------------------------- -----------------------------------
                                                              PRO FORMA                           PRO FORMA
                         1995(1)(2) 1996(1)(3) 1997(1)(4)(5) 1997(6)(7)    1997(1)     1998(9)     1998(7)
                         ---------- ---------- ------------- ----------- ----------- ----------- -----------
                                                             (UNAUDITED) (UNAUDITED) (UNAUDITED) (UNAUDITED)
OTHER FINANCIAL DATA:
 Capital expenditures,
  including business
  acquisitions..........  $14,697    $173,782    $601,137     $617,463     $42,876     $47,184     $47,184
 EBITDA(14).............  $(8,723)   $(17,345)   $(31,462)    $ (2,584)    $(9,438)    $   518     $   518

                                                        (Footnotes on next page)

                                                     DECEMBER 31,
                                                 --------------------- MARCH 31,
                                                  1995   1996   1997     1998
                                                 ------ ------ ------- ---------
OTHER OPERATING DATA:
 Local lines.................................... 35,800 65,400 282,600  313,900
 Number of telecommunications customers.........  8,800 17,900 173,200  182,800
 Cities and towns served........................     77    120     227      259
 Route miles....................................    218  2,352   4,908    5,086
 Employees......................................    419  2,077   4,941    4,682

--------
 (1) The acquisitions of MWR Telecom, Inc. ("MWR") (now part of McLeodUSA Network Services, Inc. ("McLeodUSA Network Services")), Ruffalo Cody, McLeodUSA Publishing and CCI in April 1995, July 1996, September 1996 and September 1997, respectively, affect the comparability of the historical data presented to the historical data for prior periods shown.
 (2) Includes operations of MWR from April 29, 1995 to December 31, 1995.
 (3) Includes operations of Ruffalo Cody from July 16, 1996 to December 31, 1996 and operations of McLeodUSA Publishing from September 21, 1996 to December 31, 1996.
 (4) Includes operations of CCI from September 25, 1997 to December 31, 1997.
 (5) Reflects the issuance of the 1997 Senior Discount Notes on March 4, 1997 and the 1997 Senior Notes on July 21, 1997.
 (6) Includes operations of CCI from January 1, 1997 to December 31, 1997 and certain adjustments attributable to the acquisition of CCI by the Company. Also reflects certain adjustments attributable to the 1997 Senior Discount Notes, the 1997 Senior Notes and the 1998 Senior Notes computed as if the 1997 Senior Discount Notes, the 1997 Senior Notes and the 1998 Senior Notes had been issued on January 1, 1997.
 (7) The issuance of the 1997 Senior Discount Notes in March 1997, the issuance of the 1997 Senior Notes in July 1997, the acquisition of CCI in September 1997 and the Offering affect the comparability of the pro forma data presented to the data for prior periods shown.
 (8) Reflects the issuance of the 1997 Senior Discount Notes on March 4, 1997.
 (9) Reflects the issuance of the 1998 Senior Notes on March 16, 1998.
(10) Reflects certain adjustments attributable to the 1998 Senior Notes computed as if the 1998 Senior Notes had been issued on January 1, 1998.
(11) For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of net loss before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on all debt (including capitalized interest), amortization of debt discount and deferred loan costs and the portion of rental expense that is representative of the interest component of rental expense (deemed to be one-third of rental expense which management believes is a reasonable approximation of the interest component). For each of the years ended December 31, 1995, 1996 and 1997, earnings were insufficient to cover fixed charges by $11.4 million, $22.6 million and $84.4 million, respectively. For the three months ended March 31, 1997 and 1998, earnings were insufficient to cover fixed charges by $13.6 million and $32 million, respectively. On a pro forma basis computed as if the CCI Acquisition, the 1997 Senior Discount Notes Offering, the 1997 Senior Notes Offering and the Offering were consummated at the beginning of the period presented, earnings would not have been sufficient to cover fixed charges by $111.7 million and $34.3 million for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively.
(12) Includes Ruffalo Cody and McLeodUSA Publishing, which were acquired by the Company on July 15, 1996 and September 20, 1996, respectively.
(13) Includes CCI, which was acquired by the Company on September 24, 1997.
(14) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. The Company has included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

                                 RISK FACTORS

  In addition to the other information contained in this Prospectus, holders of 1998 Senior Notes should consider carefully the following factors before tendering their 1998 Senior Notes for 1998 Exchange Notes.

LIMITED OPERATING HISTORY; OPERATING LOSSES AND NEGATIVE CASH FLOW FROM OPERATIONS.

  The Company began operations in 1992 and has only a limited operating history upon which to base an evaluation of its performance. As a result of operating expenses and development expenditures, the Company has incurred significant operating and net losses to date. Net losses for 1995, 1996 and 1997 and for the three months ended March 31, 1998 were approximately $11.3 million, $22.3 million, $79.9 million and $30.3 million, respectively. At March 31, 1998, the Company had an accumulated deficit of $158 million. Although its revenue has increased substantially in each of the last three years, the Company also has experienced significant increases in expenses associated with the development and expansion of its fiber optic network and its customer base. The Company expects to incur significant operating losses during the next several years, while it develops its businesses, constructs, installs and expands its fiber optic network and develops and constructs a PCS system. There can be no assurance that the Company will achieve or sustain profitability from operating activities in the future. If the Company cannot achieve operating profitability from operating activities, it may not be able to meet its debt service or working capital requirements, which could have a material adverse effect on the Company. See "--Significant Capital Requirements," "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

SIGNIFICANT CAPITAL REQUIREMENTS.

  Continued expansion of the Company's operations, facilities, network and services will require significant capital expenditures. As of March 31, 1998, the Company estimates that its aggregate capital requirements for the remainder of 1998, 1999 and 2000 will be approximately $850 million. The Company's estimated capital requirements include the estimated cost of (i) developing and constructing its fiber optic network, (ii) market expansion activities, (iii) developing, constructing and operating a PCS system and (iv) completing construction of its new corporate headquarters and associated buildings. These capital requirements are expected to be funded, in large part, out of the approximately $292.6 million in net proceeds from the Offering, the approximately $308 million in net proceeds remaining from the 1997 Senior Discount Note Offering and the 1997 Senior Note Offering, additional debt or equity issuances and lease payments to the Company for portions of the Company's networks.

  The Company may require additional capital in the future for business activities related to those specified above and also for acquisitions, joint ventures and strategic alliances, as well as to fund operating deficits and net losses. These activities could require significant additional capital not included in the foregoing estimated aggregate capital requirements.

  The Company's estimate of its future capital requirements is a "forward-looking statement" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual capital requirements may differ materially as a result of regulatory, technological and competitive developments (including new opportunities) in the Company's industry.

  The Company expects to meet its additional capital needs with the proceeds from credit facilities and other borrowings, and additional debt and equity issuances. As of the date hereof, the Company is negotiating with a major bank to obtain one or more syndicated credit facilities. There can be no assurance, however, that the Company will be successful in obtaining such credit facilities on terms acceptable to the Company or at all, or that the Company will otherwise be successful in producing sufficient cash flows or raising sufficient debt or equity capital to meet its strategic objectives, or that such funds, if available at all, will be available on a timely basis or on terms that are acceptable to the Company. Failure to generate or raise sufficient funds may require the Company to delay or abandon some of its future expansion plans or expenditures, which could have a material adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

UNCERTAINTIES OF EXPANSION.

  The Company is engaged in the expansion and development of its network and services. The expansion and development of its network and services will depend on, among other things, its ability to partition the incumbent local exchange company's central office switch, enter markets, design fiber optic network routes, install facilities, relocate microwave licensees and obtain rights-of-way, building access, antenna sites and any required government authorizations and/or permits, all in a timely manner, at reasonable costs and on satisfactory terms and conditions. Implementation of the Company's current and future expansion plans will also depend on factors such as: (i) the availability of financing and regulatory approvals; (ii) the number of potential customers in a target market; (iii) the existence of strategic alliances or relationships; (iv) technological, regulatory or other developments in the Company's business; (v) changes in the competitive climate in which the Company operates; and (vi) the emergence of future opportunities. There can be no assurance that the Company will be able to expand its existing network or services. Furthermore, the Company's ability to manage its expansion effectively also will require it to continue to implement and improve its operating, financial and accounting systems and to expand, train and manage its employees. The inability to manage its planned expansion effectively could have a material adverse effect on the Company. Finally, if the Company's challenges to the U S WEST Centrex Action (as defined below) fail and no favorable settlement agreement is reached, there could be a material adverse effect on the Company's planned expansions and business prospects.

RISKS ASSOCIATED WITH ACQUISITIONS.

  As part of its business strategy, the Company acquired CCI during 1997 and will continue to evaluate additional strategic acquisitions and alliances principally relating to its current operations. Such transactions commonly involve certain risks including, among others: the difficulty of assimilating the acquired operations and personnel; the potential disruption of the Company's ongoing business; the possible inability of management to maximize the financial and strategic position of the Company through the successful incorporation of acquired assets and rights into the Company's service offerings and the maintenance of uniform standards, controls, procedures and policies; the risks of entering markets in which the Company has little or no direct prior experience; and the potential impairment of relationships with employees or customers as a result of changes in management. The Company may also encounter additional risks in connection with the CCI Acquisition as a result of the size and complexity of CCI's operations. There can be no assurance that the Company will be successful in overcoming these risks or any other problems encountered in connection with the CCI Acquisition or any future transactions. In addition, any such transactions could materially adversely affect the Company's operating results due to dilutive issuances of equity securities, the incurrence of additional debt and the amortization of expenses related to goodwill and other intangible assets, if any.

FAILURE OF U S WEST TO FURNISH CALL DETAIL RECORDS.

  The Company depends on certain call detail records provided by U S WEST Communications, Inc. ("U S WEST") with respect to long distance services, and Ameritech Corporation ("Ameritech") with respect to local and long distance services, in order to verify most of its customers' bills for these services. The Company has in the past experienced certain omissions in the call detail records it receives from U S WEST on a monthly basis. For example, during the period from January 1997 through December 1997, U S WEST failed to furnish, on average, monthly call detail records for approximately 1% of the long distance calls placed by the Company's customers. Thus, the Company was unable to verify with certainty that a given long distance call placed by a customer and known by the Company to have been terminated by the Company's wholesale long distance supplier was, in fact, placed by the customer. Absent such verification, the Company does not bill its customers for the call. These call detail omissions typically occur in connection with new customers of the Company.

  The Company does not believe this impediment to billing certain customers for a small percentage of calls in a given month materially adversely affects its relationships with or contractual obligations to its customers. The failure to bill the customer does have a negative effect on the Company's gross margins, because the Company incurs expenses for calls it does not bill.

  On July 7, 1997, U S WEST and the Company entered into an agreement which requires U S WEST to set "flags" to capture call detail records on 95% of the Company's converted lines within 36 hours of the time the line is converted to the Company's service. In the event that U S WEST fails to meet that standard, U S WEST is required to provide certain credits to the Company. There can be no assurance, however, that U S WEST will not continue to experience difficulties in furnishing complete call detail records to the Company, that the percentage of call detail records not provided to the Company will not increase, or that the resulting negative effect on gross margins will not have a material adverse effect on the Company.

DEPENDENCE ON REGIONAL BELL OPERATING COMPANIES; U S WEST CENTREX ACTION.

  The Company is dependent on the Regional Bell Operating Companies for the provision of most of its local and certain of its long distance services. As of the date hereof, U S WEST and Ameritech are the Company's sole suppliers of access to local central office switches or, in the case of customers served in central Illinois, to local lines. The Company uses such access to partition the local switch or transmit traffic over unbundled local line segments ("loops") and thereby provide local service to its customers.

  The Company purchases access to local switches in the form of a product generally known as "Centrex." Without such access, the Company could not, as of the date hereof, provide bundled local and long distance services to most of its customers, although it could provide stand-alone long distance service. Since the Company believes its ability to offer bundled local and long distance services is critical to its current sales efforts, any successful effort by U S WEST or Ameritech to deny or substantially limit the Company's access to partitioned switches would have a material adverse effect on the Company.

  On February 5, 1996, U S WEST filed tariffs and other notices announcing its intention to limit future Centrex access to its switches by Centrex customers (including the Company) throughout U S WEST's fourteen-state service region, effective February 5, 1996 (the "U S WEST Centrex Action"). Although U S WEST stated that it would "grandfather" existing Centrex agreements with the Company and permit the Company to continue to use U S WEST's central office switches through April 29, 2005, it also indicated that it would not permit the Company to expand to new cities and would severely limit the number of new lines it would permit the Company to partition onto U S WEST's portion of the switches in cities served by the Company.

  The Company has challenged, or is challenging, the U S WEST Centrex Action before the public utilities commissions in certain of the states served by U S WEST where the Company is doing business or plans to do business. The Company's challenges to the U S WEST Centrex Action have as of the date hereof been successful in Iowa, Minnesota, South Dakota, North Dakota and Colorado. In Wyoming, state regulators rejected U S WEST's action, but the matter remains pending on appeal. The Company has, however, been unsuccessful in its challenges to the U S WEST Centrex Action in Nebraska and Idaho. In Nebraska, the Company and other parties have appealed the order of the Nebraska Public Service Commission rejecting complaints objecting to the U S WEST Centrex Action. The appeal remains pending before the Nebraska Supreme Court. In Utah, the Company has requested that the Utah Public Utilities Commission reconsider its order imposing temporary restrictions on Centrex resale. As of the date hereof, the Company's request remains pending before the Utah Public Utilities Commission.

  In addition to the U S WEST Centrex Action, U S WEST has taken other measures that may impede the Company's ability to use Centrex service to provide its competitive local exchange services. For example, in January 1997, U S WEST proposed to implement certain interconnection surcharges in several of the states in its service region. On February 20, 1997, the Company and several other parties filed a petition with the Federal Communications Commission (the "FCC") objecting to U S WEST's proposal. The petition was based on Section 252(d) of the Telecommunications Act, which governs the pricing of interconnection and network elements. The Company believes that U S WEST's proposal is an unlawful attempt to recover costs associated with the upgrading of U S WEST's network, in violation of Section 252 of the Telecommunications Act. U S WEST filed an opposition to the Company's petition with the FCC on March 3, 1997. The matter remains pending before the FCC and various state public utilities commissions.

  There can be no assurance that the Company will ultimately succeed in its legal challenges to the U S WEST Centrex Action or other actions by U S WEST that have the effect of preventing or deterring the Company from using Centrex service, or that these actions by U S WEST, or similar actions by other Regional Bell Operating Companies, will not have a material adverse effect on the Company. In any jurisdiction where U S WEST prevails, the Company's ability to offer integrated telecommunications services would be impaired, which could have a material adverse effect on the Company.

  The Company also anticipates that U S WEST will pursue various legislative initiatives in states within the Company's target market area in an effort to reduce state regulatory oversight over its rates and operations. There can be no assurance that U S WEST will not succeed in such efforts or that any such state legislative initiatives, if adopted, will not have a material adverse effect on the Company.

REFUSAL OF U S WEST TO IMPROVE ITS PROCESSING OF SERVICE ORDERS.

  As a result of its significant use of the Centrex product to serve its customers in U S WEST's service territories, the Company depends upon U S WEST to process service orders placed by the Company to transfer new customers to the Company's local service. The Company has had substantial difficulty in obtaining timely and accurate processing of its orders by U S WEST. On July 12, 1996, the Company filed a complaint with the Iowa Utilities Board against U S WEST in connection with such actions. In an order issued on October 10, 1996, the Iowa Utilities Board determined that U S WEST's limitation on the processing of the Company's service orders constituted an unlawful discriminatory practice under Iowa law. On February 14, 1997, the Iowa Utilities Board further clarified that U S WEST must eliminate numerical limitations on the Company's residential and business orders. U S WEST has subsequently agreed to process the Company's service orders within a standard five-day period. There can be no assurance, however, that the decision of, or any further action by, the Iowa Utilities Board will adequately resolve the service order problems or that such problems will not impair the Company's ability to expand or to attract new customers, which could have a material adverse effect on the Company.

SUBORDINATION OF 1998 NOTES; HOLDING COMPANY STRUCTURE.

  The Company is a holding company that derives all of its operating income from its subsidiaries. The holders of the 1998 Exchange Notes will have no direct claim against the subsidiaries for payment under the 1998 Exchange Notes. The Company must rely on dividends and other payments from its subsidiaries or must raise funds in a public or private equity or debt offering or sell assets to generate the funds necessary to meet its obligations, including the payment of principal and interest on the 1998 Senior Notes and the 1998 Exchange Notes. There can be no assurance that the Company would be able to obtain such funds on acceptable terms or at all. The 1998 Senior Note Indenture contains covenants that restrict the ability of the Company's subsidiaries to enter into any agreement limiting certain distributions and transfers, including dividends, to the Company.

  The 1998 Exchange Notes are effectively subordinated in right of payment to all existing and future indebtedness and liabilities of the Company's subsidiaries. As of March 31, 1998, the total liabilities of the Company's subsidiaries (after the elimination of loans and advances by the Company to its subsidiaries) were approximately $223 million. In addition, the indenture governing the 1997 Senior Discount Notes (the "1997 Senior Discount Note Indenture"), the indenture governing the 1997 Senior Notes (the "1997 Senior
Note Indenture") and the 1998 Senior Note Indenture (collectively, the "Indentures") permit the Company and its subsidiaries to incur additional indebtedness. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Company's subsidiaries, the holders of any indebtedness of the Company's subsidiaries will be entitled to payment thereof from the assets of such subsidiaries prior to the holders of any general unsecured obligation of the Company, including the 1998 Senior Notes and the 1998 Exchange Notes. See "Description of the 1998 Exchange Notes--Certain Covenants--Limitation on Consolidated Indebtedness" and "Other Indebtedness."

  The 1998 Exchange Notes also are unsecured and will be effectively subordinated to any secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness. As of March 31, 1998, the total secured indebtedness of the Company and its subsidiaries was approximately $26 million. The Indentures permit the Company and its subsidiaries to incur additional secured indebtedness, including purchase money indebtedness in unlimited amounts, and indebtedness of up to $250 million pursuant to one or more credit facilities. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Company, the holders of any secured indebtedness will be entitled to proceed against the collateral that secures such indebtedness and such collateral will not be available for satisfaction of any amounts owed under the 1998 Exchange Notes. See "Description of the 1998 Exchange Notes--Certain Covenants--Limitation on Consolidated Indebtedness" and "Other Indebtedness."

PCS SYSTEM IMPLEMENTATION RISKS.

  The Company's proposed investment in the ownership, development, construction and operation of a PCS system involves a high degree of risk and substantial expenditures. There can be no assurance that the Company will succeed in developing a PCS system or that, after expending substantial amounts to develop such a system, the Company will achieve or sustain profitability or positive cash flows from PCS operations. The ownership, development, construction and operation of a PCS system could have a material adverse effect on the Company.

  In the absence of FCC mandated technology protocols, the Company will be required to choose from among several competing and potentially incompatible digital protocol technologies in order to build and operate a PCS system. The selection of a particular digital protocol technology could adversely affect the ability of the Company to successfully offer PCS service.

  The Company does not own or operate any facilities for providing wireless telecommunication services to the public. The successful implementation of a PCS system will require the Company to, among other things, lease or acquire sites for base stations, construct the base stations, install the necessary equipment and conduct system testing. The Company believes that the successful implementation of a PCS system will also require that the Company enter into "roaming" arrangements with PCS operators in other markets to enable future subscribers to the Company's proposed PCS services to receive seamless call transmission and reception throughout the United States. While the Company continues to explore possible roaming arrangements, the Company cannot predict when, or whether, it will be able to enter into any such arrangement with other PCS operators. Each stage of implementing PCS service involves various risks and contingencies, many of which are not within the Company's control. In the event the Company encounters delays or other problems, the Company's plans for providing PCS services could be adversely affected.

  The Company's success in the implementation and operation of a PCS system also is subject to other factors beyond the Company's control. These factors include, without limitation, (i) changes in general and local economic conditions, (ii) availability of equipment necessary to operate the PCS system, (iii) changes in communications service rates charged by others, (iv) changes in the supply and demand for PCS and the commercial viability of PCS systems as a result of competing with wireline and wireless operators in the same geographic area, (v) demographic changes that might negatively affect the potential market for PCS, (vi) changes in the federal, state or local regulatory scheme affecting the operation of PCS systems (including the enactment of new statutes and the promulgation of changes in the interpretation or enforcement of existing or new rules and regulations) and
(vii) changes in PCS or competing wireless technologies that have the potential of rendering obsolete the technology and equipment that the Company intends to use to construct its PCS system. In addition, the extent of the potential demand for PCS cannot be estimated with any degree of certainty and may be less than the Company anticipates. See "--Rapid Technological Changes." There can be no assurance that one or more of these factors will not have a material adverse effect on the Company's ownership, development, construction or operation of a PCS system.

  The Company will be required to abide by various FCC rules governing PCS license holders, such as rules limiting the percentage of the Company's capital stock that may be directly owned or voted by non-U.S. citizens, by a foreign government or by a foreign corporation to 20%, and limiting indirect foreign ownership to 25%, absent waiver by the FCC. Furthermore, certain of the FCC rules require all PCS licensees to meet certain buildout and population coverage requirements. Failure to comply with such requirements could result in the imposition of fines on the Company by the FCC or cause revocation or forfeiture of the Company's PCS licenses, even after the Company has expended substantial amounts to develop a PCS system.

  The ownership, development, construction and operation of a PCS system is expected to impose significant demands on the Company's management, operational and financial resources. There can be no assurance that the Company will be able to successfully manage the implementation and operation of a PCS system. Any failure to effectively manage the implementation and operation of any future PCS system (including deploying adequate systems, procedures and controls in a timely manner) could have a material adverse effect on the Company.

RELOCATION OF FIXED MICROWAVE LICENSEES.

  Following the grant of a PCS license, existing licensees that operate certain fixed microwave systems within the PCS license area retain the right to continue to operate their systems until 2005. To secure a sufficient amount of unencumbered spectrum to operate a PCS system efficiently, the Company may need to relocate many of these incumbent licensees. In an effort to balance the competing interests of existing microwave users and newly authorized PCS licensees, the FCC has adopted a transition plan to relocate such microwave operators to other spectrum blocks. This transition plan allows most microwave users to operate in the PCS spectrum for a one-year voluntary negotiation period and an additional one-year mandatory negotiation period. For public safety entities dedicating a majority of their system communications for police, fire or emergency medical services operations, the voluntary negotiation period is three years. Parties unable to reach agreement within these time periods may refer the matter to the FCC for resolution, but the incumbent microwave user is permitted to continue its operations until final FCC resolution of the matter. There can be no assurance that the Company will be successful in reaching timely agreements with the existing microwave licensees or that any such agreements will be on terms favorable to the Company. Any delay in the relocation of such licensees may adversely affect the Company's ability to commence timely commercial operation of a PCS system. Furthermore, depending on the terms of such agreements, if any, the Company's ability to operate a PCS system profitably may be adversely affected. In connection with its proposed PCS system, the Company estimates that it may be required to relocate approximately 50 microwave links operated by approximately 19 different microwave licensees.

DEPENDENCE ON KEY PERSONNEL.

  The Company's business is dependent upon a small number of key executive officers, particularly Clark E. McLeod, the Company's Chairman and Chief Executive Officer, and Stephen C. Gray, the Company's President and Chief Operating Officer. As of the date hereof, the Company does not have any term employment agreements with these employees. The Company has entered into employment, confidentiality and non-competition agreements with Messrs. McLeod and Gray and certain other key employees of the Company providing for employment by the Company for an indefinite period, subject to termination by either party (with or without cause) on 30 days' prior written notice, and an agreement not to compete with the Company for a period of one or two years, depending on the employee, following termination for cause or voluntary termination of employment.

  There can be no assurance that the employment, confidentiality and non-competition agreements will improve the Company's ability to retain its key managers or employees or that the Company can attract or retain other skilled management personnel in the future. The loss of the services of key personnel, or the inability to attract additional qualified personnel, could have a material adverse effect on the Company.

NEED TO OBTAIN AND MAINTAIN PERMITS AND RIGHTS-OF-WAY.

  In order to develop and construct its network, the Company must obtain authorization to install facilities in the public rights-of-way from state highway authorities, local governments and transit authorities, and in certain instances must also obtain easements from private parties. The Company also enters into agreements to utilize underground conduit and aerial pole space and other rights-of-way and easements from entities such as local exchange carriers, other utilities, railroads, and interexchange carriers. The Company has entered into long-term agreements with its two principal electric utility stockholders, IES Industries, Inc. (collectively with its subsidiaries, "IES") and MidAmerican Energy Holdings Company (collectively with its predecessors and subsidiaries "MidAmerican"), pursuant to which the Company generally has access to the electric utilities' rights-of-way and poles, primarily located in Iowa and Illinois, for so long as the utilities maintain their franchises to provide electrical services in a given locality. The Company has entered into similar long-term agreements with Wisconsin Power and Light Company for access to rights-of-way and poles primarily located in Wisconsin and with Illinois Power Company ("Illinois Power") and Illinois Central Railroad Corporation ("Illinois Central Railroad") for access to rights-of-way and poles located in Illinois. In April 1998, IES completed a merger with WPL Holdings, Inc., the parent of Wisconsin Power and Light Company, and with Interstate Power Company. There can be no assurance that Wisconsin Power and Light Company, IES (or their successor company), MidAmerican, Illinois Power, Illinois Central Railroad or the Company will be able to maintain existing franchises, permits and rights-of-way or that the Company will be able to obtain and maintain any other franchises, permits and rights-of-way needed to implement its business plan on acceptable terms. Although the Company believes that its existing arrangements will not be canceled and will be renewed as needed in the near future, if any of the existing franchises, license agreements or rights-of-way were terminated or not renewed and the Company were forced to remove its facilities, such cancellation or non-renewal of certain of such arrangements could have a material adverse effect on the Company.

RAPID TECHNOLOGICAL CHANGES.

  The telecommunications industry is subject to rapid and significant changes in technology. While the Company believes that for the foreseeable future these changes will neither materially adversely affect the continued use of its fiber optic telecommunications network nor materially hinder the Company's ability to acquire necessary technologies, the effect of technological changes on the business of the Company, such as changes relating to emerging wireline (including fiber optic) and wireless (including broadband) transmission technologies, and use of the Internet for traditional voice data or broadband communications, cannot be predicted. There can be no assurance that technological developments in telecommunications will not have a material adverse effect on the Company.

VARIABILITY OF OPERATING RESULTS.

  As a result of the significant expenses associated with the construction and expansion of its network and services, including, without limitation, the acquisition of PCS licenses and the development, construction and operation of a PCS system, the Company anticipates that its operating results could vary significantly from period to period. Such variability could have a material adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

CONTROL OF THE COMPANY; CONFLICTS OF INTEREST.

  As of March 31, 1998, IES, MidAmerican, Richard A. Lumpkin, certain members of his family and various trusts for the benefit thereof, and Clark and Mary McLeod owned, directly or indirectly, in the aggregate approximately 55% of the outstanding Class A Common Stock and voting power of the Company. Accordingly, such stockholders collectively are able to control the management policy of the Company and all fundamental corporate actions, including mergers, substantial acquisitions and dispositions, and election of the Board of Directors of the Company (the "Board"). IES, MidAmerican, Richard A. Lumpkin, certain members of his family and various trusts for the benefit thereof, and Mr. and Mrs. McLeod have entered into a voting agreement with respect to the election of directors and other matters. The Amended and Restated Certificate of Incorporation of the Company contains provisions that may make it more difficult to effect a hostile takeover of the Company or to remove members of the Board.

  Certain decisions concerning the operations or financial structure of the Company may present conflicts of interest between the Company's stockholders and the holders of the 1998 Exchange Notes. For example, if the Company encounters financial difficulties or is unable to pay its debts as they mature, the interests of the Company's stockholders might conflict with those of the holders of the 1998 Exchange Notes. In addition, the Company's stockholders may have an interest in pursuing acquisitions, divestitures, financings or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risk to the holders of the 1998 Exchange Notes. Because certain significant stockholders of the Company are able to control the management policy of the Company and all fundamental corporate actions, any such conflict of interest may be resolved in favor of the Company's stockholders to the detriment of the holders of the 1998 Exchange Notes.

INCREASED LEVERAGE; RESTRICTIVE COVENANTS.

  As of March 31, 1998, the Company's total amount of indebtedness outstanding was $931.4 million and the Company had stockholder's equity of $537.7 million. The level of the Company's indebtedness could adversely affect the Company in a number of ways, including the following: (i) the ability of the Company to obtain any necessary financing in the future for working capital, capital expenditures, debt service requirements or other purposes may be limited; (ii) the Company's level of indebtedness could limit its flexibility in planning for, or reacting to, changes in its business; (iii) the Company may be more highly leveraged than some of its competitors, which may place it at a competitive disadvantage; and (iv) the Company's degree of indebtedness may make it more vulnerable to a downturn in its business or in the economy generally.

  The Indentures impose operating and financial restrictions on the Company and its subsidiaries. These restrictions affect, and in certain cases significantly limit or prohibit, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, pay dividends or make distributions in respect of the Company's or such subsidiaries' capital stock, make other restricted payments, enter into sale and leaseback transactions, create liens upon assets, enter into transactions with affiliates or related persons, sell assets, or consolidate, merge or sell all or substantially all of their assets. See "Description of the 1998 Exchange Notes." There can be no assurance that such covenants will not adversely affect the Company's ability to finance its future operations or capital needs or to engage in other business activities that may be in the interest of the Company.

ABSENCE OF PUBLIC MARKET.

  The 1998 Senior Notes have been designated for trading by qualified buyers in the PORTAL Market. The 1998 Senior Notes have not been registered under the Securities Act, however, and will continue to be subject to restrictions on transferability to the extent that they are not exchanged for 1998 Exchange Notes. Furthermore, the Exchange Offer will not be conditioned upon any minimum or maximum principal amount of 1998 Senior Notes being tendered for exchange. No assurance can be given as to the liquidity of the trading market of the 1998 Senior Notes following the Exchange Offer.

  Although the 1998 Exchange Notes will generally be permitted to be resold or otherwise transferred by the holders thereof (other than any holder that is (i) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, (ii) a broker-dealer that acquired 1998 Senior Notes as a result of market-making or other trading activities, or (iii) a broker-dealer that acquired 1998 Senior Notes directly from the Company for resale pursuant to Rule 144A or another available exemption under the Securities Act) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities for which there is currently no established trading market. If the 1998 Exchange Notes are traded after their initial issuance, they may trade at a discount, depending upon prevailing interest rates, the market for similar securities, the financial condition of the Company and other factors beyond the control of the Company, including general economic conditions. The Company does not intend to apply for a listing or quotation of the 1998 Exchange Notes. The Initial Purchasers have informed the Company that they currently intend to make a market in the 1998 Exchange Notes. However, the Initial Purchasers are not obligated to do so, and any such market-making may be discontinued at any time without notice. No assurance can be given as to the development or liquidity of any trading market for the 1998 Exchange Notes following the Exchange Offer.

  Notwithstanding the registration of the 1998 Exchange Notes in the Exchange Offer, holders who are "affiliates" of the Company (within the meaning of Rule 405 under the Securities Act) may publicly offer for sale or resell the 1998 Exchange Notes only in compliance with the provisions of Rule 144 under the Securities Act or any other available exemptions under the Securities Act.

  Each broker-dealer that receives 1998 Exchange Notes for its own account in exchange for 1998 Senior Notes pursuant to the Exchange Offer, where such 1998 Senior Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such 1998 Exchange Notes. See "Plan of Distribution."

WIRELINE COMPETITION.

  The telecommunications industry is highly competitive. The Company faces intense competition from local exchange carriers, including the Regional Bell Operating Companies (primarily U S WEST and Ameritech) and the General Telephone Operating Companies, which currently dominate their respective local telecommunications markets. The Company also competes with long distance carriers in the provision of long distance services. The long distance market is dominated by four major competitors, AT&T, MCI, Sprint and WorldCom, Inc. ("WorldCom"). Hundreds of other companies also compete in the long distance marketplace. Other competitors of the Company may include cable television companies, competitive access providers, microwave and satellite carriers, wireless telecommunications providers, teleports and private networks owned by large end-users. In addition, the Company competes with the Regional Bell Operating Companies and other local exchange carriers, numerous direct marketers and telemarketers, equipment vendors and installers, and telecommunications management companies with respect to certain portions of its business. Many of the Company's existing and potential competitors have financial and other resources far greater than those of the Company.

  In addition, a continuing trend toward business combinations and strategic alliances in the telecommunications industry may strengthen competitors. For example, WorldCom acquired MFS Communications Company, Inc., a competitive access provider, in December 1996 and Brooks Fiber Properties, Inc. in January 1998. In late 1997, MCI and WorldCom announced an agreement to merge. In January 1998, AT&T announced an agreement to acquire Teleport Communications Group Inc. and, in May 1998, SBC Communications Inc. and Ameritech, two Regional Bell Operating Companies, announced an agreement to merge. Also, on May 6, 1998, U S WEST announced that it had entered into a marketing arrangement with Qwest Communications International Inc. ("Qwest"). The Company believes that the arrangement constitutes the provision of long distance services by U S WEST in contravention of the Telecommunications Act. On May 13, 1998, the Company, along with other competitive local service providers and interexchange carriers, filed an action in the United States District Court for the Western District of Washington seeking, among other things, a declaratory ruling that U S WEST is providing long distance services in violation of the Telecommunications Act, a preliminary and final injunction prohibiting U S WEST from marketing in its region the long distance services of Qwest or any other long distance carrier, money damages, attorneys' fees and other relief. The ability of these or other competitors of the Company to enter into strategic alliances could put the Company at a significant disadvantage.

  The Company may, in the future, face competition in the markets in which it operates from one or more competitive access providers operating fiber optic networks, in many cases in conjunction with the local cable television operator. Each of AT&T, MCI and Sprint has indicated its intention to offer local telecommunications services, either directly or in conjunction with other competitive access providers or cable television operators. Like the Company, a number of companies, including MCI and AT&T, currently hold certificates of public convenience and necessity to offer local and long distance service in Iowa, Illinois and certain other states within the Company's target markets. There can be no assurance that these firms, and others, will not enter the small and mid-sized markets where the Company focuses its sales efforts.

  The Company is largely dependent on incumbent local exchange carriers to provide access service for the origination and termination of its toll long distance traffic and interexchange private lines. Historically, charges for such access service have made up a significant percentage of the overall cost of providing long distance service. On May 7, 1997, the FCC adopted changes to its interstate access rules that, among other things, will reduce per-minute access charges and substitute new per-line flat rate monthly charges. The FCC also approved reductions in overall access rates, and established new rules to recover subsidies to support universal service and other public policies. The impact of these changes on the Company or its competitors is not yet clear. The Company could be adversely affected if it does not experience access cost reductions proportionally equivalent to those of its competitors. Insofar as new Internet-based competitors continue to be exempt from these charges, they could enjoy a significant cost advantage in this area.

  The Company also generally will be dependent on incumbent local exchange carriers for provision of local telephone service through access to local loops, termination service and, in some markets, central office switches of such carriers. In addition, the Company intends to obtain the local telephone services of the incumbent local exchange carriers on a wholesale basis and resell that service to end users. Any successful effort by the incumbent local exchange carriers to deny or substantially limit the Company's access to the incumbent local exchange carrier's network elements or wholesale services would impair the Company's ability to provide local telephone services, which could have a material adverse effect on the Company. Although the Telecommunications Act imposes interconnection obligations on incumbent local exchange carriers, there can be no assurance that the Company will be able to obtain access to such network elements or services at rates, and on terms and conditions, that permit the Company to offer local services at rates that are both profitable and competitive.

  The Company's plans to provide additional local switched services are dependent upon obtaining favorable interconnection agreements with local exchange carriers. In August 1996, the FCC released a decision implementing the interconnection portions of the Telecommunications Act (the "Interconnection Decision"). Certain provisions of the Interconnection Decision have been vacated by July and October 1997 decisions of the U.S. Eighth Circuit Court of Appeals (the "Eighth Circuit"), which may limit or delay the development of competition in the local exchange switched services market. The U.S. Supreme Court has granted certiorari on this matter and is scheduled to review the decisions of the Eighth Circuit during the 1998 term. There can be no assurance that the Company will be able to obtain interconnection agreements on terms acceptable to the Company.

  The Telecommunications Act provides the incumbent local exchange carriers with new competitive opportunities. For example, under the Telecommunications Act, the Regional Bell Operating Companies will, upon the satisfaction of certain conditions, be able to offer interLATA long distance services to local telephone services customers in their respective regions. The Regional Bell Operating Companies are actively engaged in a process at the FCC by which they are seeking to satisfy those conditions. Although the FCC has rejected the first applications from Regional Bell Operating Companies for interLATA authority, additional applications are expected to be filed and other matters are on review in the courts. Separately, on December 31, 1997, the U.S. District Court for the Northern District of Texas (the "District Court") ruled that certain of these conditions to the offering of long distance service by the Regional Bell Operating Companies under the Telecommunications Act were unconstitutional. The District Court stayed its own decision pending an appeal to the U.S. Fifth Circuit Court of Appeals. The District Court's decision, if upheld on appeal, would permit the Regional Bell Operating

Companies to offer long distance service within the regions in which they also provide local exchange service without first having to demonstrate that they have opened their local market to competitors. Such premature Regional Bell Operating Company entry into the interLATA long distance market could have a material adverse effect on the Company. The Company believes that it has certain advantages over these companies in providing its telecommunications services, including management's prior experience in the competitive telecommunications industry and the Company's emphasis on marketing (primarily using a direct sales force for sales to business customers and telemarketing for sales to residential customers) and on responsive customer service. However, there can be no assurance that this increased competition will not have a material adverse effect on the Company.

  Competition for local and access telecommunications services is based principally on price, quality, network reliability, customer service and service features. The Company believes that its management expertise allows it to compete effectively with the incumbent local exchange carriers. The Company generally offers its business customers local exchange services at prices that are substantially similar to the established retail local exchange carrier rates for basic business service, while generally providing enhanced calling features and a higher level of customer service. Long distance rates for a majority of business customers are determined each month by using the Company's sophisticated customer focused software to calculate the lowest long distance rate available from among pricing plans of AT&T, MCI and Sprint that are generally believed to be most popular with the Company's business customers, and in certain cases, comparable rates specifically identified by a customer and agreed to by the Company. The Company offers other long distance rates to certain business customers based on the customer's particular needs. Residential customers currently subscribing to the Company's integrated telecommunications services generally receive local service prices that are substantially similar to the published retail local exchange rates for basic service provided by the incumbent local exchange carrier. Residential customers generally receive flat-rate long distance pricing. The Company's fiber optic networks will provide both diverse access routing and redundant electronics, which design features are not widely deployed by the local exchange carriers' networks. However, if the incumbent local exchange carriers, particularly the Regional Bell Operating Companies, charge alternative providers such as the Company unreasonably high fees for interconnection to the local exchange carriers' networks, significantly lower their rates for access and private line services or offer significant volume and term discount pricing options to their customers, the Company could be at a significant competitive disadvantage. See "--Regulation."

WIRELESS COMPETITION.

  The wireless telecommunications industry is experiencing significant technological change, as evidenced by the increasing pace of improvements in the capacity and quality of digital technology, shorter cycles for new products and enhancements, and changes in consumer preferences and expectations. The Company believes that the market for wireless telecommunications services is likely to expand significantly as equipment costs and service rates continue to decline, equipment becomes more convenient and functional, and wireless services become more diverse. The Company also believes that providers of wireless services increasingly will offer, in addition to products that supplement a customer's wireline communications (similar to cellular telephone services in use today), wireline replacement products that may result in wireless services becoming the customer's primary mode of communication. Accordingly, the Company expects competition in the wireless telecommunications business to be dynamic and intense as a result of the entrance of new competitors and the development of new technologies, products and services. The Company anticipates that in the future there could potentially be eight wireless competitors in each of its proposed PCS markets: two existing cellular providers, five other PCS providers and Nextel Communications Inc., an ESMR (as defined herein) provider. There are over ten principal cellular providers and over 20 principal PCS licensees in the Company's proposed PCS markets. In addition, the Company could face additional competition from mobile satellite services targeting business customers which are under development.

  Competition with these or other providers of wireless telecommunications services may be intense. Many of the Company's potential wireless competitors have substantially greater financial, technical, marketing, sales, manufacturing and distribution resources than those of the Company and have significantly greater experience than the Company in testing new or improved wireless telecommunications products and services. Some competitors, particularly wireless communications service ("WCS") carriers, are expected to market other services, such as wireless cable television access, with their wireless telecommunications service offerings. The Company does not currently offer wireless cable television access. In addition, several of the Company's potential wireless competitors are operating or planning to operate, through joint ventures and affiliation arrangements, wireless telecommunications systems that encompass most of the United States. There can be no assurance that the Company will be able to compete successfully in this environment or that new technologies and products that are more commercially effective than the Company's technologies and products will not be developed.

REGULATION.

  The Company's services are subject to federal, state and local regulation. The FCC exercises jurisdiction over all facilities of, and services offered by, telecommunications common carriers to the extent those facilities are used to provide, originate or terminate interstate or international communications. State regulatory commissions retain jurisdiction over the same facilities and services to the extent they are used to originate or terminate intrastate common carrier communications. Local governments may require the Company to obtain licenses, permits or franchises regulating use of public rights-of-way necessary to install and operate its networks. In addition, the licensing, construction, operation, sale and interconnection arrangements of wireless telecommunications systems are regulated to varying degrees by the FCC. The construction and operation of wireless systems also may be subject to state and local regulation.

  The Company, through certain of its wholly owned subsidiaries, is also subject to certain federal and state regulatory requirements due to its direct marketing, telemarketing and fund-raising activities, including, in certain states, bonding requirements. There can be no assurance that any failure on the part of these subsidiaries to abide by applicable direct marketing, telemarketing and fund-raising rules would not have a material adverse effect on the Company.

YEAR 2000 DATE CONVERSION.

  The Company is currently working to verify system readiness for the processing of date-sensitive information by the Company's computerized information systems. The Year 2000 problem impacts computer programs and hardware timers using two digits (rather than four) to define the applicable year. Any of the Company's programs that have time-sensitive functions may recognize a date using "00" as the year 1900 rather than 2000, which could result in miscalculations or system failures. The Company is conducting a review of its computer systems and programs to determine which, if any, systems and programs are not capable of recognizing the year 2000 and to verify system readiness for the millennium date change. The Company is in the process of confirming with its key vendors that they will be Year 2000 ready. The total cost of addressing potential problems, which will be expensed as incurred, is not known as of the date hereof. Based on preliminary information, however, such costs are not currently expected to have a material adverse effect on the Company's financial position, results of operations or cash flows in future periods. However, if the Company, its customers or vendors are unable to resolve such processing issues in a timely manner, it could have a material adverse effect on future operations. Accordingly, the Company plans to devote the necessary resources to resolve all significant Year 2000 issues in a timely manner. While the Company's efforts are designed to be successful, because of the complexity of the Year 2000 issues and the interdependence of organizations using computer systems, there can be no assurance that the Company's efforts, or those of a third party with whom the Company interacts, will be satisfactorily completed in a timely fashion.

CONSEQUENCES OF A FAILURE TO EXCHANGE 1998 SENIOR NOTES

  The 1998 Senior Notes have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. 1998 Senior Notes which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of 1998 Senior Notes which remain outstanding will not be entitled to certain rights to have such 1998 Senior Notes registered under the Securities Act. The Company does not intend to register under the Securities Act any 1998 Senior Notes which remain outstanding after consummation of the Exchange Offer. See "The Exchange Offer."

  To the extent that 1998 Senior Notes are tendered and accepted in the Exchange Offer, the principal amount of outstanding 1998 Senior Notes will decrease, which will result in a decrease in the liquidity of the 1998 Senior Notes. Any trading market for 1998 Senior Notes which remain outstanding after the Exchange Offer could be adversely affected.

EXCHANGE OFFER PROCEDURES

  Issuance of the 1998 Exchange Notes in exchange for 1998 Senior Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of (i) such 1998 Senior Notes or a book-entry confirmation of a book-entry transfer of the 1998 Senior Notes into the Exchange Agent's account at the Depository Trust Company ("DTC"), (ii) the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal. Holders of the 1998 Senior Notes desiring to tender such 1998 Senior Notes in exchange for 1998 Exchange Notes should allow sufficient time to ensure timely delivery. The Company and the Exchange Agent are under no duty to give notification of defects or irregularities with respect to the tenders of 1998 Senior Notes for exchange. See "The Exchange Offer."

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  In connection with the sale of the 1998 Senior Notes, the Company entered into the Registration Agreement with the Initial Purchasers, pursuant to which the Company agreed to file and to use its best efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the 1998 Senior Notes for 1998 Exchange Notes with terms identical in all material respects to the terms of the 1998 Senior Notes. A copy of the Registration Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Exchange Offer is being made to satisfy the contractual obligations of the Company under the Registration Agreement.

  By tendering 1998 Senior Notes in exchange for 1998 Exchange Notes, each holder will represent to the Company that: (i) any 1998 Exchange Notes to be received by such holder are being acquired in the ordinary course of such holder's business; (ii) such holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of 1998 Exchange Notes; (iii) such holder is not an "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act), or if such holder is an affiliate, that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; (iv) such holder has full power and authority to tender, exchange, sell, assign and transfer the tendered 1998 Senior Notes, (v) the Company will acquire good, marketable and unencumbered title to the tendered 1998 Senior Notes, free and clear of all liens, restrictions, charges and encumbrances; and (vi) the 1998 Senior Notes tendered for exchange are not subject to any adverse claims or proxies. Each tendering holder also will warrant and agree that such holder will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the 1998 Senior Notes tendered pursuant to the Exchange Offer. Each broker-dealer that receives 1998 Exchange Notes for its own account in exchange for 1998 Senior Notes pursuant to the Exchange Offer, where such 1998 Senior Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such 1998 Exchange Notes. See "Plan of Distribution."

  The Exchange Offer is not being made to, nor will the Company accept tenders for exchange from, holders of 1998 Senior Notes in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

  Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the 1998 Senior Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder, or any participant in DTC whose name appears on a security position listing as a holder of 1998 Senior Notes (which, for purposes of the Exchange Offer, include beneficial interests in the 1998 Senior Notes held by direct or indirect participants in DTC and 1998 Senior Notes held in definitive form).

TERMS OF THE EXCHANGE OFFER

  The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange $1,000 principal amount of 1998 Exchange Notes for each $1,000 principal amount of 1998 Senior Notes properly tendered prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. Holders may tender their 1998 Senior Notes in whole or in part in integral multiples of $1,000 principal amount.

  The form and terms of the 1998 Exchange Notes are the same as the form and terms of the 1998 Senior Notes except that (i) the 1998 Exchange Notes have been registered under the Securities Act and therefore are not subject to certain restrictions on transfer applicable to the 1998 Senior Notes and
(ii) holders of the 1998 Exchange Notes will not be entitled to certain rights of holders of the 1998 Senior Notes under the Registration

Agreement. The 1998 Exchange Notes evidence the same indebtedness as the 1998 Senior Notes (which they replace) and will be issued pursuant to, and entitled to the benefits of, the 1998 Senior Note Indenture.

  The Exchange Offer is not conditioned upon any minimum principal amount of 1998 Senior Notes being tendered for exchange. The Company reserves the right in its sole discretion to purchase or make offers for any 1998 Senior Notes that remain outstanding after the Expiration Date or, as set forth under "-- Conditions to the Exchange Offer," to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase 1998 Senior Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer. As of the date of this Prospectus, $300 million principal amount of 1998 Senior Notes is outstanding.

  Holders of 1998 Senior Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer. 1998 Senior Notes which are not tendered for, or are tendered but not accepted in connection with, the Exchange Offer will remain outstanding. See "Risk Factors--Consequences of a Failure to Exchange 1998 Senior Notes."

  If any tendered 1998 Senior Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted 1998 Senior Notes will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

  Holders who tender 1998 Senior Notes in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of 1998 Senior Notes in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

  THE BOARD OF DIRECTORS OF THE COMPANY MAKES NO RECOMMENDATION TO HOLDERS OF 1998 SENIOR NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR 1998 SENIOR NOTES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF 1998 SENIOR NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF 1998 SENIOR NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" means 5:00 p.m., New York City time, on       ,
1998 unless the Exchange Offer is extended by the Company (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

  The Company expressly reserves the right in its sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the 1998 Senior Notes for exchange, (ii) to terminate the Exchange Offer (whether or not any 1998 Senior Notes have theretofore been accepted for exchange) if the Company determines, in its sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" has occurred or exists or has not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all 1998 Senior Notes tendered pursuant to the Exchange Offer, subject, however, to the right of holders of 1998 Senior Notes to withdraw their tendered 1998 Senior Notes as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, or if the Company waives a material condition of the Exchange Offer, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the 1998 Senior Notes, and the Company will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

  Any such delay in acceptance, termination, extension or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent (any such oral notice to be promptly confirmed in writing) and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company may choose to make any public announcement, and subject to applicable laws, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF 1998 EXCHANGE NOTES

  Upon the terms and subject to the conditions of the Exchange Offer, the Company will exchange, and will issue to the Exchange Agent, 1998 Exchange Notes for 1998 Senior Notes validly tendered and not withdrawn (pursuant to the withdrawal rights described under "--Withdrawal Rights") promptly after the Expiration Date.

  In all cases, delivery of 1998 Exchange Notes in exchange for 1998 Senior Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) 1998 Senior Notes or a book-entry confirmation of a book-entry transfer of 1998 Senior Notes into the Exchange Agent's account at DTC, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal. Accordingly, the delivery of 1998 Exchange Notes might not be made to all tendering holders at the same time, and will depend upon when 1998 Senior Notes, book-entry confirmations with respect to 1998 Senior Notes and other required documents are received by the Exchange Agent.

  The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of 1998 Senior Notes into the Exchange Agent's account at DTC.

  Subject to the terms and conditions of the Exchange Offer, the Company will be deemed to have accepted for exchange, and thereby exchanged, 1998 Senior Notes validly tendered and not withdrawn as, if and when the Company gives oral or written notice to the Exchange Agent (any such oral notice to be promptly confirmed in writing) of the Company's acceptance of such 1998 Senior Notes for exchange pursuant to the Exchange Offer. The Company's acceptance for exchange of 1998 Senior Notes tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions of the Exchange Offer. The Exchange Agent will act as agent for the Company for the purpose of receiving tenders of 1998 Senior Notes, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving 1998 Senior Notes, Letters of Transmittal and related documents and transmitting 1998 Exchange Notes to holders who validly tendered 1998 Senior Notes. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever the acceptance for exchange or the exchange of any 1998 Senior Notes tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's acceptance for exchange of 1998 Senior Notes), or the Company extends the Exchange Offer or is unable to accept for exchange or exchange 1998 Senior Notes tendered pursuant to the Exchange Offer, then, without prejudice to the Company's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and subject to Rule 14e-1(c) under the Exchange Act, retain tendered 1998 Senior Notes and such 1998 Senior Notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

PROCEDURES FOR TENDERING 1998 SENIOR NOTES

  VALID TENDER. Except as set forth below, in order for 1998 Senior Notes to be validly tendered pursuant to the Exchange Offer, either (i) (a) a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the

Exchange Agent at the address set forth under "--Exchange Agent" prior to the Expiration Date and (b) tendered 1998 Senior Notes must be received by the Exchange Agent, or such 1998 Senior Notes must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the Exchange Agent, in each case prior to the Expiration Date, or (ii) the guaranteed delivery procedures set forth below must be complied with.

  If less than all of the 1998 Senior Notes are tendered, a tendering holder should fill in the amount of 1998 Senior Notes being tendered in the appropriate box on the Letter of Transmittal. The entire amount of 1998 Senior Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

  If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act must be submitted.

  Any beneficial owner of 1998 Senior Notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

  THE METHOD OF DELIVERY OF 1998 SENIOR NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY AND PROPER INSURANCE SHOULD BE OBTAINED. NO LETTER OF TRANSMITTAL OR 1998 SENIOR NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR THEM.

  BOOK-ENTRY TRANSFER. The Exchange Agent will make a request to establish an account with respect to the 1998 Senior Notes at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the 1998 Senior Notes by causing DTC to transfer such 1998 Senior Notes into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of 1998 Senior Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "--Exchange Agent" prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

  DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE
AGENT.

  SIGNATURE GUARANTEES. Certificates for 1998 Senior Notes need not be endorsed and signature guarantees on a Letter of Transmittal or a notice of withdrawal, as the case may be, are unnecessary unless (a) a certificate for 1998 Senior Notes is registered in a name other than that of the person surrendering the certificate or (b) a registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for 1998 Senior Notes must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal or the notice of withdrawal, as the case may be, guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein) (i) a bank, (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer, (iii) a credit union, (iv) a national securities exchange, registered securities association or clearing agency, or
(v) a savings association that is a participant in a Securities Transfer Association (each an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

  GUARANTEED DELIVERY. If a holder desires to tender 1998 Senior Notes pursuant to the Exchange Offer and the certificates for such 1998 Senior Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such 1998 Senior Notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

    (i) such tenders are made by or through an Eligible Institution;

    (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, setting forth the name and address of the holder of 1998 Senior Notes and the amount of 1998 Senior Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered 1998 Senior Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent. The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery; and

    (iii) the certificates (or book-entry confirmation) representing all tendered 1998 Senior Notes, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

  DETERMINATION OF VALIDITY. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered 1998 Senior Notes will be determined by the Company, in its sole discretion, which determination shall be final and binding on all parties. The Company reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders determined by it not to be in proper form or the acceptance for exchange of which may, in the view of counsel to the Company, be unlawful. The Company also reserves the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any defect or irregularity in any tender of 1998 Senior Notes of any particular holder whether or not similar defects or irregularities are waived in the case of other holders.

  The Company's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding on all parties. No tender of 1998 Senior Notes will be deemed to have been validly made until all defects or irregularities with respect to such tender have been cured or waived. Neither the Company, any affiliates of the Company, the Exchange Agent or any other person shall be under any duty to give any notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

RESALES OF 1998 EXCHANGE NOTES

  Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties unrelated to the Company, the Company believes that holders of 1998 Senior Notes (other than any holder that is (i) a broker-dealer that acquired 1998 Senior Notes as a result of market-making activities or other trading activities, or (ii) a broker-dealer that acquired 1998 Senior Notes directly from the Company for resale pursuant to Rule 144A or another available exemption under the Securities Act) who exchange their 1998 Senior Notes for 1998 Exchange Notes pursuant to the Exchange Offer may offer for resale, resell and otherwise transfer such

1998 Exchange Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such 1998 Exchange Notes are acquired in the ordinary course of such holders' business, such holders have no arrangement or understanding with any person to participate in the distribution of such 1998 Exchange Notes and such holders are not "affiliates" of the Company (within the meaning of Rule 405 of the Securities
Act). However, the staff of the Commission has not considered the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Each broker-dealer that receives 1998 Exchange Notes for its own account in exchange for 1998 Senior Notes pursuant to the Exchange Offer, where such 1998 Senior Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such 1998 Exchange Notes. See "Plan of Distribution."

WITHDRAWAL RIGHTS

  Except as otherwise provided herein, tenders of 1998 Senior Notes may be withdrawn at any time prior to the Expiration Date.

  In order for a withdrawal to be effective, a written, telegraphic or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under "--Exchange Agent" prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the 1998 Senior Notes to be withdrawn, the principal amount of 1998 Senior Notes to be withdrawn, and (if certificates for such 1998 Senior Notes have been tendered) the name of the registered holder of the 1998 Senior Notes as set forth on the 1998 Senior Notes, if different from that of the person who tendered such 1998 Senior Notes. If certificates for 1998 Senior Notes have been delivered or otherwise identified to the Exchange Agent, the notice of withdrawal must specify the serial numbers on the particular certificates for the 1998 Senior Notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of 1998 Senior Notes tendered for the account of an Eligible Institution. If 1998 Senior Notes have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering 1998 Senior Notes," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of 1998 Senior Notes and must otherwise comply with the procedures of DTC. Withdrawals of tenders of 1998 Senior Notes may not be rescinded. 1998 Senior Notes properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time prior to the Expiration Date by following any of the procedures described above under "-- Procedures for Tendering 1998 Senior Notes."

  All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, in its sole discretion, which determination shall be final and binding on all parties. Neither the Company, any affiliates of the Company, the Exchange Agent or any other person shall be under any duty to give any notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any 1998 Senior Notes which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

INTEREST ON THE 1998 EXCHANGE NOTES

  Interest on the 1998 Senior Notes and the 1998 Exchange Notes will be payable semi-annually in arrears on March 15 and September 15 of each year at a rate of 8 3/8% per annum, commencing September 15, 1998.

CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provisions of the Exchange Offer or any extension of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange, any 1998 Senior Notes for any 1998 Exchange Notes and will not be required to issue 1998 Exchange Notes in exchange for any 1998 Senior Notes, and as described below may, at any time and from time to time, terminate or amend the Exchange

Offer (whether or not any 1998 Senior Notes have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied prior to the Expiration Date:

    (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the 1998 Exchange Notes issued in exchange for 1998 Senior Notes pursuant to the Exchange Offer to be offered for resale, resold and otherwise transferred by holders thereof (other than (i) broker-dealers that acquired 1998 Senior Notes as a result of market-making or other trading activities or (ii) broker-dealers that acquired 1998 Senior Notes directly from the Company for resale pursuant to Rule 144A or another available exemption under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such 1998 Exchange Notes are acquired in the ordinary course of such holders' business, such holders have no arrangement or understanding with any person to participate in the distribution of such 1998 Exchange Notes and such holders are not "affiliates" of the Company (within the meaning of Rule 405 under the Securities Act);

    (b) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer;

    (c) any law, statute, rule or regulation shall have been adopted or enacted which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer;

    (d) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement, or proceedings shall have been initiated or, to the knowledge of the Company, threatened for that purpose;

    (e) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

    (f) any change, or any development involving a prospective change, in the business or financial affairs of the Company has occurred which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer.

  If the Company determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied at any time prior to the Expiration Date, the Company may, subject to applicable law, terminate the Exchange Offer (whether or not any 1998 Senior Notes have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of the 1998 Senior Notes, and the Company will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

  The exchange of the 1998 Senior Notes for the 1998 Exchange Notes will not be a taxable exchange for federal income tax purposes, and holders of 1998 Senior Notes should not recognize any taxable gain or loss or any interest income as a result of such exchange.

EXCHANGE AGENT

  United States Trust Company of New York has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

     By Mail
     United States Trust Company of New York
     P.O. Box 843
     Cooper Station
     New York, New York 10276
     Attention: Corporate Trust Services

     By Hand before 4:30 p.m.
     United States Trust Company of New York
     111 Broadway
     New York, New York 10006
     Attention: Lower Level Corporate Trust Window

     By Overnight Courier and By Hand after 4:30 p.m.
     United States Trust Company of New York
     770 Broadway, 13th Floor
     New York, New York 10003

     By Facsimile
     (212) 780-0592
     Attention: Customer Service
     Confirm by telephone: (800) 548-6565

  DELIVERY TO OTHER THAN THE ABOVE ADDRESSES OR FACSIMILE NUMBER WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

  The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail. Additional solicitation may be made personally or by telephone or other means by officers, directors or employees of the Company.

  The Company has not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of 1998 Senior Notes, and in handling or tendering for their customers.

  Holders who tender their 1998 Senior Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that if 1998 Exchange Notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the 1998 Senior Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of 1998 Senior Notes in connection with the Exchange Offer, then the amount of any such transfer tax (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such transfer tax or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer tax will be billed directly to such tendering holder.

                                USE OF PROCEEDS

  The Exchange Offer is intended to satisfy certain obligations of the Company under the Registration Agreement. The Company will not receive any cash proceeds from the issuance of the 1998 Exchange Notes offered hereby. In consideration for issuing the 1998 Exchange Notes as contemplated in this Prospectus, the Company will receive, in exchange, an equal number of 1998 Senior Notes in like principal amount. The form and terms of the 1998 Exchange Notes are identical in all material respects to the form and terms of the 1998 Senior Notes, except as otherwise described herein under "The Exchange Offer-- Terms of the Exchange Offer." The 1998 Senior Notes surrendered in exchange for 1998 Exchange Notes will be retired and cancelled and cannot be reissued.

                                CAPITALIZATION

  The following table sets forth, as of March 31, 1998, the capitalization of the Company, including the application of the net proceeds to the Company from the Offering. This table should be read in conjunction with the Selected Consolidated Financial Data, the Consolidated Financial Statements of the Company, the notes thereto and the other financial data contained elsewhere or incorporated by reference in this Prospectus.

                                                               MARCH 31, 1998
                                                             ------------------
                                                                 ACTUAL
                                                             --------------
                                                              (UNAUDITED)
                                                             (IN THOUSANDS)
Short-term debt.............................................   $    8,979
                                                               ----------
Long-term debt..............................................      922,449
                                                               ----------
Stockholders' equity:
  Class A Common Stock, $.01 par value, 250,000,000 shares
   authorized;
   62,505,542 shares issued and outstanding.................          625
  Class B Common Stock, convertible, $.01 par value,
   22,000,000 shares
   authorized; none issued or outstanding...................          --
  Additional paid-in capital................................      691,492
  Accumulated deficit.......................................     (158,002)
  Accumulated other comprehensive income ...................        3,607
                                                               ----------
    Total stockholders' equity..............................      537,722
                                                               ----------
    Total capitalization....................................   $1,469,150
                                                               ==========

                     SELECTED CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

  The following table sets forth selected consolidated financial data of the Company and should be read in conjunction with and is qualified by reference to "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Consolidated Financial Statements of the Company, the notes thereto and the other financial data contained elsewhere or incorporated by reference in this Prospectus.

                                       YEAR ENDED DECEMBER 31,                           THREE MONTHS ENDED MARCH 31,
                   ------------------------------------------------------------------ -----------------------------------
                                                                           PRO FORMA                           PRO FORMA
                    1993      1994    1995(1)(2) 1996(1)(3) 1997(1)(4)(5) 1997(6)(7)  1997(1)(8)    1998(9)   1998(7)(10)
                   -------  --------  ---------- ---------- ------------- ----------- ----------- ----------- -----------
                                                                          (UNAUDITED) (UNAUDITED) (UNAUDITED) (UNAUDITED)
OPERATIONS
 STATEMENT DATA:
 Revenue.........  $ 1,550  $  8,014   $ 28,998   $ 81,323    $267,886     $ 462,191   $ 35,747    $134,331    $134,331
                   -------  --------   --------   --------    --------     ---------   --------    --------    --------
 Operating
  expenses:
 Cost of
  service........    1,528     6,212     19,667     52,624     155,430       255,794     20,238      75,045      75,045
 Selling, general
  and
  administrative..   2,390    12,373     18,054     46,044     143,918       208,981     24,947      58,768      58,768
 Depreciation and
  amortization...      235       772      1,835      8,485      33,275        61,916      4,122      19,431      19,431
 Other...........      --        --         --       2,380       4,632        10,191      1,608       1,900       1,900
                   -------  --------   --------   --------    --------     ---------   --------    --------    --------
 Total operating
  expenses.......    4,153    19,357     39,556    109,533     337,255       536,882     50,915     155,144     155,144
                   -------  --------   --------   --------    --------     ---------   --------    --------    --------
 Operating loss..   (2,603)  (11,343)   (10,558)   (28,210)    (69,369)      (74,691)   (15,168)    (20,813)    (20,813)
 Interest income
  (expense),
  net............      163       (73)      (771)     5,369     (11,967)      (34,265)     1,806     (10,141)    (12,476)
 Other income....      --        --         --         495       1,426         2,508          7         687         687
 Income taxes....      --        --         --         --          --            --         --          --          --
                   -------  --------   --------   --------    --------     ---------   --------    --------    --------
 Net loss........  $(2,440) $(11,416)  $(11,329)  $(22,346)   $(79,910)    $(106,448)  $(13,355)   $(30,267)   $(32,602)
                   =======  ========   ========   ========    ========     =========   ========    ========    ========
 Loss per common
  share..........  $  (.17) $   (.53)  $   (.40)  $   (.55)   $  (1.45)    $   (1.74)  $  (0.26)   $  (0.49)   $  (0.52)
                   =======  ========   ========   ========    ========     =========   ========    ========    ========
 Weighted average
  common shares
  outstanding....   14,761    21,464     28,004     40,506      54,974        61,184     52,327      62,227      62,227
                   =======  ========   ========   ========    ========     =========   ========    ========    ========
 Ratio of earn-
  ings to fixed
  charges(11)....      --        --         --         --          --            --         --          --          --
                   =======  ========   ========   ========    ========     =========   ========    ========    ========

                                                                             MARCH 31,
                                           DECEMBER 31,                        1998
                         -------------------------------------------------- -----------
                                                                 ACTUAL
                          1993   1994   1995(1)  1996(1)(12) 1997(1)(5)(13)  ACTUAL(9)
                         ------ ------- -------  ----------- -------------- -----------
                                                                            (UNAUDITED)
BALANCE SHEET DATA:
 Current assets......... $7,077 $ 4,862 $ 8,507   $224,401     $  517,869   $  762,714
 Working capital
  (deficit)............. $5,962 $ 1,659 $(1,208)  $185,968     $  378,617   $  624,631
 Property and equipment,
  net................... $1,958 $ 4,716 $16,119   $ 92,123     $  373,804   $  406,168
 Total assets........... $9,051 $10,687 $28,986   $452,994     $1,345,652   $1,634,216
 Long-term debt.........    --  $ 3,500 $ 3,600   $  2,573     $  613,384   $  922,449
 Stockholders' equity... $7,936 $ 3,291 $14,958   $403,429     $  559,379   $  537,722

                                      YEAR ENDED DECEMBER 31,                           THREE MONTHS ENDED MARCH 31,
                  ------------------------------------------------------------------ -----------------------------------
                                                                          PRO FORMA                           PRO FORMA
                   1993      1994    1995(1)(2) 1996(1)(3) 1997(1)(4)(5) 1997(6)(7)    1997(1)     1998(9)     1998(7)
                  -------  --------  ---------- ---------- ------------- ----------- ----------- ----------- -----------
                                                                         (UNAUDITED) (UNAUDITED) (UNAUDITED) (UNAUDITED)
OTHER FINANCIAL
 DATA:
 Capital
  expenditures,
  including
  business
  acquisitions... $ 2,052  $  3,393   $14,697    $173,782    $601,137     $617,463     $42,876     $47,184     $47,184
 EBITDA(14)...... $(2,368) $(10,571)  $(8,723)   $(17,345)   $(31,462)    $ (2,584)    $(9,438)    $   518     $   518

                                                       (Footnotes on next page)

--------
 (1) The acquisitions of MWR (now part of McLeodUSA Network Services), Ruffalo Cody, McLeodUSA Publishing and CCI in April 1995, July 1996, September 1996 and September 1997, respectively, affect the comparability of the historical data presented to the historical data for prior periods shown.
 (2) Includes operations of MWR from April 29, 1995 to December 31, 1995.
 (3) Includes operations of Ruffalo Cody from July 16, 1996 to December 31, 1996 and operations of McLeodUSA Publishing from September 21, 1996 to December 31, 1996.
 (4) Includes operations of CCI from September 25, 1997 to December 31, 1997.
 (5) Reflects the issuance of the 1997 Senior Discount Notes on March 4, 1997 and the 1997 Senior Notes on July 21, 1997.
 (6) Includes operations of CCI from January 1, 1997 to December 31, 1997 and certain adjustments attributable to the acquisition of CCI by the Company. Also reflects certain adjustments attributable to the 1997 Senior Discount Notes, the 1997 Senior Notes and the 1998 Senior Notes computed as if the 1997 Senior Discount Notes, the 1997 Senior Notes and the 1998 Senior Notes had been issued on January 1, 1997.
 (7) The issuance of the 1997 Senior Discount Notes in March 1997, the issuance of the 1997 Senior Notes in July 1997, the acquisition of CCI in September 1997 and the Offering affect the comparability of the pro forma data presented to the data for prior periods shown.
 (8) Reflects the issuance of the 1997 Senior Discount Notes on March 4, 1997.
 (9) Reflects the issuance of the 1998 Senior Notes on March 16, 1998.
(10) Reflects certain adjustments attributable to the 1998 Senior Notes computed as if the 1998 Senior Notes had been issued on January 1, 1998.
(11) For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of net loss before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of interest on all debt (including capitalized interest), amortization of debt discount and deferred loan costs and the portion of rental expense that is representative of the interest component of rental expense (deemed to be one-third of rental expense which management believes is a reasonable approximation of the interest component). For each of the years ended December 31, 1993, 1994, 1995, 1996 and 1997, earnings were insufficient to cover fixed charges by $2.4 million, $11.4 million, $11.4 million, $22.6 million and $84.4 million, respectively. For the three months ended March 31, 1997 and 1998, earnings were insufficient to cover fixed charges by $13.6 million and $32 million, respectively. On a pro forma basis computed as if the CCI Acquisition, the 1997 Senior Discount Notes Offering, the 1997 Senior Notes Offering and the Offering were consummated at the beginning of the period presented, earnings would not have been sufficient to cover fixed charges by $111.7 million and $34.3 million for the year ended December 31, 1997 and the three months ended March 31, 1998, respectively.
(12) Includes Ruffalo Cody and McLeodUSA Publishing, which were acquired by the Company on July 15, 1996 and September 20, 1996, respectively.
(13) Includes CCI, which was acquired by the Company on September 24, 1997.
(14) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. The Company has included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

                           PRO FORMA FINANCIAL DATA

  The following unaudited pro forma financial information has been prepared to give effect to (i) the CCI Acquisition in September 1997, (ii) the issuance of the 1997 Senior Discount Notes in March 1997, (iii) the issuance of the 1997 Senior Notes in July 1997, and (iv) the Offering. The Unaudited Pro Forma Condensed Consolidated Statements of Operations reflects the CCI Acquisition using the purchase method of accounting, and assumes that the CCI Acquisition, the issuance of the 1997 Senior Discount Notes, the issuance of the 1997 Senior Notes and the Offering were consummated at the beginning of the periods presented. The unaudited pro forma financial information is derived from and should be read in conjunction with the Consolidated Financial Statements of the Company and CCI and the related notes thereto contained elsewhere or incorporated by reference in this Prospectus. The pro forma adjustments are based upon available information and certain assumptions that management believes to be reasonable.

  The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of the operating results that would have occurred had the CCI Acquisition been consummated at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.

                    MCLEODUSA INCORPORATED AND SUBSIDIARIES
      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                                    YEAR ENDED DECEMBER 31, 1997
                    --------------------------------------------------------------------------------------------------------------
                                 ADJUSTMENTS   PRO FORMA
                                   FOR1997     FOR 1997                   ADJUSTMENTS     PRO FORMA  ADJUSTMENTS
                                   SENIOR       SENIOR     CONSOLIDATED       FOR            FOR      FOR 1997        PRO FORMA
                     MCLEODUSA    DISCOUNT     DISCOUNT      COMMUNI-         CCI            CCI       SENIOR      FOR 1997 SENIOR
                    INCORPORATED    NOTES        NOTES    CATIONS INC.(1) ACQUISITION    ACQUISITION    NOTES           NOTES
                    ------------ -----------   ---------  --------------- -----------    ----------- -----------   ---------------
OPERATIONS
STATEMENT DATA:
 Revenue..........    $267,886     $   --      $267,886      $194,305      $    --        $462,191     $   --         $462,191
                      --------     -------     --------      --------      --------       --------     -------        --------
 Operating
 expenses:
 Cost of service..     155,430         --       155,430       100,364           --         255,794         --          255,794
 Selling, general
 and
 administrative...     143,918         --       143,918        65,063           --         208,981         --          208,981
 Depreciation and
 amortization.....      33,275         --        33,275        17,913        10,728 (2)     61,916         --           61,916
 Other............       4,632         --         4,632           --          5,559 (3)     10,191         --           10,191
                      --------     -------     --------      --------      --------       --------     -------        --------
  Total operating
  expenses........     337,255         --       337,255       183,340        16,287        536,882         --          536,882
                      --------     -------     --------      --------      --------       --------     -------        --------
 Operating income
 (loss)...........     (69,369)        --       (69,369)       10,965       (16,287)       (74,691)        --          (74,691)
 Interest expense,
 net..............     (11,967)     (2,246)(4)  (14,213)       (2,972)          --         (17,185)     (5,718)(5)     (22,903)
 Other non-
 operating
 income...........       1,426         --         1,426         1,082           --           2,508         --            2,508
 Income taxes.....         --          --           --         (3,477)        3,477 (7)        --          --              --
                      --------     -------     --------      --------      --------       --------     -------        --------
 Net income
 (loss)...........    $(79,910)    $(2,246)    $(82,156)     $  5,598      $(12,810)      $(89,368)    $(5,718)       $(95,086)
                      ========     =======     ========      ========      ========       ========     =======        ========
 Loss per common
 share............    $  (1.45)                $  (1.49)                                  $  (1.46)                   $  (1.55)
                      ========                 ========                                   ========                    ========
 Weighted average
 common shares
 outstanding......      54,974                   54,974                                     61,184                      61,184
                      ========                 ========                                   ========                    ========
OTHER FINANCIAL
DATA:
 EBITDA(8)........    $(31,462)    $   --      $(31,462)     $ 28,878      $    --        $ (2,584)    $   --         $ (2,584)
                    ADJUSTMENTS    PRO FORMA
                      FOR THE       FOR THE
                     OFFERING      OFFERING
                    -------------- ----------
OPERATIONS
STATEMENT DATA:
 Revenue..........   $    --       $ 462,191
                    -------------- ----------
 Operating
 expenses:
 Cost of service..        --         255,794
 Selling, general
 and
 administrative...        --         208,981
 Depreciation and
 amortization.....        --          61,916
 Other............        --          10,191
                    -------------- ----------
  Total operating
  expenses........        --         536,882
                    -------------- ----------
 Operating income
 (loss)...........        --         (74,691)
 Interest expense,
 net..............    (11,362)(6)    (34,265)
 Other non-
 operating
 income...........        --           2,508
 Income taxes.....        --             --
                    -------------- ----------
 Net income
 (loss)...........   $(11,362)     $(106,448)
                    ============== ==========
 Loss per common
 share............                 $   (1.74)
                                   ==========
 Weighted average
 common shares
 outstanding......                    61,184
                                   ==========
OTHER FINANCIAL
DATA:
 EBITDA(8)........   $    --       $  (2,584)

                                           THREE MONTHS ENDED MARCH 31, 1998
                                           -----------------------------------
                                                                        PRO
                                                        ADJUSTMENTS    FORMA
                                            MCLEODUSA     FOR THE     FOR THE
                                           INCORPORATED  OFFERING     OFFERING
                                           ------------ -----------   --------
OPERATIONS STATEMENT DATA:
 Revenue.................................    $134,331     $   --      $134,331
                                             --------     -------     --------
 Operating expenses:
 Cost of service.........................      75,045         --        75,045
 Selling, general and administrative.....      58,768         --        58,768
 Depreciation and amortization...........      19,431         --        19,431
 Other...................................       1,900         --         1,900
                                             --------     -------     --------
  Total operating expenses...............     155,144         --       155,144
                                             --------     -------     --------
 Operating loss..........................     (20,813)        --       (20,813)
 Interest expense, net...................     (10,141)     (2,335)(6)  (12,476)
 Other non-operating income..............         687         --           687
 Income taxes............................         --          --           --
                                             --------     -------     --------
 Net loss................................    $(30,267)    $(2,335)    $(32,602)
                                             ========     =======     ========
 Loss per common share...................    $  (0.49)                $  (0.52)
                                             ========                 ========
 Weighted average common shares
  outstanding............................      62,227                   62,227
                                             ========                 ========
OTHER FINANCIAL DATA:
 EBITDA(8)...............................    $    518     $   --      $    518

--------
 (1) Includes operations of CCI from January 1, 1997 to September 24, 1997.
 (2) To adjust depreciation and amortization to include amortization of intangibles acquired in the CCI Acquisition. The intangibles acquired in the CCI Acquisition will be amortized over periods ranging from 3 to 30 years.
 (3) To recognize the costs associated with the directories in progress at the time of the Company's acquisition of McLeodUSA Publishing and CCI.
 (4) To record the interest expense on the 1997 Senior Discount Notes at 10 1/2% compounded semi-annually, reduced by an estimated annual yield of 5% on the net proceeds from the issuance of the 1997 Senior Discount Notes and estimated additional interest capitalization for the year ended December 31, 1997.
 (5) To record the interest expense on the 1997 Senior Notes at 9 1/4% reduced by an estimated annual yield of approximately 5% on the net proceeds from the issuance of the 1997 Senior Notes.
 (6) To record the interest expense on the 1998 Senior Notes at 8 3/8% reduced by an estimated annual yield of approximately 5% on the net proceeds from the Offering.
 (7) Net income (loss) includes pro forma adjustments for income taxes due to the availability of net operating loss carryforwards and a valuation allowance.
 (8) EBITDA consists of operating loss before depreciation, amortization and other nonrecurring operating expenses. The Company has included EBITDA data because it is a measure commonly used in the industry. EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered an alternative to net income as a measure of performance or to cash flows as a measure of liquidity.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OFFINANCIAL CONDITION AND RESULTS OF
                                  OPERATIONS

  The following discussion and analysis should be read in conjunction with the Company's Consolidated Financial Statements and the notes thereto and the other financial data contained elsewhere or incorporated by reference in this Prospectus.

OVERVIEW

  The Company derives its revenue from (i) the sale of "bundled" local and long distance telecommunications services to end users, (ii) telecommunications network maintenance services and telephone equipment sales, service and installation, (iii) special access, private line and data services, (iv) the sale of advertising space in telephone directories, (v) local exchange services through the operation of an independent local exchange company, ICTC, acquired as part of the CCI Acquisition, (vi) telemarketing services and (vii) other telecommunications services, including cellular, operator, payphone and paging services. The Company began providing local exchange services and other telecommunications services as a result of the CCI Acquisition in September 1997, telephone directory advertising as a result of its acquisition of McLeodUSA Publishing in September 1996, and telemarketing services as a result of its acquisition of Ruffalo Cody in July 1996. The table set forth below summarizes the Company's percentage of revenues from these sources:

                                                            THREE MONTHS
                            YEAR ENDED DECEMBER 31,        ENDED MARCH 31,
                            -----------------------------  ------------------
                             1995      1996      1997(1)    1997       1998
                            -------   -------   ---------  -------    -------
  Local and long distance
   telecommunications
   services...............       74%       51%         41%       42%        46%
  Network maintenance and
   equipment services.....       17         7           8         5          5
  Special access, private
   line and data
   services...............        9        13           6         7          7
  Telephone directory
   advertising............      --         19          30        40         21
  Local exchange services
   (ICTC).................      --        --            6       --          12
  Telemarketing services..      --         10           5         6          4
  Other telecommunications
   services...............      --        --            4       --           5
                            -------   -------     -------   -------    -------
                                100%      100%        100%      100%       100%
                            =======   =======     =======   =======    =======

--------
(1) Includes revenues from CCI from September 25, 1997 through December 31,
    1997.

  The Company began offering "bundled" local and long distance services to business customers in January 1994. At the end of 1995, the Company began offering, on a test basis, long distance services to residential customers. In June 1996, the Company began marketing and providing to residential customers in Cedar Rapids, Iowa and Iowa City, Iowa an integrated package of telecommunications services, marketed under the name PrimeLine(R), that includes local and long distance service, voice mail, paging, Internet access and travel card services. During 1997 the Company expanded the states in which it offers service to business customers to include Iowa, Illinois, Indiana, Minnesota, Wisconsin, North Dakota, South Dakota, Colorado and Wyoming. During 1997 the Company also expanded its PrimeLine(R) service to certain additional cities in Iowa and Illinois and began offering the service to customers in North Dakota, South Dakota, Wisconsin and Colorado. The Company plans to continue its efforts to market and provide local, long distance and other telecommunications services to business customers and market its PrimeLine(R) service to residential customers. The Company believes its efforts to market its integrated telecommunications services have been enhanced by its July 1996 acquisition of Ruffalo Cody, which specializes in direct marketing and telemarketing services, including telecommunications sales, its September 1996 acquisition of McLeodUSA Publishing, which publishes and distributes competitive "white page" and "yellow page" telephone directories in nineteen states in the midwestern and Rocky Mountain regions of the United States, including most of the Company's target markets, and its September 1997 acquisition of CCI, including its subsidiary Consolidated Communications Directories Inc. ("CCD"), which publishes and distributes "white page" and "yellow page" telephone directories in 38 states and the United States Virgin Islands.

  In September 1997, the Company completed the CCI Acquisition. For the period beginning January 1, 1997 through September 24, 1997, CCI had revenues of $194.3 million and net income of $5.6 million. As a result of the CCI Acquisition, the Company now owns all of the former CCI subsidiaries, including ICTC, an independent local exchange carrier serving east central Illinois; Consolidated Communications Telecom Services Inc. ("CCTS"), a competitive local exchange carrier which offers integrated local, long distance and other telecommunications services in central and southern Illinois and in Indiana; CCD, a telephone directory company; an operator service company; an inmate pay-phone company; a full service telemarketing agency; a majority interest in a cable television company serving customers in Greene, Sangamon and Menard counties in Illinois and Benton Harbor, Michigan; and a minority interest in a cellular telephone partnership serving parts of east central Illinois. The Company believes the CCI Acquisition will allow it to enhance its efforts to offer its telecommunications services in adjoining target markets including expansion into Indiana and Missouri, states where CCI provided telecommunications services.

  The Company's principal operating expenses consist of cost of service; selling, general and administrative expenses ("SG&A"); and depreciation and amortization. Cost of service primarily includes local services purchased from two Regional Bell Operating Companies, costs to terminate the long distance calls of the Company's customers through interexchange carriers, costs of printing and distributing the telephone directories published by McLeodUSA Publishing and CCD, costs associated with maintaining the Iowa Communications Network and costs associated with operating the Company's network. The Iowa Communications Network is a fiber optic network that links certain of the State of Iowa's schools, libraries and other public buildings. SG&A consists of sales and marketing, customer service and administrative expenses. Depreciation and amortization include depreciation of the Company's telecommunications network and equipment; amortization of goodwill, and other intangibles related to the Company's acquisitions, amortization expense related to the excess of estimated fair market value in aggregate of certain options over the aggregate exercise price of such options granted to certain officers, other employees and directors; and amortization of one-time installation costs associated with transferring customers' local line service from the Regional Bell Operating Companies to the Company's local telecommunications service.

  As the Company expands into new markets, both cost of service and SG&A will increase. The Company expects to incur cost of service and SG&A expenses prior to achieving significant revenues in new markets. Fixed costs related to leasing of central office facilities needed to provide telephone services must be incurred prior to generating revenue in new markets, while significant levels of marketing activity may be necessary in the new markets in order for the Company to build a customer base large enough to generate sufficient revenue to offset such fixed costs and marketing expenses.

  In January and February 1996, the Company granted options to purchase an aggregate of 965,166 and 688,502 shares of its Class A Common Stock, respectively, at an exercise price of $2.67 per share, to certain directors, officers and other employees. The estimated fair market value of these options, in the aggregate, at the date of grant was later determined to exceed the aggregate exercise price by approximately $9.2 million. Additionally, in September 1997, the Company granted options to purchase an aggregate of 1,468,945 shares of its Class A Common Stock at an exercise price of $24.50 to certain employees of CCI. The fair market value of these options, in the aggregate, at the date of grant exceeded the aggregate exercise price by approximately $15.8 million. These amounts are being amortized on a monthly basis over the four-year vesting period of the options.

  The Company has experienced operating losses since its inception as a result of efforts to build its customer base, develop and construct its network infrastructure, build its internal staffing, develop its systems and expand into new markets. The Company expects to continue to focus on increasing its customer base and geographic coverage. Accordingly, the Company expects that its cost of service, SG&A and capital expenditures will continue to increase significantly, all of which may have a negative impact on operating results. In addition, the projected increases in capital expenditures will continue to generate negative cash flows from construction activities during the next several years while the Company installs and expands its fiber optic network and develops and constructs its proposed PCS system. The Company may also be forced to change its pricing policies to respond to a changing competitive environment, and there can be no assurance that the Company will be able to maintain its operating margin. There can be no assurance that growth in the Company's revenue or customer base will continue or that the Company will be able to achieve or sustain profitability or positive cash flows.

  The Company has generated net operating losses since its inception and, accordingly, has incurred no income tax expense. The Company has reduced the net deferred tax assets generated by these losses by a valuation allowance which offsets the net deferred tax asset due to the uncertainty of realizing the benefit of the tax loss carryforwards. The Company will reduce the valuation allowance when, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will be realized.

THREE MONTHS ENDED MARCH 31, 1998 COMPARED WITH THREE MONTHS ENDED MARCH 31,
1997

  Total revenue increased from $35.7 million for the three months ended March 31, 1997 to $134.3 million for the three months ended March 31, 1998, representing an increase of $98.6 million or 276%. Revenue from the sale of local and long distance telecommunications services accounted for $46.8 million of the increase, including $19.2 million contributed by CCI, which was acquired on September 24, 1997. Local exchange services provided by ICTC generated revenues of $15.9 million for the period, for which there were no corresponding 1997 revenues. Private line and data revenues accounted for $7 million of increased revenues over 1997, which was primarily attributable to the CCI Acquisition. Network maintenance and equipment revenue increased $5.5 million over 1997 due primarily to the acquisitions of Digital Communications of Iowa, Inc. ("Digital Communications"), ESI Communications, Inc. ("ESI Communications") and CCI. Other telecommunications revenue, which was due entirely to the CCI Acquisition, represented $6.9 million of the first quarter 1998 revenues, for which there was no corresponding 1997 amount. Directory revenues increased $13.8 million from the first quarter of 1997 to the first quarter of 1998 due to revenues from new directories acquired in 1997 and the acquisition of CCD on September 24, 1997. Telemarketing revenues increased $2.7 million from the first quarter of 1997 to the first quarter of 1998 with the increase due almost entirely to the CCI Acquisition.

  Cost of service increased from $20.2 million for the three months ended March 31, 1997, to $75 million for the three months ended March 31, 1998, representing an increase of $54.8 million or 271%. This increase in cost of service was due primarily to the growth in the Company's local and long distance telecommunications services and to the acquisitions of Digital Communications, ESI Communications and CCI, which contributed an aggregate of $34.1 million to the increase. Cost of service as a percentage of revenue decreased from 57% for the three months ended March 31, 1997 to 56% for the three months ended March 31, 1998, primarily as a result of the effect of these acquisitions. The cost of providing competitive local and long distance services as a percentage of competitive local and long distance telecommunications revenue decreased from 76% for the three months ended March 31, 1997 to 70% for the three months ended March 31, 1998, primarily due to the realization of benefits associated with new wholesale line cost rate agreements with the Regional Bell Operating Companies.

  SG&A increased from $24.9 million for the three months ended March 31, 1997 to $58.8 million for the three months ended March 31, 1998, an increase of $33.9 million or 136%. The acquisitions of Digital Communications, ESI Communications and CCI contributed an aggregate of $22.7 million to the increase. Also contributing to this increase were increased costs of $11.2 million related primarily to expansion of selling, customer support and administration activities to support the Company's growth.

  Depreciation and amortization expenses increased from $4.1 million for the three months ended March 31, 1997 to $19.4 million for the three months ended March 31, 1998, representing an increase of $15.3 million or 371%. This increase consisted of $10.5 million related to the acquisitions of Digital Communications, ESI Communications and CCI, and $4.8 million due primarily to the growth of the Company's network.

  Other operating expenses represented the realization of a purchase accounting adjustment related to the capitalization of costs associated with CCD directories in progress at the time the Company acquired CCI.

  Interest income increased from $4.3 million for the three-month period ended March 31, 1997, to $4.6 million for the same period in 1998. This increase resulted from increased earnings on investments made with the remaining proceeds from the 1997 Senior Discount Note Offering, the 1997 Senior Note Offering and the Offering.

  Gross interest expense increased from $2.7 million for the first quarter of 1997 to $16.5 million for the first quarter of 1998. This increase was primarily a result of an increase in the accretion of interest on the 1997 Senior Discount Notes of $5.8 million and the accrual of interest on the 1997 Senior Notes and the 1998 Senior Notes of $6.3 million. Interest expense of approximately $1.7 million and $290,000 was capitalized as part of the Company's construction of its fiber optic network during the first quarter of 1998 and 1997, respectively.

  Net loss increased from $13.4 million for the three months ended March 31, 1997 to $30.3 million for the three months ended March 31, 1998, an increase of $16.9 million. This increase resulted primarily from the following three factors: the construction and expansion of the Company's network which require significant expenditures, a substantial portion of which is incurred before the realization of revenues; the increased depreciation expense related to those networks and amortization of intangibles related to acquisitions; and net interest expense on indebtedness to fund market expansion, network development and acquisitions.

YEAR ENDED 1997 COMPARED WITH YEAR ENDED 1996

  Revenue was $267.9 million for the year ended December 31, 1997, an increase of $186.6 million or 229% from $81.3 million for 1996. This increase was due to the many acquisitions completed in 1997 and 1996 as well as the increase in local and long distance customers. Revenue from the sale of local and long distance telecommunications services accounted for $68.6 million of the increase, including $23.1 million contributed by CCI from September 25, 1997 to December 31, 1997. Local exchange services generated by ICTC represented $16.1 million for the period from September 25, 1997 to December 31, 1997, for which there were no corresponding 1996 revenues. Private line and data revenues accounted for $6.9 million of increased revenues over 1996 which was primarily attributable to the CCI Acquisition. Network maintenance and equipment revenue increased $15.0 million over 1996 due to the acquisitions of Digital Communications, ESI Communications and CCI. Other telecommunications revenue that was due entirely to the CCI Acquisition represented $9.9 million of 1997 revenues with no corresponding 1996 amount. Directory revenues increased $65.9 million from 1996 to 1997 and were due to a full year of McLeodUSA Publishing revenues in 1997 and the acquisition of CCD on September 24, 1997. The increase in telemarketing revenues from 1996 to 1997 of $4.1 million was due almost entirely to the CCI Acquisition.

  Cost of service increased from $52.6 million for the year ended December 31, 1996 to $155.4 million for the year ended December 31, 1997, representing an increase of $102.8 million or 195%. This increase in cost of service was due primarily to the growth in the Company's local and long distance telecommunications services and to the acquisitions of Ruffalo Cody, McLeodUSA Publishing, Digital Communications, ESI Communications and CCI, which contributed an aggregate of $62.2 million to the increase. Cost of service as a percentage of revenue decreased from 65% for the year ended December 31, 1996 to 58% for the year ended December 31, 1997, primarily as a result of the effect of these acquisitions. The cost of providing local and long distance services as a percentage of local and long distance telecommunications revenue increased from 70% for the year ended December 31, 1996 to 73% for the year ended December 31, 1997, primarily as a result of increased line costs associated with the Company's accelerated expansion into new markets.

  SG&A increased from $46 million for the year ended December 31, 1996 to $143.9 million for the year ended December 31, 1997, an increase of $97.9 million or 213%. The acquisitions of Ruffalo Cody, McLeodUSA Publishing, Digital Communications, ESI Communications and CCI contributed an aggregate of $54.3 million to the increase. Also contributing to this increase were increased costs of $43.6 million primarily related to expansion of selling, customer support and administration activities to support the Company's growth.

  Depreciation and amortization expenses increased from $8.5 million for the year ended December 31, 1996 to $33.3 million for the year ended December 31, 1997, representing an increase of $24.8 million or 292%. The increase was primarily due to $14.3 million related to the acquisitions of Ruffalo Cody, McLeodUSA Publishing, Digital Communications, ESI Communications and CCI, and $3.8 million due primarily to the growth of the Company's network in 1997.

  Other operating expenses in 1997 represented the realization of a purchase accounting adjustment related to the capitalization of costs associated with McLeodUSA Publishing and CCD directories in progress at the time of the acquisitions.

  Interest income increased from $6 million for the year ended December 31, 1996 to $22.7 million for the year ended December 31, 1997. This increase resulted from increased earnings on investments made with a portion of the proceeds from the Company's offerings of Class A Common Stock in June and November 1996 and from the offerings of the 1997 Senior Discount Notes and the 1997 Senior Notes in March 1997 and July 1997, respectively.

  Gross interest expense increased from $869,000 for the year ended December 31, 1996 to $39.1 million for the year ended December 31, 1997. This increase was primarily a result of accretion of interest on the 1997 Senior Discount Notes of $26.8 million and accrual of interest on the 1997 Senior Notes of $9.5 million. Interest expense of approximately $4.4 million and $204,000 was capitalized as part of the Company's construction of its fiber optic network during the years ended December 31, 1997 and 1996, respectively.

  Net loss increased from $22.3 million for the year ended December 31, 1996 to $79.9 million for the year ended December 31, 1997, an increase of $57.6 million. This increase resulted primarily from the following three factors: the construction and expansion of the Company's network which require significant expenditures, a substantial portion of which is incurred before the realization of revenues; the increased depreciation expense related to those networks and amortization of intangibles related to acquisitions; and net interest expense on indebtedness to fund market expansion, network development and acquisitions.

  Operating loss before depreciation, amortization and other non-recurring operating expenses increased from a negative $17.3 million for the year ended December 31, 1996 to a negative $31.5 million for the year ended December 31, 1997, an increase of $14.2 million. The change reflected the increase in the operating loss incurred in 1997 due primarily to the expansion of the Company's local, long distance and other telecommunications services as described above.

YEAR ENDED 1996 COMPARED WITH YEAR ENDED 1995

  Revenue increased from $29 million for the year ended December 31, 1995 to $81.3 million for the year ended December 31, 1996, representing an increase of $52.3 million or 180%. Revenue from the sale of local and long distance telecommunications services accounted for $19.9 million of this increase. Included in the year ended December 31, 1996 revenue was $8.6 million of revenue from Ruffalo Cody, which was acquired on July 15, 1996, and $15.1 million in revenue from McLeodUSA Publishing, which was acquired on September 20, 1996. Excluding these acquisitions, 1996 revenue would have been $57.6 million.

  Cost of service increased from $19.7 million for the year ended December 31, 1995 to $52.6 million for the year ended December 31, 1996, an increase of $32.9 million or 168%. This increase in cost of service was due primarily to the growth in the Company's local and long distance telecommunications services and to the acquisitions of Ruffalo Cody and McLeodUSA Publishing, which contributed $4.5 million and $6.7 million, respectively, to the increase. Cost of service as a percentage of revenue decreased from 68% to 65%, primarily as a result of the effect of these acquisitions. The cost of providing local and long-distance services as a percentage of local and long distance telecommunications revenue increased from 68% for the year ended December 31, 1995 to 70% for the year ended December 31, 1996, primarily as a result of an increased number of higher volume, price-sensitive customers and increased local line costs associated with expansion into new markets.

  SG&A increased from $18.1 million for the year ended December 31, 1995 to $46 million for the year ended December 31, 1996, an increase of $27.9 million or 155%. The acquisitions of Ruffalo Cody and McLeodUSA Publishing contributed $3.3 million and $7.3 million, respectively, to the increase. Increased costs of $17.3 million related to expansion of selling, customer support and administration activities to support the Company's growth also contributed to this increase.

  Depreciation and amortization expenses increased from $1.8 million for the year ended December 31, 1995 to $8.5 million for the year ended December 31, 1996, an increase of $6.7 million or 362%. This increase consisted of $2.1 million related to the acquisitions of Ruffalo Cody and McLeodUSA Publishing; amortization expense of $2 million related to the excess of estimated aggregate fair market value of certain options over the aggregate exercise price of such options granted to certain officers, other employees, and directors; and $2.6 million due primarily to the growth of the Company's network in 1996.

  Other operating expense in 1996 represented the realization of a purchase accounting adjustment related to the capitalization of costs associated with directories in progress at the time the Company acquired McLeodUSA Publishing.

  The Company had net interest income of $5.4 million for the year ended December 31, 1996 compared to net interest expense of $771,000 for the year ended December 31, 1995 as a result of earnings on investments made with a portion of the proceeds of the Company's public offerings of Class A Common Stock during 1996 and decreased interest expense on reduced borrowings as a result of the Company's repayment of all amounts outstanding under a bank credit facility maintained by the Company from May 1994 until June 1996 (the "Credit Facility") with a portion of the net proceeds from the Company's initial public offering of Class A Common Stock. The Company also had other non-operating income of $495,000 for the year ended December 31, 1996.

  Net loss increased from $11.3 million for the year ended December 31, 1995 to $22.3 million for the year ended December 31, 1996, an increase of $11 million. This increase resulted primarily from the expansion of the local and long distance businesses, amortization and other operating expenses related to the acquisitions of Ruffalo Cody and McLeodUSA Publishing and amortization expense related to stock options granted to certain officers, other employees and directors. The development of the Company's business and the construction and expansion of its network require significant expenditures, a substantial portion of which is incurred before the realization of revenues.

  Operating loss before depreciation, amortization and other non-recurring operating expenses increased from a negative $8.7 million for the year ended December 31, 1995 to a negative $17.3 million for the year ended December 31, 1996, an increase of $8.6 million. The change reflected the increase in the operating loss incurred in 1996 due primarily to the expansion of the Company's local, long distance and other telecommunications services and the factors described above.

YEAR ENDED 1995 COMPARED WITH YEAR ENDED 1994

  Revenue increased from $8 million in 1994 to $29 million in 1995, representing an increase of $21 million or 262%. Revenue from the increase in the sale of local and long distance telecommunications services accounted for $16.9 million of this increase. Revenue from telecommunications network maintenance services was $4.9 million in 1995. The Company acquired MWR, a competitive access provider that offers most of the Company's special access and private line services, in April 1995 in an acquisition accounted for as a purchase. MWR represented $1.6 million of the Company's revenue in 1995.

  Cost of service increased from $6.2 million in 1994 to $19.7 million in 1995, an increase of $13.5 million or 217%. This increase in cost of service resulted primarily from costs for providing local and long distance services. Cost of service as a percentage of revenue decreased from 78% in 1994 to 68% in 1995, principally as a result of certain economies of scale.

  SG&A increased from $12.4 million in 1994 to $18.1 million in 1995, an increase of $5.7 million or 46%. This increase was due to increased compensation resulting from selling and customer support activities of $2.8 million, additional administrative personnel expense of $1.6 million and associated costs of $1.3 million required to handle the growth experienced primarily in local and long distance revenues.

  Depreciation and amortization expenses increased from $772,000 in 1994 to $1.8 million in 1995, an increase of $1 million or 138%. This increase consisted of depreciation of $362,000 related to the additional fiber optic network purchased and built during 1995; $304,000 of depreciation related to capital costs associated with the growth of the Company; $266,000 resulting from the amortization of one-time installation costs primarily associated with transferring customers' local line service from the Regional Bell Operating Companies to the Company's telemanagement service; and amortization of goodwill of $117,000 related to the Company's acquisition of MWR in 1995.

  Net interest expense increased from $73,000 in 1994 to $771,000 in 1995. This net increase resulted from an increase in interest expense of $692,000 due to the need for additional secured debt in 1995 to fund the Company's growth and operating losses and a decrease in interest income of $6,000 resulting from reduced investment of funds due to the use of funds needed to satisfy working capital needs.

  The Company's net loss decreased from $11.4 million in 1994 to $11.3 million in 1995, a decrease of $87,000. This decrease resulted from the ability of the Company to generate additional service income while reducing customer acquisition and support costs as a percentage of service income.

  Operating loss before depreciation, amortization and other non-recurring operating expenses improved from a negative $10.6 million in 1994 to a negative $8.7 million in 1995, an improvement of $1.9 million. The improvement reflected the decrease in the net loss and the increase in depreciation and amortization in 1995 resulting from the capital expenditures necessary to support the Company's revenue growth.

LIQUIDITY AND CAPITAL RESOURCES

  The Company's total assets increased to $1.6 billion at March 31, 1998 from $1.3 billion at December 31, 1997 and $453 million at December 31, 1996, primarily due to the net proceeds of approximately $292.6 million from the Offering in March 1998, the net proceeds of approximately $506.5 million from the Company's private offerings of the 1997 Senior Discount Notes and the 1997 Senior Notes in March 1997 and July 1997, respectively, and the acquisition of CCI in September 1997. At March 31, 1998, the Company's current assets of $762.7 million exceeded its current liabilities of $138.1 million, providing working capital of $624.6 million, which represents an increase of $246.1 million compared to December 31, 1997 primarily attributable to the net proceeds from the Offering. At December 31, 1997, the Company's current assets of $517.8 million exceeded its current liabilities of $139.3 million, providing working capital of $378.5 million, which represents an increase of $192.5 million compared to December 31, 1996 primarily attributable to the net proceeds from the private offerings of the 1997 Senior Discount Notes and the 1997 Senior Notes. At December 31, 1996, the Company's current assets of $224.4 million exceeded current liabilities of $38.4 million, providing working capital of $186 million.

  Net cash used in operating activities totaled $12.4 million, $8.8 million and $11.8 million for the three months ended March 31, 1998, and the years ended December 31, 1997 and 1996, respectively. During the three months ended March 31, 1998, cash for operating activities was used primarily to fund the Company's net loss of $30.3 million for such period. The Company also required cash to fund the growth in trade receivables and deferred line installation costs of $6.2 million and $3.4 million, respectively, primarily as a result of the expansion of the Company's local and long distance telecommunications services. During the year ended December 31, 1997, cash for operating activities was used primarily to fund the Company's net loss of $79.9 million for such period. The Company also required cash to fund the growth in trade receivables and deferred line installation costs of $15.9 million and $9.7 million, respectively, offset by increases in accounts payable and accrued expenses of $27.1 million, deferred revenues of $7.2 million and customer deposits of $3 million. During the year ended December 31, 1996, cash for operating activities was used primarily to fund the Company's net loss of $22.3 million for such period. The Company also required cash to fund the growth in trade receivables of $9.3 million offset by an increase in deferred revenue of $9.5 million.

  Net cash used in investing activities totaled $289 million, $242.8 million and $283.1 million during the three months ended March 31, 1998 and the years ended December 31, 1997 and 1996, respectively. The expansion of the Company's local and long distance telecommunications services, development and construction of the Company's fiber optic network and other capital expenditures resulted in purchases of equipment and fiber optic cable and other property and equipment totaling $41.5 million, $151.3 million and $70.3 million during the three months ended March 31, 1998 and the years ended December 31, 1997 and 1996, respectively. The Company also used cash of $390.4 million to acquire available-for-sale securities during the first three months of 1998, offset by proceeds from sales and maturities of available-for-sale securities of $149.9 million during the period. During the year ended December 31, 1997, the cash used in investing activities was partially offset by net proceeds of $120.2 million from the sales and maturities of available-for-sale securities.

  In April and June 1997, the FCC granted the Company 26 "D" and "E" block frequency PCS licenses and in September 1997 the Company acquired one additional "E" block frequency license as a result of the CCI Acquisition (the "CCI PCS License"), giving the Company 27 PCS licenses in a total of 25 markets covering areas of Iowa, Illinois, Minnesota, Nebraska and South Dakota. The Company paid the FCC an aggregate of approximately $32.8 million for the 26 PCS licenses granted to the Company by the FCC in April and June 1997. The Company made a deposit of $4.8 million with the FCC at the beginning of the bidding process in 1996 and paid approximately $28 million during 1997 for the 26 PCS licenses. CCI paid the FCC for the CCI PCS License prior to the CCI Acquisition. The Company will be required to make significant additional expenditures to develop, construct and operate a PCS system.

  During the three months ended March 31, 1998, the Company used an aggregate of $5.7 million cash to acquire one directory from F.D.S.D. Rapid City, Inc. in Rapid City, South Dakota, and one directory from Bi-Rite Directories, Inc. in Springfield, Missouri, on March 17, 1998 and March 20, 1998, respectively. During the year ended December 31, 1997, the Company used cash of $23.5 million to acquire substantially all of the assets of ESI Communications and related entities in June 1997 and certain telephone directories published by Fronteer Financial Holdings, Ltd., Indiana Directories, Inc., Smart Pages Inc. and Yellow Pages Publishers, Inc. in February 1997, March 1997, September 1997 and September 1997, respectively.

  On September 24, 1997, the Company issued an aggregate of 8,488,586 shares of Class A Common Stock and paid approximately $155 million in cash to the shareholders of CCI in exchange for all of the outstanding shares of CCI in a transaction accounted for using the purchase method of accounting. The total purchase price was approximately $382.1 million, which includes approximately $3.4 million of estimated direct acquisition costs.

  Net cash received from financing activities was $288.7 million and $487 million during the three months ended March 31, 1998 and the year ended December 31, 1997, respectively, primarily as a result of the Offering in March 1998, the Company's private offerings of the 1997 Senior Discount Notes in March 1997 and the

1997 Senior Notes in July 1997. Cash received from financing activities during the year ended December 31, 1996 was $391.4 million and was primarily obtained from the Company's public offerings of Class A Common Stock in June and November 1996. The Company paid off and canceled the Credit Facility in June 1996 with a portion of the proceeds from its initial public offering.

  On March 4, 1997, the Company completed the 1997 Senior Discount Note Offering. The 1997 Senior Discount Notes were issued at an original issue discount in which the Company received approximately $288.9 million in net proceeds. The 1997 Senior Discount Notes accrete from March 4, 1997 at a rate of 10 1/2% per year, compounded semi-annually to an aggregate principal amount of $500 million by March 1, 2002. As of March 31, 1998, the accreted balance of the 1997 Senior Discount Notes was $335.2 million. Interest will not accrue on the 1997 Senior Discount Notes prior to March 1, 2002. Thereafter, interest will accrue at a rate of 10 1/2% per annum and will be payable in cash semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 2002. The 1997 Senior Discount Notes are redeemable, at the option of the Company, in whole or in part, at any time on or after March 1, 2002 at 105.25% of their principal amount at maturity, plus accrued and unpaid interest, declining to 100% of their principal amount at maturity, plus accrued and unpaid interest, on or after March 1, 2005. In the event of certain equity investments in the Company by certain strategic investors on or before March 1, 2000, the Company may, at its option, use all or a portion of the net proceeds therefrom to redeem up to a maximum of 33 1/3% of the original principal amount of the 1997 Senior Discount Notes at a redemption price of 110.5% of the accreted value thereof. In addition, in the event of a Change of Control (as defined in the 1997 Senior Discount Note Indenture) of the Company, each holder of 1997 Senior Discount Notes will have the right to require the Company to repurchase all or any part of such holder's 1997 Senor Discount Notes at a purchase price equal to 101% of the accreted value thereof prior to March 1, 2002, or 101% of the principal amount thereof plus accrued and unpaid interest, if any, on or after March 1, 2002. The 1997 Senor Discount Notes will mature on March 1, 2007.

  On July 21, 1997, the Company completed the 1997 Senior Note Offering in which the Company received net proceeds of approximately $217.6 million. Interest on the 1997 Senior Notes accrues at the rate of 9 1/4% per annum and is payable in cash semi-annually in arrears on July 15 and January 15, commencing January 15, 1998. The 1997 Senior notes are redeemable at the option of the Company, in whole or in part, at any time on or after July 15, 2002 at 104.625% of their principal amount at maturity, plus accrued and unpaid interest, declining to 100.000% of their principal amount at maturity, plus accrued and unpaid interest, on or after July 15, 2005. In the event of certain equity investments in the Company by certain strategic investors on or before July 15, 2000, the Company may, at its option, use all or a portion of the of the net proceeds from such sale to redeem up to 33 1/3% of the original principal amount of the 1997 Senior Notes at a redemption price equal to 109.25% of the principal amount of the 1997 Senior Notes plus accrued and unpaid interest thereon, if any, to but excluding the redemption date, provided that at least 66 2/3% of the original principal amount of the 1997 Senior Notes would remain outstanding immediately after giving effect to such redemption. In addition, in the event of a Change of Control (as defined in the 1997 Senior Note Indenture) of the Company, each holder of 1997 Senior Notes shall have the right to require the Company to repurchase all or any part of such holder's 1997 Senior Notes at a purchase price equal to 101% of the principal amount of the 1997 Senior Notes tendered by such holder plus accrued and unpaid interest, if any, to any Change of Control Payment Date (as defined in the 1997 Senior Note Indenture). The 1997 Senior Notes will mature on July 15, 2007.

  On March 16, 1998, the Company completed a private offering of the 1998 Senor Notes in which the Company received net proceeds of approximately $292.6 million. Interest on the 1998 Senior Notes accrues at the rate of 8 3/8% per annum and is payable in cash semi-annually in arrears on March 15 and September 15, commencing September 15, 1998. The 1998 Senior Notes are redeemable at the option of the Company, in whole or in part, at any time on or after March 15, 2003 at 104.188% of their principal amount at maturity, plus accrued and unpaid interest, declining to 100.000% of their principal amount at maturity, plus accrued and unpaid interest, on or after March 15, 2006. In the event of certain equity investments in the Company by certain strategic investors on or before March 15, 2001, the Company may, at its option, use all or a portion of the net proceeds from such sale to redeem up to 33 1/3% of the original principal amount of the 1998 Senior Notes at a redemption price equal to 108.375% of the principal amount of the 1998 Senior Notes plus accrued and unpaid interest thereon, if any, to but excluding the redemption date, provided that at least 66 2/3% of the original principal amount of the 1998 Senior Notes would remain outstanding immediately after giving effect to such redemption. In addition, in the event of a Change of Control (as defined in the 1998 Senior Note Indenture) of the Company, each holder of 1998 Senior Notes shall have the right to require the Company to repurchase all or any part of such holder's 1998 Senior Notes at a purchase price equal to 101% of the principal amount of the 1998 Senior Notes tendered by such holder plus accrued and unpaid interest, if any, to any Change of Control Payment Date (as defined in the 1998 Senior Note Indenture). The 1998 Senior Notes will mature on March 15, 2008.

  The 1997 Senior Discount Notes, the 1997 Senior Notes and the 1998 Senior Notes are senior unsecured obligations of the Company ranking pari passu in right of payment with all other existing and future senior unsecured obligations of the Company and senior to all existing and future subordinated debt of the Company. The 1997 Senior Discount Notes, the 1997 Senior Notes and the 1998 Senior Notes are effectively subordinated to all existing and future secured indebtedness of the Company and its subsidiaries to the extent of the value of the assets securing such indebtedness. The 1997 Senior Discount Notes, the 1997 Senior Notes and the 1998 Senior Notes also are effectively subordinated to all existing and future third-party indebtedness and other liabilities of the Company's subsidiaries.

  The Indentures impose operating and financial restrictions on the Company and its subsidiaries. These restrictions affect, and in certain cases significantly limit or prohibit, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, pay dividends or make distributions in respect of the Company's or such subsidiaries' capital stock, redeem capital stock, make other restricted payments, enter into sale and leaseback transactions, create liens upon assets, enter into transactions with affiliates or related persons, sell assets, or consolidate, merge or sell all or substantially all of their assets. There can be no assurance that such covenants will not adversely affect the Company's ability to finance its future operations or capital needs or to engage in other business activities that may be in the interests of the Company.

  As of March 31, 1998, the Company estimates that its aggregate capital requirements for the remainder of 1998, 1999 and 2000 will be approximately $850 million. The Company's estimated capital requirements include the estimated cost of (i) developing and constructing its fiber optic network, which in the future is expected to include the expansion of intra-city fiber optic networks, (ii) market expansion activities, (iii) developing, constructing and operating a PCS system and (iv) completing construction of its new corporate headquarters and associated buildings. These capital requirements are expected to be funded, in large part, out of the approximately $292.6 million in net proceeds from the Offering, the approximately $308 million in net proceeds remaining from the 1997 Senior Discount Note Offering and the 1997 Senior Note Offering, additional debt and equity issuances and lease payments to the Company for portions of the Company's networks.

  The Company may require additional capital in the future for business activities related to those specified above and also for acquisitions, joint ventures and strategic alliances, as well as to fund operating deficits and net losses. These activities could require significant additional capital not included in the foregoing estimated aggregate capital requirements.

  The Company's estimate of its future capital requirements is a "forward-looking statement" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual capital requirements may differ materially as a result of regulatory, technological and competitive developments (including new opportunities) in the Company's industry.

  The Company expects to meet its additional capital needs with the proceeds from credit facilities and other borrowings, and additional debt and equity issuances. As of the date hereof, the Company is negotiating with a major bank to obtain one or more syndicated credit facilities. There can be no assurance, however, that the Company will be successful in obtaining such credit facilities on terms acceptable to the Company or at all, or that the Company will otherwise be successful in producing sufficient cash flows or raising sufficient debt or equity capital to meet its strategic objectives, or that such funds, if available at all, will be available on a timely basis or on terms that are acceptable to the Company. Failure to generate or raise sufficient funds may require the Company to delay or abandon some of its future expansion plans or expenditures, which could have a material adverse effect on the Company. See "Risk Factors--Significant Capital Requirements."

MARKET RISK

  At March 31, 1998 and December 31, 1997, marketable equity securities of the Company were recorded at a fair value of $34.2 million and $27.5 million, respectively. The marketable equity securities held by the Company have exposure to price risk. A hypothetical ten percent adverse change in quoted market prices would amount to a decrease in the recorded value of investments of approximately $3.4 million and $2.8 million at March 31, 1998 and December 31, 1997, respectively. The Company believes its exposure to market rate fluctuations on all other investments is nominal due to the short-term nature of its investment portfolio.

  The Company has no material future earnings or cash flow exposures from changes in interest rates on its long-term debt obligations, as substantially all of the Company's long-term debt obligations are fixed rate obligations.

YEAR 2000 DATE CONVERSION

  The Company is currently working to verify system readiness for the processing of date-sensitive information by the Company's computerized information systems. The Year 2000 problem impacts computer programs and hardware timers using two digits (rather than four) to define the applicable year. Any of the Company's programs that have time-sensitive functions may recognize a date using "00" as the year 1900 rather than 2000, which could result in miscalculations or system failures. The Company is conducting a review of its computer systems and programs to determine which, if any, systems and programs are not capable of recognizing the year 2000 and to verify system readiness for the millennium date change. The Company is in the process of confirming with its key vendors that they will be Year 2000 ready. The total cost of addressing potential problems, which will be expensed as incurred, is not known as of the date hereof. Based on the preliminary information, however, such costs are not currently expected to have a material adverse effect on the Company's financial position, results of operations or cash flows in future periods. However, if the Company, its customers or vendors are unable to resolve such processing issues in a timely manner, it could have a material adverse effect on future operations. Accordingly, the Company plans to devote the necessary resources to resolve all significant year 2000 issues in a timely manner. While the Company's efforts are designed to be successful, because of the complexity of the Year 2000 issues and the interdependence of organizations using computer systems, there can be no assurance that the Company's efforts, or those of a third party with whom the Company interacts, will be satisfactorily completed in a timely fashion.

EFFECTS OF NEW ACCOUNTING STANDARD

  In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). This pronouncement is effective for calendar year 1998 financial statements and requires reporting segment information consistent with the way executive management of an entity disaggregates its operations internally to assess performance and make decisions regarding resource allocations. Among information to be disclosed, SFAS 131 requires an entity to report a measure of segment profit or loss, certain specific revenue and expense items and segment assets. SFAS 131 also requires reconciliations of total segment revenues, total segment profit or loss and total segment assets to the corresponding amounts shown in the entity's consolidated financial statements. The Company is in the process of identifying reportable segments and has not yet determined the effect of implementing SFAS 131.

INFLATION

  The Company does not believe that inflation has had a significant impact on the Company's consolidated operations.

                    DESCRIPTION OF THE 1998 EXCHANGE NOTES

GENERAL

  The 1998 Senior Notes were, and the 1998 Exchange Notes will be, issued under an indenture dated as of March 16, 1998 (the "1998 Senior Note Indenture") between the Company and United States Trust Company of New York, as trustee under the 1998 Senior Note Indenture (the "Trustee"). For purposes of this Description of the 1998 Exchange Notes, the term "Company" refers to McLeodUSA Incorporated and does not include its subsidiaries except for purposes of financial data determined on a consolidated basis.

  The terms of the 1998 Exchange Notes are identical in all material respects to the 1998 Senior Notes, except that (i) the 1998 Exchange Notes have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the 1998 Senior Notes and (ii) Holders of the 1998 Exchange Notes will not be entitled to certain rights of Holders of 1998 Senior Notes under the Registration Agreement. The terms of the 1998 Exchange Notes include those stated in the 1998 Senior Note Indenture and those made a part of the 1998 Senior Note Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the 1998 Senior Note Indenture (the "Trust Indenture Act"). The 1998 Exchange Notes are subject to all such terms, and Holders of the 1998 Exchange Notes are referred to the 1998 Senior Note Indenture and the Trust Indenture Act for a complete statement of such terms. A copy of the 1998 Senior Note Indenture is available from the Company on request. The statements and definitions of terms under this caption relating to the 1998 Exchange Notes and the 1998 Senior Note Indenture are summaries and do not purport to be complete. Such summaries make use of certain terms defined in the 1998 Senior Note Indenture and are qualified in their entirety by express reference to the 1998 Senior Note Indenture. Certain terms used herein are defined below under "--Certain Definitions."

  The 1998 Exchange Notes will rank pari passu in right of payment with the 1997 Senior Discount Notes, the 1997 Senior Notes, the 1998 Senior Notes and all other existing and future senior unsecured indebtedness of the Company and will rank senior in right of payment to all existing and future subordinated indebtedness of the Company. As of March 31, 1998, the Company had no outstanding subordinated indebtedness and, other than the 1997 Senior Discount Notes and the 1997 Senior Notes, had no outstanding indebtedness that would rank pari passu with the 1998 Exchange Notes. The 1998 Exchange Notes will not be secured by any assets and will be effectively subordinated to any existing and future secured indebtedness of the Company and its subsidiaries, including any Senior Credit Facility or Qualified Receivable Facility, to the extent of the value of the assets securing such indebtedness. As of March 31, 1998, the total secured indebtedness of the Company and its subsidiaries was approximately $26 million.

  The operations of the Company are conducted through its subsidiaries and, therefore, the Company is dependent upon cash flow from those entities to meet its obligations. The Company's subsidiaries will have no direct obligation to pay amounts due on the 1998 Exchange Notes and will not guarantee the 1998 Exchange Notes. As a result, the 1998 Exchange Notes will be effectively subordinated to all existing and future third-party indebtedness (including any Senior Credit Facility or any applicable Qualified Receivable Facility) and other liabilities of the Company's subsidiaries (including trade payables). As of March 31, 1998, the total liabilities of the Company's subsidiaries (after the elimination of loans and advances by the Company to its subsidiaries) were approximately $223 million. Any rights of the Company and its creditors, including the Holders of 1998 Exchange Notes, to participate in the assets of any of the Company's subsidiaries upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary's creditors (including trade creditors).

PRINCIPAL, MATURITY AND INTEREST

  The 1998 Exchange Notes will be limited in principal amount to $300 million and will mature on March 15, 2008. Interest on the 1998 Exchange Notes will accrue at the rate of 8 3/8% per annum and will be payable in cash semi-annually in arrears on March 15 and September 15 of each year, commencing September 15, 1998. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

  Principal and interest will be payable at the office of the Paying Agent but, at the option of the Company, interest may be paid by check mailed to the registered Holders at their registered addresses. The 1998 Exchange Notes will be issued without coupons and in fully registered form only, in minimum denominations of $1,000 and any integral multiples of $1,000 in excess thereof. Unless otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose.

  The interest rate on the 1998 Exchange Notes will be subject to increase in certain circumstances if the registration statement is not declared effective on a timely basis or if certain other conditions are not satisfied, all as further described under "--Exchange Offer; Registration Rights." All references herein to interest shall include such Special Interest, if appropriate.

BOOK-ENTRY SYSTEM

  The 1998 Exchange Notes will initially be issued in the form of one or more Global Securities (as defined in the 1998 Senior Note Indenture) held in book-entry form. The 1998 Exchange Notes will be deposited with the Trustee as custodian for the Depository, and the Depository or its nominee will initially be the sole registered Holder of the 1998 Exchange Notes for all purposes under the 1998 Senior Note Indenture. Except as set forth below, a Global Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository.

  The 1998 Exchange Notes that are issued as described below under "-- Certificated Notes" will be issued in definitive form.

  Upon the transfer of a 1998 Exchange Note in definitive form, such 1998 Exchange Note will, unless the Global Security has previously been exchanged for 1998 Exchange Notes in definitive form, be exchanged for an interest in the Global Security representing the principal amount 1998 Exchange Notes being transferred.

  Upon the issuance of a Global Security, the Depository or its nominee will credit, on its internal system, the accounts of persons holding through it with the respective principal amounts of the individual beneficial interests represented by such Global Security purchased by such persons in the Offering. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depository ("participants") or persons that may hold interests through participants. Ownership of beneficial interests by participants in a Global Security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the Depository or its nominee for such Global Security. Ownership of beneficial interests in such Global Security by persons that hold through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

  Payment of principal of, premium, if any, on and interest on 1998 Exchange Notes represented by any such Global Security will be made to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the 1998 Exchange Notes represented thereby for all purposes under the 1998 Senior Note Indenture. None of the Company, the Trustee, any agent of the Company or the Initial Purchasers will have any responsibility or liability for (i) any aspect of the Depository's reports relating to or payments made on account of beneficial ownership interests in a Global Security representing any 1998 Exchange Notes or for maintaining, supervising or reviewing any of the Depository's records relating to such beneficial ownership interests or (ii) any other matter relating to the actions and practices of the Depository or any of its participants.

  The Company has been advised by the Depository that upon receipt of any payment of principal of, premium, if any, on or interest on any Global Security, the Depository will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or face amount of such Global Security, as shown on the records of the Depository. The Company expects that payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name" and will be the sole responsibility of such participants.

  So long as the Depository or its nominee is the registered owner or Holder of such Global Security, the Depository or such nominee, as the case may be, will be considered the sole owner or Holder of the 1998 Exchange Notes represented by such Global Security for the purposes of receiving payment on the 1998 Exchange Notes, receiving notices and for all other purposes under the 1998 Senior Note Indenture and the 1998 Exchange Notes. Beneficial interests in 1998 Exchange Notes will be evidenced only by, and transfers thereof will be effected only through, records maintained by the Depository and its participants. Except as provided above, owners of beneficial interests in a Global Security will not be entitled to and will not be considered the Holders of such Global Security for any purposes under the 1998 Senior Note Indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the 1998 Senior Note Indenture. The Company understands that, under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in a Global Security desires to give or take any action that a Holder is entitled to give or take under the 1998 Senior Note Indenture, the Depository would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

  The Depository has advised the Company that it will take any action permitted to be taken by a Holder of 1998 Exchange Notes (including the presentation of 1998 Exchange Notes for exchange as described below) only at the direction of one or more participants to whose account with the Depository interests in the Global Security are credited and only in respect of such portion of the aggregate principal amount of the 1998 Exchange Notes as to which such participant or participants has or have given such direction.

  The Depository has advised the Company that the Depository is a limited-purpose trust company organized under the Banking Law of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Depository was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations some of whom (and/or their representatives) own the Depository Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

  The information in this section concerning the Depository and the Depository's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

CERTIFICATED NOTES

  The 1998 Exchange Notes represented by a Global Security are exchangeable for certificated 1998 Exchange Notes only if (i) the Depository notifies the Company that it is unwilling or unable to continue as a depository for such Global Security or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, and a successor depository is not appointed by the Company within 90 days, (ii) the Company executes and delivers to the Trustee a notice that such Global Security shall be so transferable, registrable and exchangeable, and such transfer shall be registrable or (iii) there shall have occurred and be continuing an Event of Default with respect to the 1998 Exchange Notes represented by such Global Security. Any Global Security that is exchangeable for certificated 1998 Exchange Notes pursuant to the preceding sentence will be transferred to, and registered and exchanged for, certificated 1998 Exchange Notes in authorized denominations and registered in such names as the Depository or its nominee holding such Global Security may direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security of like denomination to be registered in the name of the Depository or its nominee. In the event that a Global Security becomes exchangeable for certificated 1998 Exchange Notes, (i) certificated 1998 Exchange Notes will be issued only in fully registered form in denominations of $1,000 or integral multiples thereof, (ii) payment of principal, any repurchase price, and interest on the certificated 1998 Exchange Notes will be payable, and the transfer of the certificated 1998 Exchange Notes will be registrable, at the office or agency of the Company maintained for such purposes and (iii) no service charge will be made for any issuance of the certificated 1998 Exchange Notes, although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.

OPTIONAL REDEMPTION

  The 1998 Exchange Notes will be subject to redemption at the option of the Company, in whole or in part, at any time on or after March 15, 2003 and prior to maturity, upon not less than 30 nor more than 60 days' notice, in amounts of $1,000 or an integral multiple of $1,000, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon (if any), if redeemed during the twelve months beginning March 15, 2003 of the years indicated below:

     YEAR                                                             PERCENTAGE
     ----                                                             ----------
     2003............................................................  104.188%
     2004............................................................  102.792%
     2005............................................................  101.396%
     2006 and thereafter.............................................  100.000%

  The 1998 Exchange Notes will be redeemable prior to March 15, 2001 only in the event that the Company receives net proceeds from the sale of its Common Stock in a Strategic Equity Investment on or before March 15, 2001, in which case the Company may, at its option, use all or a portion of any such net proceeds to redeem up to 33 1/3% of the originally issued principal amount of the 1998 Notes; provided, that at least 66 2/3% of the originally issued principal amount of the 1998 Notes would remain outstanding after such redemption. Such redemption must occur on a Redemption Date within 90 days of such sale and upon not less than 30 nor more than 60 days' notice mailed to each Holder of 1998 Notes to be redeemed at such Holder's address appearing in the Note Register, in amounts of $1,000 or an integral multiple of $1,000 at a redemption price equal to 108.375% of the principal amount of the 1998 Notes so redeemed, plus accrued and unpaid interest thereon (if any) to but excluding the Redemption Date.

  If less than all of the 1998 Notes are to be redeemed, the Trustee shall select, in such manner as it shall deem fair and appropriate, the particular 1998 Notes to be redeemed or any portion thereof that is an integral multiple of $1,000.

MANDATORY REDEMPTION

  Except as set forth under "--Repurchase at the Option of Holders upon a Change of Control" and "--Asset Sales," the Company is not required to make mandatory redemption payments or sinking fund payments with respect to the 1998 Exchange Notes.

REPURCHASE AT THE OPTION OF HOLDERS UPON A CHANGE OF CONTROL

  Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 principal amount or an integral multiple thereof) of such Holder's 1998 Exchange Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount of the 1998 Exchange Notes plus accrued and unpaid interest, if any, to any Change of Control Payment Date.

  Within 30 days following any Change of Control, the Company or the Trustee (at the request and expense of the Company) shall mail a notice to each Holder stating: (i) that a Change of Control Offer is being made pursuant to the covenant described under "--Repurchase at the Option of Holders upon a Change of Control" and that all 1998 Exchange Notes timely tendered will be accepted for payment; (ii) the Change of Control Purchase Price and the purchase date (the "Change of Control Payment Date"), which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed; (iii) that any 1998 Exchange Notes or portions thereof not tendered or accepted for payment will continue to accrue interest; (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price, all 1998 Exchange Notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest from and after the Change of Control Payment Date; (v) that Holders electing to have any 1998 Exchange Notes or portions thereof purchased pursuant to a Change of Control Offer will be required to surrender their 1998 Exchange Notes prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of 1998 Exchange Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such 1998 Exchange Notes or portions thereof purchased; (vii) that Holders electing to have 1998 Exchange Notes purchased pursuant to the Change of Control Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof; (viii) that Holders whose 1998 Exchange Notes are being purchased only in part will be issued new 1998 Exchange Notes equal in principal amount to the unpurchased portion of the 1998 Exchange Note or 1998 Exchange Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and (ix) any other information necessary to enable any Holder to tender 1998 Exchange Notes and to have such 1998 Exchange Notes purchased pursuant to the 1998 Senior Note Indenture.

  The Company will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws or regulations, to the extent such laws and regulations are applicable, in connection with the repurchase of 1998 Exchange Notes pursuant to a Change of Control Offer.

  On the Change of Control Payment Date, the Company will (i) accept for payment 1998 Exchange Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (ii) irrevocably deposit with the Paying Agent in immediately available funds an amount equal to the Change of Control Purchase Price in respect of all 1998 Exchange Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee the 1998 Exchange Notes so accepted together with an Officers' Certificate listing the 1998 Exchange Notes or portions thereof tendered to the Company and accepted for payment. The Paying Agent shall promptly mail to each Holder of 1998 Exchange Notes so accepted payment in an amount equal to the Change of Control Purchase Price for such 1998 Exchange Notes, and the Trustee shall promptly authenticate and mail to each Holder a new 1998 Exchange Note equal in principal amount to any unpurchased portion of the 1998 Exchange

Notes surrendered, if any; provided that each such new 1998 Exchange Note shall be in a principal amount of $1,000 or any integral multiple thereof.

  The existence of the Holders' right to require, subject to certain conditions, the Company to repurchase 1998 Exchange Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes a Change of Control. If a Change of Control Offer is made, there can be no assurance that the Company will have sufficient funds to pay the Change of Control Purchase Price for all 1998 Exchange Notes tendered by Holders seeking to accept the Change of Control Offer. In addition, instruments governing other indebtedness of the Company may prohibit the Company from purchasing any 1998 Exchange Notes prior to their Stated Maturity, including pursuant to a Change of Control Offer. In the event that a Change of Control Offer occurs at a time when the Company does not have sufficient available funds to pay the Change of Control Purchase Price for all 1998 Exchange Notes tendered pursuant to such offer or at a time when the Company is prohibited from purchasing the 1998 Exchange Notes (and the Company is unable either to obtain the consent of the holders of the relevant indebtedness or to repay such indebtedness), an Event of Default would occur under the 1998 Senior Note Indenture. In addition, one of the events that constitutes a Change of Control under the 1998 Senior Note Indenture is a sale, conveyance, transfer or lease of all or substantially all of the property of the Company. The 1998 Senior Note Indenture is governed by New York law, and there is no established definition under New York law of "substantially all" of the assets of a corporation. Accordingly, if the Company were to engage in a transaction in which it disposed of less than all of its assets, a question of interpretation could arise as to whether such disposition was of "substantially all" of its assets and whether the Company was required to make a Change of Control Offer.

  Except as described herein with respect to a Change of Control, the 1998 Senior Note Indenture does not contain any other provisions that permit Holders of 1998 Exchange Notes to require that the Company repurchase or redeem 1998 Exchange Notes in the event of a takeover, recapitalization or similar restructuring.

ASSET SALES

  The Company will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration for such Asset Sale at least equal to the Fair Market Value (as evidenced by a Board Resolution delivered to the Trustee) of the Property or assets sold or otherwise disposed of; (ii) at least 75% of the consideration received by the Company or such Restricted Subsidiary for such Property or assets consists of (a) cash, readily-marketable cash equivalents, or Telecommunications Assets; (b) shares of publicly-traded Voting Stock of any Person engaged in the Telecommunications Business in the United States; or (c) the assumption of Indebtedness of the Company or such Restricted Subsidiary (other than Indebtedness that is subordinated to the 1998 Exchange Notes) and the release of the Company or the Restricted Subsidiary, as the case may be, from all liability on the Indebtedness assumed; and (iii) the Company or such Restricted Subsidiary, as the case may be, uses the Net Cash Proceeds from such Asset Sale in the manner set forth in the next paragraph.

  Within 360 days after any Asset Sale, the Company or such Restricted Subsidiary, as the case may be, may at its option (i) reinvest an amount equal to the Net Cash Proceeds (or any portion thereof) from such Asset Sale in Telecommunications Assets or in Capital Stock of any Person engaged in the Telecommunications Business and/or (ii) apply an amount equal to such Net Cash Proceeds (or remaining Net Cash Proceeds) to the permanent reduction of Indebtedness of the Company (other than Indebtedness to a Restricted Subsidiary) that is senior to or pari passu with the 1998 Exchange Notes or to the permanent reduction of Indebtedness or preferred stock of any Restricted Subsidiary (other than Indebtedness to, or preferred stock owned by, the Company or another Restricted Subsidiary). Any Net Cash Proceeds from any Asset Sale that are not used to reinvest in Telecommunications Assets or in Capital Stock of any Person engaged in the Telecommunications Business and/or to reduce senior or pari passu Indebtedness of the Company or Indebtedness or preferred stock of its Restricted Subsidiaries shall constitute Excess Proceeds.

  If at any time the aggregate amount of Excess Proceeds calculated as of such date exceeds $5 million, the Company shall, within 30 days, use such Excess Proceeds to make an offer to purchase (an "Asset Sale Offer") on a pro rata basis, from all Holders, 1998 Notes in an aggregate principal amount equal to the maximum principal amount that may be purchased out of Excess Proceeds, at a purchase price (the "Offer Purchase Price") in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date, in accordance with the procedures set forth in the 1998 Senior
Note Indenture. Upon completion of an Asset Sale Offer (including payment of the Offer Purchase Price), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

  The Company will comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws or regulations, to the extent such laws and regulations are applicable, in connection with the repurchase of 1998 Notes pursuant to an Asset Sale Offer.

CERTAIN COVENANTS

  Set forth below are certain covenants that are contained in the 1998 Senior
Note Indenture:

 Limitation on Consolidated Indebtedness

  The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness after the Issue Date unless either (a) the ratio of (i) the aggregate consolidated principal amount of Indebtedness of the Company outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Indebtedness and any other Indebtedness Incurred since such balance sheet date and the receipt and application of the proceeds thereof, to (ii) Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters immediately preceding the Incurrence of such Indebtedness for which consolidated financial statements of the Company have been filed with the Commission or have otherwise become publicly available, determined on a pro forma basis as if any such Indebtedness had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters, would be less than 5.5 to 1.0 for such four-quarter periods ending prior to December 31, 2000 and 5.0 to 1.0 for such periods ending thereafter, or (b) the Company's Consolidated Capital Ratio as of the most recent quarterly or annual balance sheet of the Company that has been filed with the Commission or has otherwise become publicly available, after giving pro forma effect to (x) the Incurrence of such Indebtedness and any other Indebtedness Incurred since such balance sheet date and (y) paid-in capital received since such balance sheet date or concurrently with the Incurrence of such Indebtedness, and in each case the receipt and application of the proceeds thereof, is less than 2.0 to 1.0.

  Notwithstanding the foregoing limitation, the Company and any Restricted Subsidiary may Incur each and all of the following:

    (i) Indebtedness under Senior Credit Facilities in an aggregate principal amount outstanding or available at any one time not to exceed $100 million, and any renewal, extension, refinancing or refunding thereof in an amount which, together with any principal amount remaining outstanding or available under all Senior Credit Facilities, does not exceed the aggregate principal amount outstanding or available under all Senior Credit Facilities immediately prior to such renewal, extension, refinancing or refunding;

    (ii) Indebtedness under Qualified Receivable Facilities in an aggregate principal amount outstanding or available at any one time not to exceed the greater of (x) $150 million or (y) an amount equal to 85% of net Receivables determined in accordance with GAAP, and any renewal, extension, refinancing or refunding thereof in an amount which, together with any principal amount remaining outstanding or available under all Qualified Receivable Facilities, does not exceed the aggregate principal amount outstanding or available under all Qualified Receivable Facilities immediately prior to such renewal, extension, refinancing or refunding;

    (iii) Purchase Money Indebtedness, provided that the amount of such Purchase Money Indebtedness does not exceed 90% of the cost of the construction, acquisition or improvement of the applicable
  Telecommunications Assets;

    (iv) Indebtedness owed by the Company to any Wholly-Owned Restricted Subsidiary of the Company or Indebtedness owed by a Restricted Subsidiary of the Company to the Company or a Wholly-Owned Restricted Subsidiary of the Company; provided that upon either (x) the transfer or other disposition by such Wholly-Owned Restricted Subsidiary or the Company of any Indebtedness so permitted to a Person other than the Company or another Wholly-Owned Restricted Subsidiary of the Company or (y) the issuance (other than directors' qualifying shares), sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Wholly-Owned Restricted Subsidiary to a Person other than the Company or another such Wholly-Owned Restricted Subsidiary, the provisions of this clause (iv) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred at the time of such transfer or other disposition;

    (v) Indebtedness Incurred to renew, extend, refinance or refund (each, a "refinancing") the 1998 Notes or Indebtedness outstanding at the date of the 1998 Senior Note Indenture or Purchase Money Indebtedness Incurred pursuant to clause (iii) of this paragraph in an aggregate principal amount not to exceed the aggregate principal amount of and accrued interest on the Indebtedness so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company incurred in connection with such refinancing; provided that Indebtedness the proceeds of which are used to refinance the 1998 Notes or Indebtedness which is pari passu to the 1998 Notes or Indebtedness which is subordinate in right of payment to the 1998 Notes shall only be permitted under this clause (v) if (A) in the case of any refinancing of the 1998 Notes or Indebtedness which is pari passu to the 1998 Notes, the refinancing Indebtedness is made pari passu to the 1998 Notes or constitutes Subordinated Indebtedness, and, in the case of any refinancing of Subordinated Indebtedness, the refinancing Indebtedness constitutes Subordinated Indebtedness and (B) in any case, the refinancing Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, (x) does not provide for payments of principal of such Indebtedness at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Indebtedness upon any event of default thereunder), in each case prior to the time the same are required by the terms of the Indebtedness being refinanced and (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the Company) of such Indebtedness at the option of the holder thereof prior to the time the same are required by the terms of the Indebtedness being refinanced, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to an offer to purchase made by the Company) which is conditioned upon a change of control pursuant to provisions substantially similar to those described under "--Repurchase at the Option of Holders upon a Change of Control;"

    (vi) Indebtedness consisting of Permitted Interest Rate and Currency Protection Agreements;

    (vii) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business or (B) arising from customary agreements providing for indemnification, adjustment of purchase price for closing balance sheet changes within 90 days after closing, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition) and in an aggregate principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; and

    (viii) Indebtedness not otherwise permitted to be Incurred pursuant to clauses (i) through (vii) above, which, together with any other outstanding Indebtedness Incurred pursuant to this clause (viii), has an aggregate principal amount not in excess of $10 million at any time outstanding.

  Notwithstanding any other provision of this "--Certain Covenants--Limitation on Consolidated Indebtedness" covenant, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this "-- Certain Covenants--Limitation on Consolidated Indebtedness" covenant shall not be deemed to be exceeded due solely as the result of fluctuations in the exchange rates of currencies.

  For purposes of determining any particular amount of Indebtedness under this "--Certain Covenants--Limitation on Consolidated Indebtedness" covenant, (1) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted pursuant to the equal and ratable provisions referred to in the "--Certain Covenants--Limitation on Liens" covenant described below shall not be treated as Indebtedness. For purposes of determining compliance with this "--Certain Covenants--Limitation on Consolidated Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

 Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries

  The Company will not permit any Restricted Subsidiary of the Company to Incur any Indebtedness or issue any Preferred Stock except:

    (i) Indebtedness or Preferred Stock outstanding on the date of the 1998 Senior Note Indenture after giving effect to the application of the proceeds of the 1998 Notes;

    (ii) Indebtedness Incurred or Preferred Stock issued to and held by the Company or a Wholly-Owned Restricted Subsidiary of the Company (provided that such Indebtedness or Preferred Stock is at all times held by the Company or a Wholly-Owned Restricted Subsidiary of the Company);

    (iii) Indebtedness Incurred or Preferred Stock issued by a Person prior to the time (A) such Person became a Restricted Subsidiary of the Company,
  (B) such Person merges into or consolidates with a Restricted Subsidiary of the Company or (C) another Restricted Subsidiary of the Company merges into or consolidates with such Person (in a transaction in which such Person becomes a Restricted Subsidiary of the Company), which Indebtedness or Preferred Stock was not Incurred or issued in anticipation of such transaction and was outstanding prior to such transaction;

    (iv) Indebtedness under a Senior Credit Facility which is permitted to be outstanding under clause (i) of the second paragraph of "--Certain Covenants--Limitation on Consolidated Indebtedness;"

    (v) in the case of a Restricted Subsidiary that is a Qualified Receivable Subsidiary, Indebtedness under a Qualified Receivable Facility which is permitted to be outstanding under clause (ii) of the second paragraph of "--Certain Covenants--Limitation on Consolidated Indebtedness;"

    (vi) Indebtedness consisting of Permitted Interest Rate and Currency Protection Agreements;

    (vii) Indebtedness (A) in respect of performance, surety and appeal bonds provided in the ordinary course of business or (B) arising from customary agreements providing for indemnification, adjustment of purchase price for closing balance sheet changes within 90 days after closing, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligation of such Restricted Subsidiary pursuant to such agreements, in each case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of such Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition) and in an aggregate principal amount not to exceed the gross proceeds actually received by such Restricted Subsidiary in connection with such disposition;

    (viii) Indebtedness or Preferred Stock which is exchanged for, or the proceeds of which are used to refinance, refund or redeem, any Indebtedness or Preferred Stock permitted to be outstanding pursuant to clauses (i) and
  (iii) hereof or any extension or renewal thereof (for purposes hereof, a "refinancing"), in an aggregate principal amount, in the case of Indebtedness, or with an aggregate liquidation preference in the case of Preferred Stock, not to exceed the aggregate principal amount of the Indebtedness so refinanced or the aggregate liquidation preference of the Preferred Stock so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness or Preferred Stock so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the amount of expenses of the Company and the applicable Restricted Subsidiary Incurred in connection therewith and provided the Indebtedness or Preferred Stock Incurred or issued upon such refinancing by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness or Preferred Stock is Incurred or issued, (x) does not provide for payments of principal or liquidation value at the stated maturity of such Indebtedness or Preferred Stock or by way of a sinking fund applicable to such Indebtedness or Preferred Stock or by way of any mandatory redemption, defeasance, retirement or repurchase of such Indebtedness or Preferred Stock by the Company or any Restricted Subsidiary of the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder), in each case prior to the time the same are required by the terms of the Indebtedness or Preferred Stock being refinanced and (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the Company or a Restricted Subsidiary of the Company) of such Indebtedness or Preferred Stock at the option of the holder thereof prior to the stated maturity of the Indebtedness or Preferred Stock being refinanced, other than a redemption or other retirement at the option of the holder of such Indebtedness or Preferred Stock (including pursuant to an offer to purchase made by the Company or a Restricted Subsidiary of the Company) which is conditioned upon the change of control of the Company pursuant to provisions substantially similar to those described under "Repurchase at the Option of Holders upon a Change of Control" and provided, further, that in the case of any exchange or redemption of Preferred Stock of a Restricted Subsidiary of the Company, such Preferred Stock may only be exchanged for or redeemed with Preferred Stock of such Restricted Subsidiary; and

    (ix) Indebtedness Incurred or Preferred Stock issued by a Restricted Subsidiary, provided that the Fair Market Value of the Company's Investment in all Restricted Subsidiaries which Incur Indebtedness or issue Preferred Stock pursuant to this clause (ix) shall not exceed, at any time, $30 million in the aggregate, provided further, that such Indebtedness Incurred is otherwise permitted pursuant to the covenant described under "-- Limitation on Consolidated Indebtedness."

 Limitation on Restricted Payments

  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to such proposed Restricted Payment (i) no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof; (ii) after giving effect, on a pro forma basis, to such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of "-- Certain Covenants--Limitation on Consolidated Indebtedness"; and (iii) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended (the amount so expended, if other than cash, to be determined in good faith by a majority of the disinterested members of the Board of Directors, whose determination shall be conclusive and evidenced by a resolution thereof) or declared for all Restricted Payments after the Issue Date does not exceed the sum of (A) 50% of the Consolidated Net Income of the Company (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) for the period (taken as one accounting period) beginning on the last day of the fiscal quarter immediately preceding the Issue Date and ending on the last day of the fiscal quarter for which the Company's financial statements have been filed with the Commission or otherwise become publicly available immediately preceding the date of such Restricted Payment, plus (B) 100% of the net reduction in Investments, subsequent to the Issue Date, in any Person, resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of Property (but only to the extent such interest, dividends, repayments or other transfers of Property are not included in the calculation of Consolidated Net Income), in each case to the Company or any Restricted Subsidiary from any Person (including, without limitation, from Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed in the case of any Person the amount of Investments previously made subsequent to the Issue Date by the Company or any Restricted Subsidiary in such Person and which was treated as a Restricted Payment; provided that the Company or a Restricted Subsidiary of the Company may make any Restricted Payment with the aggregate net proceeds received after the date of the 1998 Senior Note Indenture, including the fair value of property other than cash (determined in good faith by the Board of Directors as evidenced by a resolution of the Board of Directors filed with the Trustee), (x) as capital contributions to the Company, (y) from the issuance (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company and warrants, rights or options on Capital Stock (other than Disqualified Stock) of the Company, or (z) from the conversion of Indebtedness of the Company into Capital Stock (other than Disqualified Stock and other than by a Restricted Subsidiary) of the Company after the date of the 1998 Senior Note Indenture.

  The foregoing limitations shall not prevent the Company from (i) paying a dividend on its Capital Stock at any time within 60 days after the declaration thereof if, on the declaration date, the Company could have paid such dividend in compliance with the preceding paragraph; (ii) retiring (A) any Capital Stock of the Company or any Restricted Subsidiary of the Company, (B) Indebtedness of the Company that is subordinate to the 1998 Notes, or (C) Indebtedness of a Restricted Subsidiary of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale of Qualified Stock of the Company; (iii) retiring any Indebtedness of the Company subordinated in right of payment to the 1998 Notes in exchange for, or out of the proceeds of, the substantially concurrent incurrence of Indebtedness of the Company (other than Indebtedness to a Subsidiary of the Company), provided that such new Indebtedness (A) is subordinated in right of payment to the 1998 Notes at least to the same extent as, (B) has an Average Life at least as long as, and
(C) has no scheduled principal payments due in any amount earlier than, any equivalent amount of principal under the Indebtedness so retired; (iv) retiring any Indebtedness of a Restricted Subsidiary of the Company in exchange for, or out of the proceeds of, the substantially concurrent incurrence of Indebtedness of the Company or any Restricted Subsidiary that is permitted under the covenant described under "--Certain Covenants--Limitation on Consolidated Indebtedness" (in the case of Indebtedness of the Company) and "--Certain Covenants--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" (in the case of Indebtedness of Restricted Subsidiaries) and that (A) is not secured by any assets of the Company or any Restricted Subsidiary to a greater extent than the retired Indebtedness was so secured, (B) has an Average Life at least as long as the retired Indebtedness, and (C) is subordinated in right of payment to the 1998 Notes at least to the same extent as the retired Indebtedness; (v) retiring any Capital Stock or options to acquire Capital Stock of the Company or any Restricted Subsidiary of the Company held by any directors, officers or employees of the Company or any Restricted Subsidiary, provided that the aggregate price paid for all such retired Capital Stock shall not exceed, in the aggregate, the sum of $2 million plus the aggregate cash proceeds received by the Company subsequent to the Issue Date from issuances of Capital Stock or options to acquire Capital Stock by the Company to directors, officers or employees of the Company and its Subsidiaries; (vi) making payments or distributions to dissenting stockholders pursuant to applicable law in connection with a consolidation, merger or transfer of assets permitted under "--Consolidation, Merger, Conveyance, Lease or Transfer"; (vii) retiring any Capital Stock of the Company to the extent necessary (as determined in good faith by a majority of the disinterested members of the Board of Directors, whose determination shall be conclusive and evidenced by a resolution thereof) to prevent the loss, or to secure the renewal or reinstatement, of any license or franchise held by the Company or any Restricted Subsidiary from any governmental agency; (viii) making Investments in any Person primarily engaged in the Telecommunications Business; provided, that the aggregate amount of such Investments does not exceed at any time the sum of (A) $30 million plus (B) the amount of Net Cash Proceeds received by the Company after the Issue Date as a capital contribution or from the sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, except to the extent such Net Cash Proceeds are used to make Restricted Payments permitted pursuant to clauses (x), (y) and (z) of the first paragraph, or clause (ii) or this clause (viii) of this paragraph, of this "Limitation on Restricted Payments" covenant, plus (C) the net reduction in Investments made pursuant to this clause (viii) resulting from distributions on or repayments of such

Investments or from the Net Cash Proceeds from the sale of any such Investment (except in each case to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "Investment"), provided that the net reduction in any Investment shall not exceed the amount of such Investment; and (ix) making Investments not otherwise permitted in an aggregate amount not to exceed $15 million at any time outstanding.

  In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (ii), (iii) and (iv) of the foregoing paragraph shall not be included as Restricted Payments.

  Not later than the date of making any Restricted Payment (including any Restricted Payment permitted to be made pursuant to the two previous paragraphs), the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available financial statements.

 Limitation on Liens

  The Company may not, and may not permit any Restricted Subsidiary of the Company to, Incur or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired to secure any Indebtedness without making, or causing such Restricted Subsidiary to make, effective provision for securing the 1998 Notes (x) equally and ratably with such Indebtedness as to such property for so long as such Indebtedness will be so secured or (y) in the event such Indebtedness is Indebtedness of the Company which is subordinate in right of payment to the 1998 Notes, prior to such Indebtedness as to such property for so long as such Indebtedness will be so secured.

  The foregoing restrictions shall not apply to: (i) Liens existing on the date of the 1998 Senior Note Indenture and securing Indebtedness outstanding on the date of the 1998 Senior Note Indenture or Incurred on or after the Issue Date pursuant to any Senior Credit Facility or Qualified Receivable Facility; (ii) Liens securing Indebtedness in an amount which, together with the aggregate amount of Indebtedness then outstanding or available under all Senior Credit Facilities (or under refinancings or amendments of such Senior Credit Facilities), does not exceed 1.5 times the Company's Consolidated Cash Flow Available for Fixed Charges for the four full fiscal quarters preceding the Incurrence of such Lien for which the Company's consolidated financial statements have been filed with the Commission or become publicly available, determined on a pro forma basis as if such Indebtedness had been Incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters; (iii) Liens in favor of the Company or any Wholly-Owned Restricted Subsidiary of the Company; (iv) Liens on Property of the Company or a Restricted Subsidiary acquired, constructed or constituting improvements made after the Issue Date of the 1998 Notes to secure Purchase Money Indebtedness which is otherwise permitted under the 1998 Senior Note Indenture, provided that (a) the principal amount of any Indebtedness secured by any such Lien does not exceed 100% of such purchase price or cost of construction or improvement of the Property subject to such Lien, (b) such Lien attaches to such property prior to, at the time of or within 180 days after the acquisition, completion of construction or commencement of operation of such Property and (c) such Lien does not extend to or cover any Property other than the specific item of Property (or portion thereof) acquired, constructed or constituting the improvements made with the proceeds of such Purchase Money Indebtedness; (v) Liens to secure Acquired Indebtedness, provided that (a) such Lien attaches to the acquired asset prior to the time of the acquisition of such asset and (b) such Lien does not extend to or cover any other Property; (vi) Liens to secure Indebtedness Incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, Indebtedness secured by any Lien referred to in the foregoing clauses (i), (ii), (iv) and (v) so long as such Lien does not extend to any other Property and the principal amount of Indebtedness so secured is not increased except as otherwise permitted under clause (v) of the second paragraph of "--Certain Covenants--Limitation on Consolidated Indebtedness" (in the case of Indebtedness of the Company) or clause (viii) of "--Certain Covenants--Limitation on Indebtedness and

Preferred Stock of Restricted Subsidiaries" (in the case of Indebtedness of Restricted Subsidiaries); (vii) Liens not otherwise permitted by the foregoing clauses (i) through (vi) in an aggregate amount not to exceed 5% of the Company's Consolidated Tangible Assets; (viii) Liens granted after the Issue Date pursuant to the immediately preceding paragraph to secure the 1998 Notes; and (ix) Permitted Liens.

 Limitation on Sale and Leaseback Transactions

  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction (other than a Sale and Leaseback Transaction between the Company or a Restricted Subsidiary on the one hand and a Restricted Subsidiary or the Company on the other hand), unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale and Leaseback Transaction at least equal to the Fair Market Value (as evidenced by a Board Resolution delivered to the Trustee) of the Property subject to such transaction; (ii) the Attributable Indebtedness of the Company or such Restricted Subsidiary with respect thereto is included as Indebtedness and would be permitted by the covenant described under "--Certain Covenants--Limitation on Consolidated Indebtedness" or "--Certain Covenants--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries", as the case may be; (iii) the Company or such Restricted Subsidiary would be permitted to create a Lien on such Property without securing the 1998 Notes by the covenant described under "--Certain Covenants--Limitation on Liens"; and (iv) the Net Cash Proceeds from such transaction are applied in accordance with the covenant described under "--Asset Sales"; provided that the Company shall be permitted to enter into Sale and Leaseback Transactions for up to $30 million with respect to construction of the Company's headquarters buildings located in Cedar Rapids, Iowa, provided that any such transaction is entered into within 180 days of the earlier of (x) substantial completion or (y) occupation of the applicable phase of such headquarters building.

 Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries

  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, cause or suffer to exist or become effective, or enter into, any encumbrance or restriction (other than pursuant to law or regulation) on the ability of any Restricted Subsidiary (i) to pay dividends or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to the Company or any Restricted Subsidiary; (ii) to make loans or advances to the Company or any Restricted Subsidiary; or (iii) to transfer any of its Property to the Company or any other Restricted Subsidiary, except: (a) any encumbrance or restriction existing as of the Issue Date pursuant to the 1998 Senior Note Indenture or any other agreement relating to any Existing Indebtedness or any Indebtedness under a Qualified Receivable Facility otherwise permitted under the 1998 Senior Note Indenture; (b) any encumbrance or restriction pursuant to an agreement relating to an acquisition of Property, so long as the encumbrances or restrictions in any such agreement relate solely to the Property so acquired; (c) any encumbrance or restriction relating to any Indebtedness of any Restricted Subsidiary existing on the date on which such Restricted Subsidiary is acquired by the Company or another Restricted Subsidiary (other than any such Indebtedness Incurred by such Restricted Subsidiary in connection with or in anticipation of such acquisition); (d) any encumbrance or restriction pursuant to an agreement effecting a permitted refinancing of Indebtedness issued pursuant to an agreement referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such refinancing agreement are not materially more restrictive than the encumbrances and restrictions contained in such agreements; (e) customary provisions (A) that restrict the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset; (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the 1998 Senior Note Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; (f) in the case of clause (iii) above, restrictions contained in any security agreement (including a Capital Lease Obligation) securing Indebtedness of the Company or a Restricted

Subsidiary otherwise permitted under the 1998 Senior Note Indenture, but only to the extent such restrictions restrict the transfer of the property subject to such security agreement; and (g) any restriction with respect to a Restricted Subsidiary of the Company imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, provided that the consummation of such transaction would not result in an Event of Default or an event that, with the passing of time or the giving of notice or both, would constitute an Event of Default, that such restriction terminates if such transaction is not consummated and that the consummation or abandonment of such transaction occurs within one year of the date such agreement was entered into.

  Nothing contained in this "--Certain Covenants--Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent the Company or any other Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under the "--Certain Covenants--Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries otherwise permitted under "-- Certain Covenants-- Limitation on Consolidated Indebtedness" or "--Certain Covenants--Limitations on Indebtedness and Preferred Stock of Restricted Subsidiaries", as the case may be.

 Limitation on Issuance and Sale of Capital Stock of Restricted Subsidiaries

  The Company (i) shall not permit any Restricted Subsidiary to issue any Capital Stock other than to the Company or a Wholly-Owned Restricted Subsidiary unless immediately after giving effect thereto such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment of the Company or any other Restricted Subsidiary in such Restricted Subsidiary would have been permitted under "--Certain Covenants-- Limitation on Restricted Payments" if made on the date of such issuance and
(ii) shall not permit any Person other than the Company or a Wholly-Owned Restricted Subsidiary to own any Capital Stock of any Restricted Subsidiary, other than directors' qualifying shares and except for: (a) a sale of 100% of the Capital Stock of a Restricted Subsidiary sold in a transaction not prohibited by the covenant described under "--Asset Sales"; (b) a sale of the Capital Stock of a Restricted Subsidiary sold in a transaction not prohibited by the covenant described under "--Asset Sales" if, after giving effect thereto, greater than 50% of the Capital Stock of such Restricted Subsidiary is owned by the Company or by a Wholly-Owned Restricted Subsidiary; (c) Capital Stock of a Restricted Subsidiary issued and outstanding on the Issue Date and held by Persons other than the Company or any Restricted Subsidiary;
(d) Capital Stock of a Restricted Subsidiary issued and outstanding prior to the time that such Person becomes a Restricted Subsidiary so long as such Capital Stock was not issued in anticipation or contemplation of such Person's becoming a Restricted Subsidiary or otherwise being acquired by the Company;
(e) any Preferred Stock permitted to be issued under "--Certain Covenants-- Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries"; and (f) ownership by any Person other than the Company or a Subsidiary of less than 50% of the Capital Stock of a Person (A) in which the Company or a Restricted Subsidiary has made a Permitted Investment pursuant to clause (iii) of the definition of "Permitted Investments", (B) of which more than 50% of such Person's Capital Stock is owned, directly or indirectly, by the Company and (C) as to which the Company has the power to direct the policies, management and affairs.

 Transactions with Affiliates

  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer, or otherwise dispose of, any of its Properties or assets to, or purchase any Property or assets from, or enter into any contract, agreement, understanding, loan, advance or Guarantee with or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction or series of Affiliate Transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable arm's-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate (or, in the event that there are no comparable transactions involving Persons who are not Affiliates of the Company or the relevant Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, the Company has determined to be fair to the Company or the relevant Restricted Subsidiary) and (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $1 million, a certificate of the chief executive, operating or financial officer of the Company evidencing such officer's determination that such Affiliate Transaction or series of Affiliate Transactions complies with clause (a) above and is in the best interests of the Company or such Restricted Subsidiary and
(ii) with respect to any Affiliate Transaction or series of Affiliate Transactions involving aggregate payments in excess of $5 million, a Board Resolution certifying that such Affiliate Transaction or series of Affiliate Transactions complies with clause (a) above and that such Affiliate Transaction or series of Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors who have determined that such Affiliate Transaction or series of Affiliate Transactions is in the best interest of the Company or such Restricted Subsidiary; provided that the following shall not be deemed Affiliate Transactions: (i) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with industry practice; (ii) any agreement or arrangement with respect to the compensation of a director or officer of the Company or any Restricted Subsidiary approved by a majority of the disinterested members of the Board of Directors and consistent with industry practice; (iii) transactions between or among the Company and its Restricted Subsidiaries; (iv) transactions permitted by the covenant described under "--Certain Covenants--Limitation on Restricted Payments"; (v) transactions pursuant to any agreement or arrangement existing on the Issue Date; and (vi) transactions with respect to wireline or wireless transmission capacity, the lease or sharing or other use of cable or fiberoptic lines, equipment, rights-of-way or other access rights, between the Company or any Restricted Subsidiary and any other Person; provided, in any case, that such transaction is on terms that are no less favorable, taken as a whole, to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with Persons who are not Affiliates of the Company or the relevant Restricted Subsidiary (or, in the event that there are no comparable transactions involving Persons who are not Affiliates of the Company or the relevant Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, the Company has determined to be fair to the Company or the relevant Restricted Subsidiary).

 Restricted and Unrestricted Subsidiaries

    (a) The Company may designate a Subsidiary (including a newly formed or newly acquired Subsidiary) of the Company or any of its Restricted Subsidiaries as an Unrestricted Subsidiary if such Subsidiary does not have any obligations which, if in Default, would result in a cross default on Indebtedness of the Company or a Restricted Subsidiary (other than Indebtedness to the Company or a Wholly-Owned Restricted Subsidiary), and
  (i) such Subsidiary has total assets of $1,000 or less, (ii) such Subsidiary has assets of more than $1,000 and an Investment in such Subsidiary in an amount equal to the Fair Market Value of such Subsidiary would then be permitted under the first paragraph of "--Certain Covenants-- Limitation on Restricted Payments" or (iii) such designation is effective immediately upon such Person becoming a Subsidiary. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary thereof.

    (b) The Company will not, and will not permit any of its Restricted Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person (other than a newly formed Subsidiary having no outstanding Indebtedness (other than Indebtedness to the Company or a Restricted Subsidiary) at the date of determination) becoming a Restricted Subsidiary (whether through an acquisition, the redesignation of an Unrestricted Subsidiary or otherwise) unless, after giving effect to such action, transaction or series of transactions, on a pro forma basis, (i) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of "--Certain Covenants-- Limitation on Consolidated Indebtedness" and (ii) no Default or Event of Default would occur.

    (c) Subject to clause (b), an Unrestricted Subsidiary may be redesignated as a Restricted Subsidiary. The designation of a Subsidiary as an Unrestricted Subsidiary or the designation of an Unrestricted

  Subsidiary as a Restricted Subsidiary in compliance with clause (b) shall be made by the Board of Directors pursuant to a Board Resolution delivered to the Trustee and shall be effective as of the date specified in such Board Resolution, which shall not be prior to the date such Board Resolution is delivered to the Trustee.

 Reports

  The Company has agreed that, for so long as any 1998 Notes remain outstanding, it will furnish to the Holders of the 1998 Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Company will file with the Trustee within 15 days after it files them with the Commission copies of the annual and quarterly reports and the information, documents, and other reports that the Company is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act ("SEC Reports"). In the event the Company shall cease to be required to file SEC Reports pursuant to the Exchange Act, the Company will nevertheless continue to file such reports with the Commission (unless the Commission will not accept such a filing) and the Trustee. The Company will furnish copies of the SEC Reports to the Holders of 1998 Notes at the time the Company is required to file the same with the Trustee and will make such information available to investors who request it in writing.

CONSOLIDATION, MERGER, CONVEYANCE, LEASE OR TRANSFER

  The Company will not, in any transaction or series of transactions, consolidate with, or merge with or into, any other Person or permit any other Person to merge with or into the Company (other than a merger of a Restricted Subsidiary into the Company in which the Company is the continuing corporation), or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property and assets of the Company and the Restricted Subsidiaries taken as a whole to any other Person, unless:

    (i) either (a) the Company shall be the continuing corporation or (b) the corporation (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person which acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the Property and assets of the Company and the Restricted Subsidiaries taken as a whole (such corporation or Person, the "Surviving Entity"), shall be a corporation organized and validly existing under the laws of the United States of America, any political subdivision thereof, any state thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all the 1998 Notes and the performance of the Company's covenants and obligations under the 1998 Senior Note Indenture;

    (ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Event of Default or Default shall have occurred and be continuing;

    (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Company (or the Surviving Entity, if the Company is not continuing) would (A) be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of "--Certain Covenants--Limitation on Consolidated Indebtedness" and (B) have a Consolidated Net Worth that is not less than the Consolidated Net Worth of the Company immediately before such transaction or series of transactions; and

    (iv) if, as a result of any such transaction, Property of the Company would become subject to a Lien prohibited by the provisions of the 1998 Senior Note Indenture described under "--Certain Covenants--Limitation on Liens" above, the Company or the successor entity to the Company shall have secured the 1998 Notes as required thereby.

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

EVENTS OF DEFAULT

  Each of the following is an "Event of Default" under the 1998 Senior Note
Indenture:

    (a) default in the payment of interest on any 1998 Note when the same becomes due and payable, and the continuance of such default for a period of 30 days;

    (b) default in the payment of the principal of (or premium, if any, on) any 1998 Note at its maturity, upon optional redemption, required repurchase (including pursuant to a Change of Control Offer or an Asset Sale Offer) or otherwise or the failure to make an offer to purchase any 1998 Note as required;

    (c) the Company fails to comply with any of its covenants or agreements described under "--Repurchase at the Option of the Holders upon a Change of Control," "--Asset Sales" or "--Consolidation, Merger, Conveyance, Lease or Transfer";

    (d) default in the performance, or breach, of any covenant or warranty of the Company in the 1998 Senior Note Indenture (other than a covenant or warranty addressed in (a), (b) or (c) above) and continuance of such Default or breach for a period of 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% of the aggregate principal amount of the outstanding 1998 Notes;

    (e) Indebtedness of the Company or any Restricted Subsidiary is not paid when due within the applicable grace period, if any, or is accelerated by the Holders thereof and, in either case, the principal amount of such unpaid or accelerated Indebtedness exceeds $10 million;

    (f) the entry by a court of competent jurisdiction of one or more final judgments against the Company or any Restricted Subsidiary in an uninsured or unindemnified aggregate amount in excess of $10 million which is not discharged, waived, appealed, stayed, bonded or satisfied for a period of 45 consecutive days;

    (g) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency, or other similar law or (ii) a decree or order adjudging the Company or any Restricted Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Restricted Subsidiary under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Restricted Subsidiary or of any substantial part of the Property or assets of the Company or any Restricted Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any Restricted Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

    (h) (i) the commencement by the Company or any Restricted Subsidiary of a voluntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; or (ii) the consent by the Company or any Restricted Subsidiary to the entry of a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Restricted Subsidiary; or (iii) the filing by the Company or any Restricted Subsidiary of a petition or answer or consent seeking reorganization or relief under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law; or (iv) the consent by the Company or any Restricted Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary or of any substantial part of the Property or assets of the Company or any Restricted Subsidiary, or the making by the Company or any Restricted Subsidiary of an assignment for the benefit of creditors; or

  (v) the admission by the Company or any Restricted Subsidiary in writing of its inability to pay its debts generally as they become due; or (vi) the taking of corporate action by the Company or any Restricted Subsidiary in furtherance of any such action.

  If any Event of Default (other than an Event of Default specified in clause
(g) or (h) above) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% of the outstanding aggregate principal amount of 1998 Notes may declare the Default Amount (as defined herein) and any accrued and unpaid interest on all 1998 Notes then outstanding to be immediately due and payable by a notice in writing to the Company (and to the Trustee if given by Holders of the 1998 Notes), and upon any such declaration, such Default Amount and any accrued interest will become and be immediately due and payable. If any Event of Default specified in clause (g) or (h) above occurs, the Default Amount and any accrued and unpaid interest on the 1998 Notes then outstanding shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of 1998 Notes. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied, or cured or waived by the Holders of the relevant Indebtedness, within 60 days after such event of default, provided that no judgement or decree for the payment of money due on the 1998 Notes has been obtained by the Trustee. The Default Amount shall equal 100% of the principal amount of the 1998 Notes. Under certain circumstances, the Holders of a majority in principal amount of the outstanding 1998 Notes by notice to the Company and the Trustee may rescind an acceleration and its consequences.

  The Company will be required to deliver to the Trustee annually a statement regarding compliance with the 1998 Senior Note Indenture, and the Company is required within 30 days after becoming aware of any Default or Event of Default, to deliver to the Trustee a statement describing such Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Trustee may withhold from Holders of the 1998 Notes notice of any continuing Default or Event of Default (other than relating to the payment of principal or interest) if the Trustee determines that withholding such notice is in the Holders' interest.

AMENDMENT, SUPPLEMENT AND WAIVER

  The Company and the Trustee may, at any time and from time to time, without notice to or consent of any Holder of 1998 Notes, enter into one or more indentures supplemental to the 1998 Senior Note Indenture (1) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company in the 1998 Senior Note Indenture and the 1998 Notes; (2) to add to the covenants of the Company, for the benefit of the Holders, or to surrender any right or power conferred upon the Company by the 1998 Senior Note Indenture; (3) to add any additional Events of Default; (4) to provide for uncertificated 1998 Notes in addition to or in place of certificated 1998 Notes; (5) to evidence and provide for the acceptance of appointment under the 1998 Senior Note Indenture of a successor Trustee; (6) to secure the 1998 Notes; (7) to cure any ambiguity in the 1998 Senior Note Indenture, to correct or supplement any provision in the 1998 Senior Note Indenture which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the 1998 Senior Note Indenture; provided such actions shall not adversely affect the interests of the Holders in any material respect; or (8) to comply with the requirements of the Commission in order to effect or maintain the qualification of the 1998 Senior Note Indenture under the Trust Indenture Act.

  With the consent of the Holders of not less than a majority in principal amount of the outstanding 1998 Notes, the Company and the Trustee may enter into one or more indentures supplemental to the 1998 Senior Note Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the 1998 Senior Note Indenture or modifying in any manner the rights of the Holders; provided that no such supplemental indenture shall, without the consent of the Holder of each outstanding 1998 Note: (1) change the Stated Maturity of the principal of, or any installment of interest on, any 1998 Note, or alter the redemption provisions thereof, or reduce the principal amount thereof (or premium, if any), or the interest thereon that would be due and payable upon Maturity thereof, or change the place of payment where, or the coin or currency in which, any 1998 Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof; (2) reduce the percentage in principal amount of the outstanding 1998 Notes, the consent of whose Holders is necessary for any such supplemental indenture or required for any waiver of compliance with certain provisions of the 1998 Senior Note Indenture or certain Defaults thereunder; (3) subordinate in right of payment, or otherwise subordinate, the 1998 Notes to any other Indebtedness; or (4) modify any provision of this paragraph (except to increase any percentage set forth herein).

  The Holders of not less than a majority in principal amount of the outstanding 1998 Notes may, on behalf of the Holders of all the 1998 Notes, waive any past Default under the 1998 Senior Note Indenture and its consequences, except a Default (1) in the payment of the principal of (or premium, if any) or interest on any 1998 Note, or (2) in respect of a covenant or provision hereof which under the proviso to the prior paragraph cannot be modified or amended without the consent of the Holder of each outstanding 1998 Note affected.

SATISFACTION AND DISCHARGE OF THE INDENTURE; DEFEASANCE

  The Company may terminate its obligations under the 1998 Senior Note Indenture when (i) either (A) all outstanding 1998 Notes have been delivered to the Trustee for cancellation or (B) all such 1998 Notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the 1998 Notes not theretofore delivered to the Trustee for cancellation, for principal of (or premium, if any, on) and interest to the date of deposit or maturity or date of redemption; (ii) the Company has paid or caused to be paid all sums payable by the Company under the 1998 Senior Note Indenture; and (iii) the Company has delivered an Officers' Certificate and an Opinion of Counsel relating to compliance with the conditions set forth in the 1998 Senior Note Indenture.

  The Company, at its election, shall (a) be deemed to have paid and discharged its debt on the 1998 Notes and the 1998 Senior Note Indenture shall cease to be of further effect as to all outstanding 1998 Notes (except as to (i) rights of registration of transfer, substitution and exchange of 1998 Notes and the Company's right of optional redemption, (ii) rights of Holders to receive payments of principal of, premium, if any, and interest on the 1998 Notes (but not the Change of Control Purchase Price or the Offer Purchase Price) and any rights of the Holders with respect to such amounts, (iii) the rights, obligations and immunities of the Trustee under the 1998 Senior Note Indenture and (iv) certain other specified provisions in the 1998 Senior Note Indenture) or (b) cease to be under any obligation to comply with certain restrictive covenants including those described under "--Certain Covenants," after the irrevocable deposit by the Company with the Trustee, in trust for the benefit of the Holders, at any time prior to the maturity of the 1998 Notes, of (A) money in an amount, (B) U.S. Government Obligations which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of the 1998 Notes, money in an amount, or (C) a combination thereof, sufficient to pay and discharge the principal of, and interest on, the 1998 Notes then outstanding on the dates on which any such payments are due in accordance with the terms of the 1998 Senior Note Indenture and of the 1998 Notes. Such defeasance or covenant defeasance shall be deemed to occur only if certain conditions are satisfied, including, among other things, delivery by the Company to the Trustee of an opinion of counsel reasonably acceptable to the Trustee to the effect that (i) such deposit, defeasance and discharge will not be deemed, or result in, a taxable event for federal income tax purposes with respect to the Holders; and
(ii) the Company's deposit will not result in the Trust or the Trustee being subject to regulation under the Investment Company Act of 1940.

THE TRUSTEE

  United States Trust Company of New York is the Trustee under the 1998 Senior
Note Indenture and its current address is 114 West 47th Street, New York, New York 10036.

  The Holders of not less than a majority in principal amount of the outstanding 1998 Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the 1998 Senior Note Indenture. The 1998 Senior Note Indenture provides that in case an Event of Default shall occur (which shall not be cured or waived), the Trustee will be required, in the exercise of its rights and powers under the 1998 Senior Note Indenture, to use the degree of care of a prudent person in the conduct of such person's own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the 1998 Senior Note Indenture at the request of any of the Holders of the 1998 Notes, unless such Holders shall have offered to the Trustee indemnity satisfactory to it against any loss, liability or expense.

NO PERSONAL LIABILITY OF CONTROLLING PERSONS, DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

  No controlling Person, director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any covenant, agreement or other obligations of the Company under the 1998 Notes or the 1998 Senior Note Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its past, present or future status as a controlling Person, director, officer, employee, incorporator or stockholder of the Company. By accepting a 1998 Note each Holder waives and releases all such liability (but only such liability). The waiver and release are part of the consideration for issuance of the 1998 Notes. Nonetheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the Commission that such a waiver is against public policy.

TRANSFER AND EXCHANGE

  The 1998 Senior Notes are subject to certain restrictions on transfer. A Holder may transfer or exchange 1998 Notes in accordance with the 1998 Senior
Note Indenture. The Company, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the 1998 Senior Note Indenture.

EXCHANGE OFFER; REGISTRATION RIGHTS

  The Company entered into the Registration Agreement with the Initial Purchasers, for the benefit of the holders of 1998 Senior Notes, pursuant to which the Company agreed to file the Registration Statement (of which this Prospectus constitutes a part) with the Commission. The Registration Agreement provides that the Company will, at its cost, use its best efforts to cause the Registration Statement to be declared effective under the Securities Act not later than 150 days after the Closing Date (as defined in the Purchase Agreement among the Company and the Initial Purchasers attached as an exhibit to the Registration Statement of which this Prospectus is a part). Upon the effectiveness of the Registration Statement, the Company will offer the 1998 Exchange Notes in exchange for surrender of the 1998 Senior Notes. The Company has agreed to keep the Exchange Offer open for not less than 30 days and not more than 45 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of 1998 Senior Notes. For each 1998 Senior Note surrendered to the Company pursuant to the Exchange Offer, the holder of such 1998 Senior Note will receive a 1998 Exchange Note having a principal amount equal to that of the surrendered 1998 Senior Note. Under existing Commission interpretations, the 1998 Exchange Notes would be freely transferable by holders other than affiliates of the Company after the Exchange Offer without further registration under the Securities Act if the holder of the 1998 Exchange Notes represents that it is acquiring the 1998 Exchange Notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the 1998

Exchange Notes and that it is not an affiliate of the Company, as such terms are interpreted by the Commission; provided that broker-dealers ("Participating Broker-Dealers") receiving 1998 Exchange Notes in the Exchange Offer will have a prospectus delivery requirement with respect to resales of such 1998 Exchange Notes. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to 1998 Exchange Notes with the prospectus contained in the Registration Statement under certain circumstances. Under the Registration Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements to use this Prospectus in connection with the resale of such 1998 Exchange Notes.

  A holder of 1998 Senior Notes (other than certain specified holders) who wishes to exchange such 1998 Senior Notes for 1998 Exchange Notes in the Exchange Offer will be required to represent that, among other things, any 1998 Exchange Notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the 1998 Exchange Notes and that it is not an "affiliate" of the Company, as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

  The Company has filed the Registration Statement and will commence the Exchange Offer pursuant to the Registration Agreement. In the event that applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 180 days after the Closing Date, or if the Initial Purchasers so request with respect to 1998 Senior Notes not eligible to be exchanged for 1998 Exchange Notes in the Exchange Offer, or if any holder of 1998 Senior Notes does not receive freely tradeable 1998 Exchange Notes in the Exchange Offer, the Company has agreed, at its cost, (a) as promptly as practicable, to file a shelf registration statement (the "Shelf Registration Statement") covering resales of the 1998 Senior Notes or the 1998 Exchange Notes, as the case may be, (b) to use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) to keep the Shelf Registration Statement effective until two years after its effective date or such shorter period ending when all resales of 1998 Senior Notes or 1998 Exchange Notes covered by such Shelf Registration Statement have been made. The Company has agreed, in the event a Shelf Registration Statement is filed, among other things, to provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, to notify each such holder when the Shelf Registration Statement has become effective and to take certain other actions as are required to permit unrestricted resales of the 1998 Senior Notes or the 1998 Exchange Notes, as the case may be. A holder selling such 1998 Senior Notes or 1998 Exchange Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Agreement which are applicable to such holder (including certain indemnification obligations).

  If (i) within 150 days after the Closing Date, the Registration Statement has not been declared effective; (ii) within 180 days after the Closing Date, neither the Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective; or (iii) after either the Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of 1998 Senior Notes or 1998 Exchange Notes in accordance with and during the periods specified in the Registration Agreement (each such event referred to in clauses (i) through (iii), a "Registration Default"), additional interest ("Special Interest") will accrue on the 1998 Senior Notes and the 1998 Exchange Notes (in addition to the stated interest on the 1998 Senior Notes and the 1998 Exchange Notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Special Interest will accrue at a rate of 0.50% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 2.00% per annum in the aggregate regardless of the number of Registration Defaults.

  The summary herein of certain provisions of the Registration Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

CERTAIN DEFINITIONS

  Set forth below is a summary of certain of the defined terms used in the 1998 Senior Note Indenture. Reference is made to the 1998 Senior Note Indenture for the full definition of all such terms, as well as any capitalized terms used herein for which no definition is provided.

  "Acquired Indebtedness" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person; provided that such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such other Person merging with or into or becoming a Subsidiary of such specified Person.

  "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person; provided that each Unrestricted Subsidiary shall be deemed to be an Affiliate of the Company and of each other Subsidiary of the Company; provided, further, that neither the Company nor any of its Restricted Subsidiaries shall be deemed to be Affiliates of each other. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "under common control with" and "controlled by"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

  "Asset Sale" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary of the specified Person, but excluding a disposition by a Restricted Subsidiary of such Person to such Person or a Wholly-Owned Restricted Subsidiary of such Person or by such Person to a Wholly-Owned Restricted Subsidiary of such Person) of (i) shares of Capital Stock or other ownership interests of a Restricted Subsidiary of such Person (other than as permitted by the provisions of the 1998 Senior Note Indenture described above under "--Certain Covenants-- Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries"),
(ii) substantially all of the assets of such Person or any of its Restricted Subsidiaries representing a division or line of business (other than as part of a Permitted Investment) or (iii) other assets or rights of such Person or any of its Restricted Subsidiaries outside of the ordinary course of business and, in each case, that is not governed by the provisions of the 1998 Senior
Note Indenture applicable to consolidations, mergers, and transfers of all or substantially all of the assets of the Company; provided that "Asset Sale" shall not include (i) sales or other dispositions of inventory, receivables and other current assets in the ordinary course of business, (ii) simultaneous exchanges by the Company or any Restricted Subsidiary of Telecommunications Assets for other Telecommunications Assets in the ordinary course of business; provided that the applicable Telecommunications Assets received by the Company or such Restricted Subsidiary have at least substantially equal Fair Market Value to the Company or such Restricted Subsidiary (as determined by the Board of Directors whose good faith determination shall be conclusive and evidenced by a Board Resolution), and (iii) sales or other dispositions of assets with a Fair Market Value (as certified in an Officers' Certificate) not in excess of $1 million.

  "Attributable Indebtedness" means, with respect to any Sale and Leaseback Transaction of any Person, as at the time of determination, the greater of (i) the capitalized amount in respect of such transaction that would appear on the balance sheet of such Person in accordance with GAAP and (ii) the present value (discounted at a rate consistent with accounting guidelines, as determined in good faith by the responsible accounting officer of such Person) of the payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty).

  "Average Life" means, as of any date, with respect to any debt security or Disqualified Stock, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from such date to the dates of each scheduled principal payment or redemption payment (including any sinking fund or mandatory redemption payment requirements) of such debt security or Disqualified Stock multiplied in each case by (y) the amount of such principal or redemption payment, by (ii) the sum of all such principal or redemption payments.

  "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors.

  "Board Resolution" means a duly adopted resolution of the Board of Directors in full force and effect at the time of determination.

  "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangement conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person prepared in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

  "Capital Stock" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Indebtedness convertible into an equity interest), warrants or options to subscribe for or acquire an equity interest in such Person.

  "Change of Control" shall be deemed to occur if (i) the sale, conveyance, transfer or lease of all or substantially all of the assets of the Company to any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act), other than any Permitted Holder (as defined below) or any Restricted Subsidiary of the Company, shall have occurred; (ii) any "Person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(i) under the Exchange Act), other than any Permitted Holder, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of all classes of the Voting Stock of the Company (including any warrants, options or rights to acquire such Voting Stock), calculated on a fully diluted basis, and such voting power percentage is greater than or equal to the total voting power percentage then beneficially owned by the Permitted Holders in the aggregate; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any directors whose election or appointment by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

  "Common Stock" means Capital Stock other than Preferred Stock.

  "Consolidated Capital Ratio" of any Person as of any date means the ratio of
(i) the aggregate consolidated principal amount of Indebtedness of such Person then outstanding to (ii) the aggregate consolidated paid-in capital of such Person as of such date.

  "Consolidated Cash Flow Available for Fixed Charges" for any period means the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period increased by the sum of (i) Consolidated Interest Expense of the Company and its Restricted Subsidiaries for such period, plus (ii) Consolidated Income Tax Expense of the Company and its Restricted Subsidiaries for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of the Company and its Restricted Subsidiaries for such period, plus (iv) any non-cash expense related to the issuance to employees of the Company or any Restricted Subsidiary of the Company of options to purchase Capital Stock of the Company or such Restricted Subsidiary, plus (v) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity; and plus (vi) any non-cash expense related to a purchase accounting adjustment not requiring an accrual or reserve and separately disclosed in the Company's Consolidated Income Statement, and decreased by the amount of any non-cash item that increases such Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom the Consolidated Cash Flow Available for Fixed Charges (if positive) of any Restricted Subsidiary of the Company (calculated separately for such Restricted Subsidiary in the same manner as provided above for the Company) that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary of the Company to the extent of such restriction.

  "Consolidated Income Tax Expense" for any period means the aggregate amounts of the provisions for income taxes of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

  "Consolidated Interest Expense" means for any period the interest expense included in a consolidated income statement (excluding interest income) of the Company and its Restricted Subsidiaries for such period in accordance with GAAP, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Indebtedness discount; (ii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities; (iii) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements; (iv) Preferred Stock dividends of the Company and its Restricted Subsidiaries (other than dividends paid in shares of Preferred Stock that is not Disqualified Stock) declared and paid or payable; (v) accrued Disqualified Stock dividends of the Company and its Restricted Subsidiaries, whether or not declared or paid; (vi) interest on Indebtedness guaranteed by the Company and its Restricted Subsidiaries; and (vii) the portion of any Capital Lease Obligation paid during such period that is allocable to interest expense in accordance with GAAP.

  "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis determined in accordance with GAAP; provided that there shall be excluded therefrom, without duplication (i) all items classified as extraordinary, (ii) any net income (or net loss) of any Person other than such Person and its Restricted Subsidiaries, except to the extent of the amount of dividends or other distributions actually paid to such Person or its Restricted Subsidiaries by such other Person during such period,
(iii) the net income of any Person acquired by such Person or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of the related acquisition, (iv) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan, (v) net gains (or net losses) in respect of Asset Sales by such Person or its Restricted Subsidiaries, (vi) the net income (or net loss) of any Restricted Subsidiary of such Person to the extent that the payment of dividends or other distributions to such Person is restricted by the terms of its charter or any agreement, instrument, contract, judgment, order, decree, statute, rule, governmental regulation or otherwise, except for any dividends or distributions actually paid by such Restricted Subsidiary to such Person,
(vii) with regard to a non-wholly owned Restricted Subsidiary, any aggregate net income (or loss) in excess of such Person's or such Restricted Subsidiary's pro rata share of such non-wholly owned Restricted Subsidiary's net income (or loss) and (viii) the cumulative effect of changes in accounting principles.

  "Consolidated Net Worth" of any Person means, at any date of determination, the consolidated stockholders' equity or partners' capital (excluding Disqualified Stock) of such Person and its subsidiaries, as determined in accordance with GAAP.

  "Consolidated Tangible Assets" of any Person means the total amount of assets (less applicable reserves and other properly deductible items) which under GAAP would be included on a consolidated balance sheet of such Person and its Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under GAAP would be included on such consolidated balance sheet.

  "Default" means any event, act or condition, the occurrence of which is, or after notice or the passage of time or both would be, an Event of Default.

  "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, or otherwise, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, or is exchangeable for Indebtedness at any time, in whole or in part, prior to the Stated Maturity of the 1998 Notes.

  "Eligible Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof; (ii) time deposits and certificates of deposit of any commercial bank organized in the United States having capital and surplus in excess of $500 million with a maturity date not more than one year from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above; (iv) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing, or subject to tender at the option of the holder thereof within 270 calendar days after the date of acquisition thereof and, at the time of acquisition, having a rating of A or better from Standard & Poor's Corporation or A-2 or better from Moody's Investors Service, Inc., (v) commercial paper issued by the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $500 million and commercial paper issued by others having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. and in each case maturing within 270 calendar days after the date of acquisition, (vi) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States having capital and surplus in excess of $500 million; (vii) deposits available for withdrawal on demand with a commercial bank organized in the United States having capital and surplus in excess of $500 million; and (viii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (vi).

  "Existing Indebtedness" means Indebtedness outstanding on the date of the 1998 Senior Note Indenture (other than under any Senior Credit Facility).

  "Fair Market Value" means, with respect to any asset or Property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors.

  "GAAP" means United States generally accepted accounting principles, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, that are applicable to the circumstances as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of the 1998 Senior Note Indenture shall utilize GAAP as in effect on the Issue Date.

  "Guarantee" means any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing).

  "Holder" means (i) in the case of any certificated 1998 Note, the Person in whose name such certificated 1998 Note is registered in the Note Register and
(ii) in the case of any Global 1998 Note, the Depositary.

  "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Indebtedness. Indebtedness otherwise incurred by a Person before it becomes a Subsidiary of the Company (whether by merger, consolidation, acquisition or otherwise) shall be deemed to have been incurred at the time at which such Person becomes a Subsidiary of the Company.

  "Indebtedness" means, at any time (without duplication), with respect to any Person, whether recourse as to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for money borrowed, (ii) any obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, including, without limitation, any such obligations incurred in connection with the acquisition of Property, assets or businesses, excluding trade accounts payable made in the ordinary course of business, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) any obligation of such Person issued or assumed as the deferred purchase price of Property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business, which in either case are not more than 60 days overdue or which are being contested in good faith), (v) any Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person and, to the extent held by Persons other than such Person or its Restricted Subsidiaries, the maximum fixed redemption or repurchase price of Disqualified Stock of such Person's Restricted Subsidiaries, at the time of determination, (vii) every obligation under Interest Rate and Currency Protection Agreements of such Person, (viii) any Attributable Indebtedness with respect to any Sale and Leaseback Transaction to which such Person is a party and (ix) any obligation of the type referred to in clauses (i) through (viii) of this definition of another Person and all dividends and distributions of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise. For purposes of the preceding sentence, the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the 1998 Senior Note Indenture; provided that, if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount (including, without limitation, the 1997 Senior Discount Notes) is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

  "Interest Rate or Currency Protection Agreement" of any Person means any forward contract, futures contract, swap, option, future option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates or currency exchange rates or indices.

  "Investment" in any Person means any direct, indirect or contingent (i) advance or loan to, Guarantee of any Indebtedness of, extension of credit or capital contribution to such Person, (ii) the acquisition of any shares of Capital Stock, bonds, notes, debentures or other securities of such Person, or
(iii) the acquisition, by purchase or otherwise, of all or substantially all of the business, assets or stock or other evidence of beneficial ownership of such Person; provided that Investments shall exclude commercially reasonable extensions of trade credit. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto and minus the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such transfer.

  "Issue Date" means the date on which the 1998 Senior Notes were first authenticated and delivered under the 1998 Senior Note Indenture.

  "Lien" means, with respect to any Property or other asset, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property or other asset (including, without limitation, any conditional sale or title retention agreement having substantially the same economic effect as any of the foregoing).

  "Maturity" means, when used with respect to a 1998 Note, the date on which the principal of such 1998 Note becomes due and payable as provided therein or in the 1998 Senior Note Indenture, whether on the date specified in such 1998 Note as the fixed date on which the principal of such 1998 Note is due and payable, a Change of Control Payment Date or an Asset Sale Payment Date, or by declaration of acceleration, call for redemption or otherwise.

  "Net Cash Proceeds" means, with respect to the sale of any Property or assets by any Person or any of its Restricted Subsidiaries, cash or readily marketable cash equivalents received net of (i) all reasonable out-of-pocket expenses of such Person or such Restricted Subsidiary incurred in connection with such sale, including, without limitation, all legal, title and recording tax expenses, commissions and other fees and expenses incurred (but excluding any finder's fee or broker's fee payable to any Affiliate of such Person) and all federal, state, foreign and local taxes arising in connection with such sale that are paid or required to be accrued as a liability under GAAP by such Person or its Restricted Subsidiaries, (ii) all payments made or required to be made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such Properties or other assets in accordance with the terms of any Lien upon or with respect to such Properties or other assets or which must, by the terms of such Lien, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid in connection with such sale, (iii) all contractually required distributions and other payments made to minority interest holders (but excluding distributions and payments to Affiliates of such Person) in Restricted Subsidiaries of such Person as a result of such transaction and (iv) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such transaction, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such transaction, in each case as determined by the Board of Directors of such Person, in its reasonable good faith judgment evidenced by a resolution of the Board of Directors filed with the Trustee; provided that, in the event that any consideration for a transaction (which would otherwise constitute Net Cash Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person or its Restricted Subsidiaries from escrow; and provided, further, that any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall be deemed to be Net Cash Proceeds at such time, and shall thereafter be applied in accordance with the 1998 Senior
Note Indenture.

  "Officers' Certificate" means a certificate signed by (i) the Chairman of the Board, a Vice Chairman of the Board, the President, the Chief Executive Officer or a Vice President, and (ii) the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company and delivered to the Trustee, which shall comply with the 1998 Senior Note Indenture.

  "Permitted Holders" means IES Industries Inc. and MidAmerican Energy Holdings Company and their respective successors and assigns, and Clark E. and Mary E. McLeod and foundations and trusts controlled by them or either of them, and Affiliates (other than the Company and the Restricted Subsidiaries) of each of the foregoing.

  "Permitted Interest Rate or Currency Protection Agreement" of any Person means any Interest Rate or Currency Protection Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Indebtedness Incurred and which shall have a notional amount no greater than the payments due with respect to the Indebtedness being hedged thereby and not for purposes of speculation.

  "Permitted Investments" means (i) Eligible Cash Equivalents; (ii) Investments in Property used in the ordinary course of business; (iii) Investments in any Person as a result of which such Person becomes a Restricted Subsidiary in compliance with the 1998 Senior Note Indenture; (iv) Investments pursuant to agreements or obligations of the Company or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments;
(v) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (vi) Permitted Interest Rate or Currency Protection Agreements with respect to any floating rate Indebtedness that is permitted by the terms of the 1998 Senior Note Indenture to be outstanding; (vii) bonds, notes, debentures or other debt securities received as a result of Asset Sales permitted under the covenant described under "--Asset Sales"; (viii) Investments in existence at the Issue Date; (ix) commission, payroll, travel and similar advances to employees in the ordinary course of business to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (x) stock, obligations or securities received in satisfaction of judgments; and (xi) Investments made pursuant to any deferred-compensation plan, including Investments made through a trust (including a grantor trust) established in connection with any such plan, for the benefit of employees of the Company or of any Restricted Subsidiary.

  "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (ii) other Liens incidental to the conduct of the Company's and its Restricted Subsidiaries' business or the ownership of its property and assets not securing any Indebtedness, and which do not in the aggregate materially detract from the value of the Company's and its Restricted Subsidiaries' property or assets when taken as a whole, or materially impair the use thereof in the operation of its business; (iii) Liens with respect to assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company to secure Indebtedness owing to the Company; (iv) pledges and deposits made in the ordinary course of business in connection with workers' compensation and unemployment insurance, statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen and other types of statutory obligations; (v) deposits made to secure the performance of tenders, bids, leases, and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (vi) zoning restrictions, servitudes, easements, rights-of-way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or its Restricted Subsidiaries; (vii) Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary is prosecuting an appeal or proceeding for review and the Company or such Restricted Subsidiary is maintaining adequate reserves in accordance with GAAP; (viii) any interest or title of a lessor in the property subject to any lease other than a Capital Lease; (ix) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Issue Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with "--Certain Covenants--Limitation on Consolidated Indebtedness," (1) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (x) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries; (xi) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;
(xii) Liens arising from filing precautionary Uniform Commercial Code financing statements regarding leases; (xiii) Liens on property of, or on shares of stock or Indebtedness of, any corporation existing at the time such corporation becomes, or becomes a part of, any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired; (xiv) Liens in favor of the Company or any Restricted Subsidiary;
(xv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xvi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvii) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Permitted Interest Rate Agreements and Currency Agreements; and (xviii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Issue Date.

  "Person" means any individual, corporation, limited liability company, partnership, limited liability partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

  "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, excluding Capital Stock in any other Person.

  "Purchase Money Indebtedness" means Indebtedness of the Company (including Acquired Indebtedness and Capital Lease Obligations, mortgage financings and purchase money obligations) incurred for the purpose of financing all or any part of the cost of construction, acquisition, development or improvement by the Company or any Restricted Subsidiary of any Telecommunications Assets of the Company or any Restricted Subsidiary and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

  "Qualified Receivable Facility" means Indebtedness of the Company or any Subsidiary Incurred from time to time pursuant to either (x) credit facilities secured by Receivables or (y) receivable purchase facilities, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

  "Qualified Receivable Subsidiary" means a Restricted Subsidiary formed solely for the purpose of obtaining a Qualified Receivable Facility and substantially all of the Property of which is Receivables.

  "Qualified Stock" of any Person means a class of Capital Stock other than Disqualified Stock.

  "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money and proceeds and products thereof in each case generated in the ordinary course of business.

  "Restricted Payment" means (i) a dividend or other distribution declared or paid on the Capital Stock of the Company or to the Company's stockholders (in their capacity as such), or declared or paid to any Person other than the Company or a Restricted Subsidiary of the Company on the Capital Stock of any Restricted Subsidiary of the Company, in each case, other than dividends, distributions or payments made solely in Qualified Stock of the Company or such Restricted Subsidiary, (ii) a payment made by the Company or any of its Restricted Subsidiaries (other than to the Company or any Restricted Subsidiary) to purchase, redeem, acquire or retire any Capital Stock of the Company or of a Restricted Subsidiary, (iii) a payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Stock of the Company) to redeem, repurchase, defease (including an in-substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Indebtedness of the Company or such Restricted Subsidiary which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the 1998 Notes and which was scheduled to mature on or after the maturity of the 1998 Notes or (iv) an Investment in any Person, including an Unrestricted Subsidiary or the designation of a Subsidiary as an Unrestricted Subsidiary, other than (a) a Permitted Investment, (b) an Investment by the Company in a Wholly-Owned Restricted Subsidiary or (c) an Investment by a Restricted Subsidiary in the Company or a Wholly-Owned Restricted Subsidiary of the Company.

  "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated as an "Unrestricted Subsidiary."

  "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

  "Senior Credit Facility" means Indebtedness of the Company and its Subsidiaries Incurred from time to time pursuant to one or more credit agreements or similar facilities made available from time to time to the Company and its Subsidiaries, whether or not secured, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred), and, when used with respect to any installment of interest on such security, the fixed date on which such installment of interest is due and payable.

  "Strategic Equity Investment" means an equity investment made by a Strategic Investor in the Company in an aggregate amount of not less than $25 million.

  "Strategic Investor" means a Person (other than the Permitted Holders) engaged in one or more Telecommunications Businesses that has, or 80% or more of the Voting Stock of which is owned by a Person that has, an equity market capitalization at the time of its initial Investment in the Company in excess of $2 billion.

  "Subordinated Indebtedness" means Indebtedness of the Company as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Indebtedness shall be subordinate to the prior payment in full of the 1998 Notes to at least the following extent:
(i) no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Indebtedness may be permitted for so long as any default in the payment of principal (or premium, if any) or interest on the 1998 Notes exists; (ii) in the event that any other default that with the passing of time or the giving of notice, or both, would constitute an event of default exists with respect to the 1998 Notes, upon notice by 25% or more in principal amount of the 1998 Notes to the Trustee, the Trustee shall give notice to the Company and the holders of such Indebtedness (or trustees or agents therefor) of a payment blockage, and thereafter no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Indebtedness may be made for a period of 179 days from the date of such notice; and (iii) such Indebtedness may not (x) provide for payments of principal of such Indebtedness at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder), in each case prior to the final Stated Maturity of the 1998 Notes or (y) permit redemption or other retirement (including pursuant to an offer to purchase made by the Company) of such other Indebtedness at the option of the holder thereof prior to the final Stated Maturity of the 1998 Notes, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to an offer to purchase made by the Company) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those described under "--Repurchase at the Option of Holders upon a Change of Control" (and which shall provide that such Indebtedness will not be repurchased pursuant to such provisions prior to the Company's repurchase of the 1998 Notes required to be repurchased by the Company pursuant to the provisions described under "--Repurchase at the Option of Holders upon a Change of Control").

  "Subsidiary" means, with respect to any Person, (i) any corporation more than 50% of the outstanding shares of Voting Stock of which is owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person,
(ii) any general partnership, limited liability company, joint venture or similar entity, more than 50% of the outstanding partnership, membership or similar interests of which are owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person and (iii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner.

  "Telecommunications Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.

  "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased wireline or wireless transmission facilities, (ii) creating, developing, constructing, installing, repairing, maintaining or marketing communications-related systems, network equipment and facilities, software and other products, (iii) creating, developing, producing or marketing audiotext or videotext, (iv) publishing or distributing telephone (including Internet) directories, whether in paper, electronic, audio or video format, (v) marketing (including direct marketing and telemarketing), or (vi) evaluating, participating in or pursuing any other business that is primarily related to those identified in the foregoing clauses (i), (ii), (iii), (iv) or
(v) above (in the case of clauses (iii), (iv) and (v), however, in a manner consistent with the Company's manner of business on the Issue Date), and shall, in any event, include all businesses in which the Company or any of its Subsidiaries are engaged on the Issue Date; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors.

  "Trading Day" means, with respect to a security traded on a securities exchange, automated quotation system or market, a day on which such exchange, system or market is open for a full day of trading.

  "Unrestricted Subsidiary" means any Subsidiary of the Company that the Company has classified as an "Unrestricted Subsidiary" and that has not been reclassified as a Restricted Subsidiary, pursuant to the terms of the 1998 Senior Note Indenture.

  "U.S. Government Obligations" means (x) securities that are (i) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and (y) depository receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (x) above and held by such Bank for the account of the holder of such depository receipt, or with respect to any specific payment of principal or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest of the U.S. Government Obligation evidenced by such depository receipt.

  "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

  "Wholly-Owned Restricted Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests (other than any director's qualifying shares) of which shall at the time be owned by such Person or by one or more other Wholly-Owned Restricted Subsidiaries of such Person or by such Person and one or more other Wholly-Owned Restricted Subsidiaries of such Person.

                              OTHER INDEBTEDNESS

  On March 4, 1997, the Company completed an offering of $500 million aggregate principal amount at maturity of 1997 Senior Discount Notes. The 1997 Senior Discount Notes were priced at a discount and the Company received net proceeds of approximately $288.9 million from the offering of the 1997 Senior Discount Notes. The 1997 Senior Discount Notes will accrete to an aggregate principal amount of $500 million by March 1, 2002. Interest will not accrue on the 1997 Senior Discount Notes prior to March 1, 2002. Thereafter, interest will accrue at a rate of 10 1/2% per annum and will be payable in cash semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 2002. The 1997 Senior Discount Notes rank pari passu in right of payment with the 1997 Senior Notes and the 1998 Senior Notes. The 1997 Senior Discount Notes will mature on March 1, 2007 and will be payable prior to the maturity of the 1997 Senior Notes and the 1998 Senior Notes.

  On July 15, 1997, the Company completed an additional offering of $225 million principal amount of 1997 Senior Notes. The Company received net proceeds of approximately $217.6 million from the offering of the 1997 Senior Notes. The 1997 Senior Notes will accrue interest at a rate of 9 1/4% per annum and will be payable in cash semi-annually in arrears on July 15 and January 15 of each year, commencing January 15, 1998. The 1997 Senior Notes rank pari passu in right of payment with the 1997 Senior Discount Notes and the 1998 Senior Notes. The 1997 Senior Notes will mature on July 15, 2007 and will be payable prior to the maturity of the 1998 Senior Notes.

  The 1997 Senior Discount Note Indenture and the 1997 Senior Note Indenture impose operating and financial restrictions on the Company and its subsidiaries that are substantially the same as the restrictions governing the 1998 Senior Notes. These restrictions affect, and in certain cases significantly limit or prohibit, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, pay dividends or make distributions in respect of the Company's or such subsidiaries' capital stock, make other restricted payments, enter into sale and leaseback transactions, create liens upon assets, enter into transactions with affiliates or related persons, sell assets, or consolidate, merge or sell all or substantially all of their assets. There can be no assurance that such covenants will not adversely affect the Company's ability to finance its future operations or capital needs or to engage in other business activities that may be in the interest of the Company.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives 1998 Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such 1998 Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of 1998 Exchange Notes received in exchange for 1998 Senior Notes where such 1998 Senior Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business on the first anniversary of the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

  The Company will not receive any proceeds from any sale of 1998 Exchange Notes by broker-dealers. 1998 Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the 1998 Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such 1998 Exchange Notes. Any broker-dealer that resells 1998 Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such 1998 Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of 1998 Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of one year after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the 1998 Senior Notes), other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the 1998 Senior Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  The legality of the 1998 Exchange Notes offered hereby are being passed upon for the Company by Hogan & Hartson L.L.P., Washington, D.C., special counsel for the Company. Certain legal matters relating to the Offering were passed upon for the Initial Purchasers by Mayer, Brown & Platt, Chicago, Illinois.

                                    EXPERTS

  The consolidated balance sheets of the Company as of December 31, 1997 and 1996, the consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997, and the financial statement schedule incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report with respect thereto and are included herein in reliance upon the authority of said firm as experts in giving said reports.

  The consolidated balance sheets of Consolidated Communications Inc. as of December 31, 1996 and 1995, and the consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996 incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report with respect thereto and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                            CHANGES IN ACCOUNTANTS

  On March 27, 1997, the Company engaged the accounting firm of Arthur Andersen LLP as the Company's principal independent accountants to replace McGladrey & Pullen, LLP, the Company's former independent accountants, effective with such engagement. The decision to change independent accountants was made following a review of competitive proposals submitted by Arthur Andersen LLP and two other major public accounting firms, and was recommended by the Audit Committee of the Board of Directors and approved by the Board. McGladrey & Pullen, LLP did not resign and did not decline to stand for re-election. During the Company's two fiscal years ended December 31, 1995 and December 31, 1996 and during the interim period prior to the engagement of Arthur Andersen LLP, there have been no consultations with the newly engaged accountants with regard to either the application of accounting principles as to any specific transaction, either completed or proposed; the type of audit opinion that would be rendered on the Company's financial statements; or any matter of disagreement with the former accountants.

  During the two fiscal years ended December 31, 1996 and 1995, and the interim period subsequent to December 31, 1996, there have been no disagreements with McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would have caused McGladrey & Pullen, LLP to make reference in their report to such disagreements if not resolved to their satisfaction.

  McGladrey & Pullen, LLP's reports on the financial statements of the Company for the fiscal years ended December 31, 1996 and 1995 have contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

  The Company has provided McGladrey & Pullen, LLP with a copy of this disclosure and requested that McGladrey & Pullen, LLP furnish it with a letter addressed to the Commission stating whether it agrees with the above statements. (A copy of the McGladrey & Pullen, LLP letter addressed to the Commission is filed as Exhibit 16.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997).

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Exchange Act, and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such reports, proxy statements and other information can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed rates, or in certain cases by accessing the Commission's World Wide Web site at http://www.sec.gov. Information regarding the operation of the Commission's Public Reference Section can be obtained by calling 1-800-SEC-0330. The Company's Class A Common Stock is quoted on The Nasdaq Stock Market under the symbol "MCLD", and such reports, proxy statements and other information concerning the Company also can be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

  The Company has filed a Registration Statement under the Securities Act with respect to the Exchange Offer. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all the information set forth, or incorporated by reference, in the Registration Statement. For further information about the Company and the Exchange Offer, reference is made to the Registration Statement and to the financial statements, exhibits and schedules filed therewith or incorporated by reference thereto. The statements contained in this Prospectus about the contents of any contract or other document referred to are not necessarily complete, and in each instance, reference is made to a copy of such contract or other document filed as an exhibit, or incorporated by reference, to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of each such document may be obtained from the Commission at its principal office in Washington, D.C. upon payment or the charges prescribed by the Commission or, in the case of certain such documents, by accessing the Commission's World Wide Web site at http://www.sec.gov.

  The Company is required by the terms of the Indentures to furnish the Trustee with annual reports containing consolidated financial statements audited by the Company's independent public accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year.

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  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFOR-
MATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE HEREBY EXCEPT AS CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, NO SUCH INFORMA-TION OR REPRESENTATION SHOULD BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE AGENTS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIR-CUMSTANCES, CREATE ANY IMPLICATIONS THAT THERE HAS BEEN NO CHANGE IN THE INFOR-MATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE 1998 EXCHANGE NOTES BY ANYONE IN ANY JURISDICTION IN WHICH
SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                  -----------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Incorporation of Certain Documents by Reference..........................  iv
Summary..................................................................   1
Risk Factors.............................................................   9
The Exchange Offer.......................................................  22
Use of Proceeds..........................................................  30
Capitalization...........................................................  31
Selected Consolidated Financial Data.....................................  32
Pro Forma Financial Data.................................................  34
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  37
Description of the 1998 Exchange Notes...................................  48
Other Indebtedness.......................................................  80
Plan of Distribution.....................................................  81
Legal Matters............................................................  81
Experts..................................................................  81
Changes in Accountants...................................................  81
Available Information....................................................  82

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                                  $300,000,000

                             MCLEODUSA INCORPORATED

                          8 3/8% SENIOR NOTES DUE 2008

                                      LOGO

                                    -------

                                   PROSPECTUS

                               DATED      , 1998

                                    -------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Under Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

  The Amended and Restated Certificate of Incorporation of the Company (the "Restated Certificate") contains provisions that provide that no director of the Company shall be liable for breach of fiduciary duty as a director except for (1) any breach of the directors' duty of loyalty to the Company or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) liability under
Section 174 of the DGCL; or (4) any transaction from which the director derived an improper personal benefit. The Restated Certificate contains provisions that further provide for the indemnification of directors and officers to the fullest extent permitted by the DGCL. Under the Bylaws of the Company, the Company is required to advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification. In addition, the Company has entered into indemnity agreements with each of its directors pursuant to which the Company has agreed to indemnify the directors as permitted by the DGCL. The Company has obtained directors and officers liability insurance against certain liabilities, including liabilities under the Securities Act.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 (A) EXHIBITS

 EXHIBIT
 NUMBER                           EXHIBIT DESCRIPTION
 -------                          -------------------
   1.1   Purchase Agreement, dated as of February 26, 1997 among Salomon
         Brothers Inc, Morgan Stanley & Co. Incorporated and McLeod, Inc.
         (Filed as Exhibit 1.1 to Registration Statement on Form S-4, File No.
         333-27647 (the "July 1997 Form S-4"), and incorporated herein by reference).
   1.2   Purchase Agreement, dated as of July 15, 1997 among Salomon Brothers
         Inc, Bear, Stearns & Co. Inc., Morgan Stanley Dean Witter and
         McLeodUSA Incorporated. (Filed as Exhibit 1.2 to Registration
         Statement on Form S-4, File No. 333-34227 (the "November 1997 Form S-
         4"), and incorporated herein by reference).
   1.3   Purchase Agreement, dated as of March 10, 1998 among Salomon Brothers
         Inc, Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated,
         Chase Securities Inc. and McLeodUSA Incorporated.
   2.1   Agreement and Plan of Reorganization dated April 28, 1995 among
         Midwest Capital Group Inc., MWR Telecom, Inc. and McLeod, Inc. (Filed
         as Exhibit 2.1 to Registration Statement on Form S-1, File No. 333-
         3112 ("Initial Form S-1"), and incorporated herein by reference).
   2.2   Agreement and Plan of Reorganization dated as of July 12, 1996 among
         Ruffalo, Cody & Associates, Inc., certain shareholders of Ruffalo,
         Cody & Associates, Inc. and McLeod, Inc. (Filed as Exhibit 2 to
         Current Report on Form 8-K, File No. 0-20763, filed with the
         Commission on July 29, 1996 and incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
   2.3   Agreement and Plan of Reorganization dated as of August 15, 1996 among
         Telecom*USA Publishing Group, Inc. and McLeod, Inc. (Filed as Exhibit
         2 to Current Report on Form 8-K, File No. 0-20763, filed with the
         Commission on August 26, 1996 and incorporated herein by reference).
   2.4   Agreement and Plan of Reorganization dated as of January 27, 1997 among McLeod, Inc., Digital Communications of Iowa, Inc., Clark E.
         McLeod and Mary E. McLeod. (Filed as Exhibit 2 to Current Report on
         Form 8-K, File No. 0-20763, filed with the Commission on February 24,
         1997 and incorporated herein by reference).
   2.5   Asset Purchase Agreement dated as of May 30, 1997 by and among
         McLeodUSA Incorporated, ESI/McLeodUSA, Inc., and ESI Communications,
         Inc., ESI Communications/SW, Inc., ESI Communications/West, Inc., ESI
         Communications Downtown, Inc., ESI Communications North, Inc., and
         Michael Reichert, Peter Jones, John Pupkes and Jeff Meehan. (Filed as
         Exhibit 2.1 to Current Report on Form 8-K, File No. 0-20763 (the "June
         1997 Form 8-K"), filed with the Commission on June 26, 1997 and incorporated herein by reference).
   2.6   Agreement and Plan of Reorganization dated as of June 14, 1997 among
         McLeodUSA Incorporated, Eastside Acquisition Co. and Consolidated
         Communications Inc. (Filed as Exhibit 2.2 to the June 1997 Form 8-K
         and incorporated herein by reference).
   3.1   Amended and Restated Certificate of Incorporation of McLeod, Inc.
         (Filed as Exhibit 3.1 to Initial Form S-1 and incorporated herein by reference).
   3.2   Amended and Restated Bylaws of McLeod, Inc. (Filed as Exhibit 3.2 to
         Registration Statement on Form S-1, File No. 333-13885 (the "November
         1996 Form S-1"), and incorporated herein by reference).
   3.3   Certificate of Amendment of Amended and Restated Certificate of
         Incorporation of McLeod Inc. (Filed as Exhibit 3.3 to the July 1997
         Form S-4 and incorporated herein by reference).
   3.4   Certificate of Change of Registered Agent and Registered Office of
         McLeodUSA Incorporated. (Filed as Exhibit 3.4 to Annual Report on Form
         10-K, File No. 0-20763, filed with the Commission on March 6, 1998
         (the "1997 Form 10-K") and incorporated herein by reference).
   4.1   Form of Class A Common Stock Certificate of McLeod, Inc. (Filed as
         Exhibit 4.1 to Initial Form S-1 and incorporated herein by reference).
   4.2   Indenture dated March 4, 1997 between McLeod, Inc. and United States
         Trust Company of New York, as Trustee, relating to the 10 1/2% Senior
         Discount Notes Due 2007 of McLeod, Inc. (Filed as Exhibit 4.2 to
         Annual Report on Form 10-K, File No. 0-20763, filed with the
         Commission on March 31, 1997 (the "1996 Form 10-K") and incorporated herein by reference).
   4.3   Initial Global 10 1/2% Senior Discount Note Due March 1, 2007 of
         McLeod, Inc., dated March 4, 1997. (Filed as Exhibit 4.3 to the 1996
         Form 10-K and incorporated herein by reference).
   4.4   Form of Certificated 10 1/2% Senior Discount Note Due March 1, 2007 of
         McLeod, Inc. (Filed as Exhibit 4.4 to the 1996 Form 10-K and
         incorporated herein by reference).
   4.5   Registration Agreement dated March 4, 1997 among McLeod, Inc., Salomon
         Brothers Inc and Morgan Stanley & Co. Incorporated. (Filed as Exhibit
         4.5 to the 1996 Form 10-K and incorporated herein by reference).
   4.6   Investor Agreement dated as of April 1, 1996 among McLeod, Inc., IES
         Investments Inc., Midwest Capital Group Inc., MWR Investments Inc.,
         Clark and Mary McLeod, and certain other stockholders. (Filed as
         Exhibit 4.8 to Initial Form S-1 and incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
   4.7   Amendment No. 1 to Investor Agreement dated as of October 23, 1996 by and among McLeod, Inc., IES Investments Inc., Midwest Capital Group
         Inc., MWR Investments Inc., Clark E. McLeod and Mary E. McLeod. (Filed
         as Exhibit 4.3 to the November 1996 Form S-1 and incorporated herein by reference).
   4.8   Form of 10 1/2% Senior Discount Exchange Note Due 2007 of McLeodUSA
         Incorporated. (Filed as Exhibit 4.8 to the July 1997 Form S-4 and
         incorporated herein by reference).
   4.9   Indenture dated as of July 21, 1997 between McLeodUSA Incorporated and
         United States Trust Company of New York, as Trustee, relating to the 9
         1/4% Senior Notes Due 2007 of McLeodUSA Incorporated. (Filed as
         Exhibit 4.9 to the July 1997 Form S-4 and incorporated herein by reference).
   4.10  Form of Initial Global 9 1/4% Senior Note Due 2007 of McLeodUSA
         Incorporated. (Filed as Exhibit 4.10 to the July 1997 Form S-4 and
         incorporated herein by reference).
   4.11  Registration Agreement dated July 21, 1997 among McLeodUSA
         Incorporated, Salomon Brothers Inc, Morgan Stanley Dean Witter and
         Bear, Stearns & Co. Inc. (Filed as Exhibit 4.11 to the July 1997 Form
         S-4 and incorporated herein by reference).
   4.12  Stockholders' Agreement dated June 14, 1997 among McLeodUSA
         Incorporated, IES Investments Inc., Midwest Capital Group, Inc., MWR
         Investments Inc., Clark E. McLeod, Mary E. McLeod and Richard A.
         Lumpkin on behalf of each of the shareholders of Consolidated
         Communications Inc. listed on Schedule 1 of the Stockholders'
         Agreement. (Filed as Exhibit 4.12 to the July 1997 Form S-4 and
         incorporated herein by reference).
   4.13  Amendment No. 1 to Stockholders' Agreement dated as of September 19,
         1997 by and among McLeodUSA Incorporated, IES Investments Inc.,
         Midwest Capital Group, Inc., MWR Investments Inc., Clarke E. McLeod,
         Mary E. McLeod and Richard A. Lumpkin on behalf of each of the shareholders of Consolidated Communications Inc. listed in Schedule I thereto. (Filed as Exhibit 4.1 to the Quarterly Report on Form 10-Q,
         File No. 0-20763, filed with the Commission on November 14, 1997 and incorporated herein by reference).
   4.14  Form of 9 1/4% Senior Exchange Note Due 2007 of McLeodUSA
         Incorporated. (Filed as Exhibit 4.14 to the 1997 Form 10-K and
         incorporated herein by reference).
   4.15  Indenture dated as of March 16, 1998 between McLeodUSA Incorporated and United States Trust Company of New York, as Trustee, relating to the 8 3/8% Senior Notes Due 2008 of McLeodUSA Incorporated.
   4.16  Form of Global 8 3/8% Senior Note Due 2008 of McLeodUSA Incorporated
         (contained in the Indenture filed as Exhibit 4.15).
   4.17  Registration Agreement dated March 16, 1998 among McLeodUSA
         Incorporated, Solomon Brothers Inc, Bear, Stearns & Co. Inc., Morgan
         Stanley & Co. Incorporated and Chase Securities Inc.
   5.1   Opinion of Hogan & Hartson L.L.P.
  10.1   Credit Agreement dated as of May 16, 1994 among McLeod, Inc., McLeod
         Network Services, Inc., McLeod Telemanagement, Inc., McLeod
         Telecommunications, Inc. and The First National Bank of Chicago.
         (Filed as Exhibit 10.1 to Initial Form S-1 and incorporated herein by reference).
  10.2   First Amendment to Credit Agreement dated as of June 17, 1994 among
         McLeod, Inc., McLeod Network Services, Inc., McLeod Telemanagement,
         Inc., McLeod Telecommunications, Inc. and The First National Bank of
         Chicago. (Filed as Exhibit 10.2 to Initial Form S-1 and incorporated herein by reference).
  10.3   Second Amendment to Credit Agreement dated as of December 1, 1994 among McLeod, Inc., McLeod Network Services, Inc., McLeod
         Telemanagement, Inc., McLeod Telecommunications, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.3 to Initial Form S-1
         and incorporated herein by reference).
  10.4   Third Amendment to Credit Agreement dated as of May 31, 1995 among
         McLeod, Inc., McLeod Network Services, Inc., McLeod Telemanagement,
         Inc., McLeod Telecommunications, Inc., MWR Telecom, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.4 to Initial Form S-1
         and incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
  10.5   Fourth Amendment to Credit Agreement dated as of July 28, 1995 among
         McLeod, Inc., McLeod Network Services, Inc., McLeod Telemanagement,
         Inc., McLeod Telecommunications, Inc., MWR Telecom, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.5 to Initial Form S-1
         and incorporated herein by reference).
  10.6   Fifth Amendment to Credit Agreement dated as of October 18, 1995 among
         McLeod, Inc., McLeod Network Services, Inc., McLeod Telemanagement,
         Inc., McLeod Telecommunications, Inc., MWR Telecom, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.6 to Initial Form S-1
         and incorporated herein by reference).
   10.7  Sixth Amendment to Credit Agreement dated as of March 29, 1996 among
         McLeod, Inc., McLeod Network Services, Inc., McLeod
         Telecommunications, Inc., MWR Telecom, Inc. and The First National
         Bank of Chicago. (Filed as Exhibit 10.7 to Initial Form S-1 and
         incorporated herein by reference).
   10.8  Security Agreement dated as of May 16, 1994 among McLeod, Inc., McLeod
         Network Services, Inc., McLeod Telemanagement, Inc., McLeod
         Telecommunications, Inc. and The First National Bank of Chicago.
         (Filed as Exhibit 10.8 to Initial Form S-1 and incorporated herein by reference).
   10.9  First Amendment to Security Agreement dated as of December 1, 1994 among McLeod, Inc., McLeod Network Services, Inc., McLeod
         Telemanagement, Inc., McLeod Telecommunications, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.9 to Initial Form S-1
         and incorporated herein by reference).
  10.10  Support Agreement dated as of December 1, 1994 among IES Diversified
         Inc., McLeod, Inc., McLeod Network Services, Inc., McLeod
         Telemanagement, Inc., McLeod Telecommunications, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.10 to Form S-1 and
         incorporated herein by reference).
  10.11  Agreement Regarding Support Agreement dated December 1994 between
         McLeod, Inc. and IES Diversified Inc. (Filed as Exhibit 10.11 to
         Initial Form S-1 and incorporated herein by reference).
  10.12  Agreement Regarding Guarantee dated May 16, 1994 between McLeod, Inc.
         and IES Diversified Inc. (Filed as Exhibit 10.12 to Initial Form S-1
         and incorporated herein by reference).
  10.13  Joinder to and Assumption of Credit Agreement dated as of April 28,
         1995 between McLeod Merging Co. and The First National Bank of
         Chicago. (Filed as Exhibit 10.13 to Initial Form S-1 and incorporated herein by reference).
  10.14  Joinder to and Assumption of Security Agreement dated as of April 28,
         1995 between McLeod Merging Co. and The First National Bank of
         Chicago. (Filed as Exhibit 10.14 to Initial Form S-1 and incorporated herein by reference).
  10.15  Letter from The First National Bank of Chicago to James L. Cram dated
         April 28, 1995 regarding extension of the termination date under the
         Credit Agreement. (Filed as Exhibit 10.15 to Initial Form S-1 and
         incorporated herein by reference).
  10.16  Credit Agreement dated as of March 29, 1996 among McLeod, Inc., McLeod
         Network Services, Inc., McLeod Telemanagement, Inc., McLeod
         Telecommunications, Inc. MWR Telecom, Inc. and The First National Bank
         of Chicago. (Filed as Exhibit 10.16 to Initial Form S-1 and
         incorporated herein by reference).
  10.17  Agreement for Construction Related Services dated as of October 17,
         1995 between City Signal Fiber Services, Inc. and McLeod Network
         Services, Inc. (Filed as Exhibit 10.17 to Initial Form S-1 and
         incorporated herein by reference).
  10.18  Construction Services Agreement dated March 27, 1996 between City
         Signal Fiber Services, Inc. and McLeod Network Services, Inc. (Filed
         as Exhibit 10.18 to Initial Form S-1 and incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
  10.19  Fiber Optic Use Agreement dated as of February 14, 1996 between McLeod
         Network Services, Inc. and Galaxy Telecom, L.P. (Filed as Exhibit
         10.19 to Initial Form S-1 and incorporated herein by reference).
  10.20  Agreement dated as of July 11, 1994 between McLeod Network Services,
         Inc. and KLK Construction. (Filed as Exhibit 10.20 to Initial Form S-1
         and incorporated herein by reference).
  10.21  Lease Agreement dated September 5, 1995 between State of Iowa and MWR
         Telecom, Inc. (Filed as Exhibit 10.21 to Initial Form S-1 and
         incorporated herein by reference).
  10.22  Lease Agreement dated September 5, 1995 between State of Iowa and
         McLeod Network Services, Inc. (Filed as Exhibit 10.22 to Initial Form
         S-1 and incorporated herein by reference).
  10.23  Contract dated September 5, 1995 between Iowa Telecommunications and
         Technology Commission and MWR Telecom, Inc. (Filed as Exhibit 10.23 to
         Initial Form S-1 and incorporated herein by reference).
  10.24  Contract dated June 27, 1995 between Iowa National Guard and McLeod
         Network Services, Inc. (Filed as Exhibit 10.24 to Initial Form S-1 and
         incorporated herein by reference).
  10.25  Addendum Number One to Contract dated September 5, 1995 between Iowa
         National Guard and McLeod Network Services, Inc. (Filed as Exhibit
         10.25 to Initial Form S-1 and incorporated herein by reference).
  10.26  U S WEST Centrex Plus Service Rate Stability Plan dated October 15,
         1993 between McLeod Telemanagement, Inc. and U S WEST Communications,
         Inc. (Filed as Exhibit 10.26 to Initial Form S-1 and incorporated herein by reference).
  10.27  U S WEST Centrex Plus Service Rate Stability Plan dated July 17, 1993 between McLeod Telemanagement, Inc. and U S WEST Communications, Inc.
         (Filed as Exhibit 10.27 to Initial Form S-1 and incorporated herein by reference).
  10.28  Ameritech Centrex Service Confirmation of Service Orders dated various dates in 1994, 1995 and 1996 between McLeod Telemanagement, Inc. and
         Ameritech Information Industry Services. (Filed as Exhibit 10.28 to
         Initial Form S-1 and incorporated herein by reference).
  10.29  Lease Agreement dated as of December 28, 1993 between 2060 Partnership and McLeod Telemanagement, Inc., as amended by Amendments First to
         Ninth dated as of July 3, 1994, March 25,1994, June 22, 1994, August
         12, 1994, September 12, 1994, September 20, 1994, November 16, 1994,
         September 20, 1995 and January 6, 1996, respectively. (Filed as
         Exhibit 10.29 to Initial Form S-1 and incorporated herein by reference).
  10.30  Lease Agreement dated as of May 24, 1995 between 2060 Partnership and
         McLeod Telemanagement, Inc. (Filed as Exhibit 10.30 to Initial Form S-
         1 and incorporated herein by reference).
  10.31  Lease Agreement dated October 31, 1995 between I.R.F.B. Joint Venture and McLeod Telemanagement, Inc. (Filed as Exhibit 10.31 to Initial
         Form S-1 and incorporated herein by reference).
  10.32  First Amendment to Lease Agreement dated as of November 20, 1995 between I.R.F.B. Joint Venture and McLeod Telemanagement, Inc. (Filed
         as Exhibit 10.32 to Initial Form S-1 and incorporated herein by reference).
  10.33  Uniform Purchase Agreement dated July 22, 1993 between McLeod, Inc.
         and Hill's Maple Crest Farms Partnership. (Filed as Exhibit 10.33 to
         Initial Form S-1 and incorporated herein by reference).
  10.34  Master Right-of-Way Agreement dated July 27, 1994 between McLeod
         Network Services, Inc. and IES Industries Inc. (Filed as Exhibit 10.34
         to Initial Form S-1 and incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
  10.35  Master Right-of-Way and Tower Use Agreement dated February 13, 1996 between IES Industries Inc. and McLeod, Inc. (Filed as Exhibit 10.35
         to Initial Form S-1 and incorporated herein by reference).
  10.36  Master Pole, Duct and Tower Use Agreement dated February 20, 1996 between MidAmerican Energy Company and McLeod, Inc. (Iowa and South
         Dakota). (Filed as Exhibit 10.36 to Initial Form S-1 and incorporated herein by reference).
  10.37  Master Pole, Duct and Tower Use Agreement dated February 20, 1996 between MidAmerican Energy Company and McLeod, Inc. (Illinois). (Filed
         as Exhibit 10.37 to Initial Form S-1 and incorporated herein by reference).
  10.38  Settlement Agreement dated March 18, 1996 between U S WEST
         Communications, Inc. and McLeod Telemanagement, Inc. (Filed as Exhibit
         10.38 to Initial Form S-1 and incorporated herein by reference).
  10.39  Agreement dated August 4, 1995 between Vadacom, Inc. and McLeod
         Telemanagement, Inc. (Filed as Exhibit 10.39 to Initial Form S-1 and
         incorporated herein by reference).
  10.40  McLeod Telecommunications, Inc. 1992 Incentive Stock Option Plan.
         (Filed as Exhibit 10.40 to Initial Form S-1 and incorporated herein by reference).
  10.41  McLeod, Inc. 1993 Incentive Stock Option Plan. (Filed as Exhibit 10.41
         to Initial Form S-1 and incorporated herein by reference).
  10.42  McLeod, Inc. 1995 Incentive Stock Option Plan. (Filed as Exhibit 10.42
         to Initial Form S-1 and incorporated herein by reference).
  10.43  McLeod Telecommunications, Inc. Director Stock Option Plan. (Filed as
         Exhibit 10.43 to Initial Form S-1 and incorporated herein by reference).
  10.44  Promissory Note dated July 18, 1995 between Kirk E. Kaalberg and
         McLeod, Inc. (Filed as Exhibit 10.44 to Initial Form S-1 and
         incorporated herein by reference).
  10.45  Promissory Note dated March 29, 1996 between Stephen K. Brandenburg and McLeod, Inc. (Filed as Exhibit 10.45 to Initial Form S-1 and
         incorporated herein by reference).
  10.46  Agreement dated April 28, 1995 among McLeod, Inc., McLeod
         Telecommunications, Inc., McLeod Telemanagement, Inc., McLeod Network
         Services, Inc. and Clark E. McLeod. (Filed as Exhibit 10.46 to Initial
         Form S-1 and incorporated herein by reference).
 +10.47  Telecommunications Services Agreement dated March 14, 1994 between
         WiITeI, Inc. and McLeod Telemanagement, Inc., as amended. (Filed as
         Exhibit 10.47 to Initial Form S-1 and incorporated herein by reference).
  10.48  Amendment to Contract Addendum A to Contract No. 2102 dated March 31,
         1993 between the Iowa Department of General Services and McLeod
         Telecommunications, Inc. (Filed as Exhibit 10.48 to Initial Form S-1
         and incorporated herein by reference).
  10.49  Construction Services Agreement dated June 30, 1995 between MFS
         Network Technologies, Inc. and MWR Telecom, Inc. (Filed as Exhibit
         10.49 to Initial Form S-1 and incorporated herein by reference).
  10.50  First Amendment to Agreement Regarding Support Agreement dated May 14,
         1996 among McLeod, Inc., IES Diversified Inc. and IES Investments Inc.
         (Filed as Exhibit 10.50 to Initial Form S-1 and incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
  10.51  First Amendment to Agreement Regarding Guarantee dated May 14, 1996 among McLeod, Inc., IES Diversified Inc. and IES Investments Inc.
         (Filed as Exhibit 10.51 to Initial Form S-1 and incorporated herein by reference).
  10.52  Amended and Restated Directors Stock Option Plan of McLeod, Inc.
         (Filed as Exhibit 10.52 to Initial Form S-1 and incorporated herein by reference).
  10.53  Forms of Employment, Confidentiality and Non-Competition Agreement
         between McLeod, Inc. and certain employees of McLeod, Inc. (Filed as
         Exhibit 10.53 to Initial Form S-1 and incorporated herein by reference).
  10.54  Form of Change-of-Control Agreement between McLeod, Inc. and certain employees of McLeod, Inc. (Filed as Exhibit 10.54 to Initial Form S-1
         and incorporated herein by reference).
  10.55  McLeod, Inc. 1996 Employee Stock Option Plan, as amended. (Filed as
         Exhibit 10.55 to the November 1996 Form S-1 and incorporated herein by reference).
  10.56  McLeod, Inc. Employee Stock Purchase Plan, as amended. (Filed as
         Exhibit 10.56 to the 1996 Form 10-K and incorporated herein by reference).
  10.57  Form of Indemnity Agreement between McLeod, Inc. and certain officers and directors of McLeod, Inc. (Filed as Exhibit 10.57 to Initial Form
         S-1 and incorporated herein by reference).
  10.58  License Agreement dated April 24, 1996 between PageMart, Inc. and MWR
         Telecom, Inc. (Filed as Exhibit 10.58 to Initial Form S-1 and
         incorporated herein by reference).
  10.59  Assignment of Purchase Agreement dated August 15, 1996 between Ryan
         Properties, Inc. and McLeod, Inc. (Filed as Exhibit 10.59 to the
         November 1996 Form S-1 and incorporated herein by reference).
  10.60  Assignment of Purchase Agreement dated August 14, 1996 between Ryan
         Properties, Inc. and McLeod, Inc. (Filed as Exhibit 10.60 to the
         November 1996 Form S-1 and incorporated herein by reference).
  10.61  Asset Purchase Agreement dated September 4, 1996 between Total
         Communication Services, Inc. and McLeod Telemanagement, Inc. (Filed as
         Exhibit 10.61 to the November 1996 Form S-1 and incorporated herein by reference).
  10.62  First Amendment to Asset Purchase Agreement dated September 30, 1996 between Total Communication Services, Inc. and McLeod Telemanagement,
         Inc. (Filed as Exhibit 10.62 to the November 1996 Form S-1 and
         incorporated herein by reference).
  10.63  McLeod, Inc. Incentive Plan. (Filed as Exhibit 10.63 to the November
         1996 Form S-1 and incorporated herein by reference).
  10.64  Amended and Restated Credit Agreement dated as of May 5, 1996 among
         Telecom*USA Publishing Group, Inc., Telecom*USA Publishing Company and
         Telecom*USA Neighborhood Directories, Inc. and Norwest Bank Iowa,
         National Association. (Filed as Exhibit 10.64 to the November 1996
         Form S-1 and incorporated herein by reference).
  10.65  First Amendment to Amended and Restated Credit Agreement dated as of
         January 31, 1996 by and between Telecom*USA Publishing Group, Inc.,
         Telecom*USA Publishing Company and Telecom*USA Neighborhood
         Directories, Inc. and Norwest Bank Iowa, National Association. (Filed
         as Exhibit 10.65 to the November 1996 Form S-1 and incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
  10.66  Lease Agreement dated as of September 26, 1994 between Ryan
         Properties, Inc. and Ruffalo, Cody & Associates, Inc. (Filed as
         Exhibit 10.66 to the November 1996 Form S-1 and incorporated herein by reference).
  10.67  First Lease Amendment dated as of April 12, 1995 between Ryan
         Properties, Inc. and Ruffalo, Cody & Associates, Inc. (Filed as
         Exhibit 10.67 to the November 1996 Form S-1 and incorporated herein by reference).
  10.68  Lease Agreement dated as of July 18, 1995 between 2060 Partnership,
         L.P. and Telecom*USA Publishing Company. (Filed as Exhibit 10.68 to
         the November 1996 Form S-1 and incorporated herein by reference).
  10.69  Lease Agreement dated April 26, 1995 by and between A.M. Henderson and
         Telecom*USA Publishing Company. (Filed as Exhibit 10.69 to the
         November 1996 Form S-1 and incorporated herein by reference).
  10.70  License Agreement dated as of April 19, 1994, between Ameritech
         Information Industry Services and Telecom*USA Publishing Company.
         (Filed as Exhibit 10.70 to the November 1996 Form S-1 and incorporated herein by reference).
  10.71  License Agreement dated September 13, 1993 between U S WEST
         Communications, Inc. and Telecom*USA Publishing Company. (Filed as
         Exhibit 10.71 to the November 1996 Form S-1 and incorporated herein by reference).
  10.72  Form of McLeod, Inc. Directors Stock Option Plan Option Agreement.
         (Filed as Exhibit 10.72 to the November 1996 Form S-1 and incorporated herein by reference).
  10.73  Forms of McLeod, Inc. 1996 Employee Stock Option Plan Incentive Stock
         Option Agreement. (Filed as Exhibit 10.73 to the November 1996 Form S-
         1 and incorporated herein by reference).
  10.74  Forms of McLeod, Inc. 1996 Employee Stock Option Plan Non-Incentive
         Stock Option Agreement. (Filed as Exhibit 10.74 to the November 1996
         Form S-1 and incorporated herein by reference).
  10.75  Option Agreement dated April 27, 1995 between Fronteer Directory
         Company, Inc. and Telecom*USA Publishing Company. (Filed as Exhibit
         10.75 to the November 1996 Form S-1 and incorporated herein by reference).
  10.76  Promissory Note dated May 5, 1995 between Telecom*USA Publishing
         Company and Fronteer Directory Company, Inc. (Filed as Exhibit 10.76
         to the November 1996 Form S-1 and incorporated herein by reference).
  10.77  Security Agreement dated May 5, 1995 between Telecom*USA Publishing
         Company and Fronteer Directory Company, Inc. (Filed as Exhibit 10.77
         to the November 1996 Form S-1 and incorporated herein by reference).
  10.78  Design/Build Construction Contract dated September 17, 1996 between
         Ryan Construction Company of Minnesota, Inc. and McLeod, Inc. (Filed
         as Exhibit 10.78 to the November 1996 Form S-1 and incorporated herein by reference).
  10.79  Guaranty Agreement dated as of October 17, 1996 by McLeod, Inc. in favor of Kirkwood Community College. (Filed as Exhibit 10.79 to the
         November 1996 Form S-1 and incorporated herein by reference).
  10.80  Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod Telemanagement, Inc.
         (Filed as Exhibit 10.80 to the November 1996 Form S-1 and incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
  10.81  Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod Telecommunications, Inc.
         (Filed as Exhibit 10.81 to the November 1996 Form S-1 and incorporated herein by reference).
  10.82  Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod Network Services, Inc.
         (Filed as Exhibit 10.82 to the November 1996 Form S-1 and incorporated herein by reference).
  10.83  Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod, Inc. (Filed as Exhibit
         10.83 to the November 1996 Form S-1 and incorporated herein by reference).
  10.84  Change Order No. 1 to the Construction Services Agreement dated
         November 22, 1995 by and between MWR TeIecom, Inc. and MFS Network
         Technologies, Inc. (Filed as Exhibit 10.84 to the November 1996 Form
         S-1 and incorporated herein by reference).
  10.85  Change Order No. 2 to the Construction Services Agreement dated August
         14, 1996 between MWR Telecom, Inc. and MFS Network Technologies, Inc.
         (Filed as Exhibit 10.85 to the November 1996 Form S-1 and incorporated herein by reference).
  10.86  Change Order No. 3 to the Construction Services Agreement dated
         October 31, 1996 between MWR Telecom, Inc. and MFS Network
         Technologies, Inc. (Filed as Exhibit 10.86 to the November 1996 Form
         S-1 and incorporated herein by reference).
  10.87  Independent Contractor Sales Agreement dated May, 1995 between Sprint
         Communications Company L.P. and Ruffalo, Cody & Associates, Inc.
         (Filed as Exhibit 10.87 to the November 1996 Form S-1 and incorporated herein by reference).
  10.88  Second Amendment to Asset Purchase Agreement dated October 31, 1996 between Total Communication Services, Inc. and McLeod Telemanagement,
         Inc. (Filed as Exhibit 10.88 to the November 1996 Form S-1 and
         incorporated herein by reference)
  10.89  Escrow Agreement dated July 15, 1996 among McLeod, Inc., certain shareholders of Ruffalo, Cody & Associates, Inc., Albert P. Ruffalo
         and Norwest Bank N.A. (Filed as Exhibit 10.89 to the November 1996
         Form S-1 and incorporated herein by reference).
  10.90  Sale and Purchase Agreement dated January 27, 1997 among McLeodUSA
         Publishing Company, Fronteer Financial Holdings, Ltd., Classified
         Directories, Inc., Larry A. Scott, James Greff, Randall L. Gowin and
         Edwin Dressler and certain directors, officers and shareholders of
         Fronteer Financial Holdings, Ltd. (Filed as Exhibit 10.90 to the 1996
         Form 10-K and incorporated herein by reference).
  10.91  Sale and Purchase Agreement dated February 27, 1997 among McLeodUSA
         Publishing Company, Indiana Directories, Inc., John Morgan, Hank
         Meijer, Jack Hendricks, Brad Nelson and Talking Directories, Inc.
         (Filed as Exhibit 10.91 to the 1996 Form 10-K and incorporated herein by reference).
  10.92  Amendment to Sale and Purchase Agreement dated February 28, 1997 between McLeodUSA Publishing Company and Indiana Directories, Inc.
         (Filed as Exhibit 10.92 to the 1996 Form 10-K and incorporated herein by reference).
  10.93  Ameritech Centrex Service Confirmation of Service Orders dated August
         21, 1996 between McLeod Telemanagement, Inc. and Ameritech Information
         Industry Services. (Filed as Exhibit 10.93 to the 1996 Form 10-K and
         incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
 +10.94  Amended and Restated Program Enrollment Terms dated November 1, 1996 between WorldCom Network Services, Inc. d/b/a WilTel and McLeod
         Telemanagement, Inc. (Filed as Exhibit 10.94 to Annual Report on Form
         10-K/A, File No. 0-20763, filed with the Commission on April 8, 1997 and incorporated herein by reference).
  10.95  Letter Agreement dated April 15, 1997 between U S WEST Communications and McLeodUSA Network Services, Inc. (Filed as Exhibit 10.1 to
         Quarterly Report on
         Form 10-Q, File No. 0-20763, filed with the Commission on May 14, 1997 and incorporated herein by reference).
  10.96  Network Agreement dated April 7, 1997, between Wisconsin Power and
         Light Company and McLeodUSA Telecommunications Services, Inc. (Filed
         as Exhibit 10.96 to the July 1997 Form S-4 and incorporated herein by reference).
  10.97  Agreement dated July 7, 1997 between McLeodUSA Telecommunications
         Services, Inc. and U S WEST Communications, Inc. (Filed as Exhibit
         10.97 to the July 1997 Form S-4 and incorporated herein by reference).
  10.98  Agreement dated August 14, 1997 between McLeodUSA Incorporated and
         Taylor Ball, Inc. (Filed as Exhibit 10.98 to the November 1997 Form S-
         4 and incorporated herein by reference).
  10.99  Interconnection Agreement Under Sections 251 and 252 of the
         Telecommunications Act of 1996 dated as of October 28, 1996 between
         Ameritech Information Industry Services and Consolidated
         Communications Telecom Services Inc. (Filed as Exhibit 10.99 to the
         November 1997 Form S-4 and incorporated herein by reference).
 10.100  Interconnection Agreement Under Sections 251 and 252 of the
         Telecommunications Act of 1996 dated as of July 17, 1997 between
         Ameritech Information Industry Services and Consolidated
         Communications Telecom Services Inc. (Filed as Exhibit 10.100 to the
         November 1997 Form S-4 and incorporated herein by reference).
   11.1  Statement regarding Computation of Per Share Earnings (Filed as
         Exhibit 11.1 to the Quarterly Report on Form 10-Q, File No. 0-20763,
         filed with the Commission on May 13, 1998 and incorporated herein by reference).
   16.1  Letter regarding Change in Certifying Accountant (Filed as Exhibit
         16.1 to the 1997 Form 10-K and incorporated herein by reference).
   21.1  Subsidiaries of McLeodUSA Incorporated (Filed as Exhibit 21.1 to the
         1997 Form 10-K and incorporated herein by reference).
   23.1  Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).
   23.2  Consent of Arthur Andersen LLP.
   24.1  Power of attorney (included on signature page).
   24.2  Statement on Form T-1 of Eligibility of Trustee.
   27.1  Financial Data Schedule (Filed as Exhibit 27.1 to the Quarterly Report
         on Form 10-Q, File No. 0-20763, filed with the Commission on May 13,
         1998 and incorporated herein by reference).
   99.1  Purchase Agreement dated as of August 15, 1996 between Iowa Land and
         Building Company and Ryan Properties, Inc. (Filed as Exhibit 99.1 to
         the November Form S-1 and incorporated herein by reference).
   99.2  Purchase Agreement dated as of June 28, 1996 between Donald E. Zvacek,
         Dennis E. Zvacek and Robert J. Zvacek and Ryan Properties, Inc. (Filed
         as Exhibit 99.2 to the November Form S-1 and incorporated herein by reference).
   99.3  Form of Letter of Transmittal.
   99.4  Form of Notice of Guaranteed Delivery.
   99.5  Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies
         and other Nominees.
   99.6  Form of Letter to Clients.

--------
+Confidential treatment has been granted. The copy filed as an exhibit omits the information subject to the confidential treatment request.

 (B) FINANCIAL STATEMENT SCHEDULES.

  The following financial statement schedule was filed with the Company's Annual Report on Form 10-K (File No. 0-20763), filed with the Commission on March 9, 1998, and is incorporated herein by reference:

    Schedule II--Valuation and Qualifying Accounts

  Schedules not listed above have been omitted because they are inapplicable or the information required to be set forth therein is contained, or incorporated by reference, in the Consolidated Financial Statements of the Company or notes thereto.

ITEM 22. UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

  The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement when it becomes effective; and

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

  The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of Securities Act, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Rapids, Iowa, on this 14th day of May, 1998.

                                          McLeodUSA Incorporated

                                                    /s/ Clark E. McLeod
                                          By: _________________________________
                                            CLARK E. MCLEOD CHAIRMAN AND CHIEF
                                                     EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clark E. McLeod, Stephen C. Gray and Blake O. Fisher, Jr., jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons, in the capacities indicated below, on this 14th day of May, 1998.

                SIGNATURE                                   TITLE

           /s/ Clark E. McLeod                Chairman, Chief Executive
-------------------------------------          Officer and Director (Principal
             CLARK E. MCLEOD                   Executive Officer)

          /s/ Richard A. Lumpkin              Vice Chairman and Director
-------------------------------------
            RICHARD A. LUMPKIN

           /s/ Stephen C. Gray                President, Chief Operating
-------------------------------------          Officer and Director
             STEPHEN C. GRAY

         /s/ Blake O. Fisher, Jr.             Chief Financial and
-------------------------------------          Administrative Officer,
           BLAKE O. FISHER, JR.                Treasurer and Director
                                               (Principal Financial Officer)

                SIGNATURE                                   TITLE

          /s/ Joseph H. Ceryanec              Vice President, Finance,
-------------------------------------          Corporate Controller and
            JOSEPH H. CERYANEC                 Principal Accounting Officer
                                               (Principal Accounting Officer)

                                              Director
-------------------------------------
            THOMAS M. COLLINS

           /s/ Robert J. Currey               Director
-------------------------------------
             ROBERT J. CURREY

               /s/ Lee Liu                    Director
-------------------------------------
                 LEE LIU

            /s/ Paul D. Rhines                Director
-------------------------------------
              PAUL D. RHINES

          /s/ Ronald W. Stepien               Director
-------------------------------------
            RONALD W. STEPIEN

                               INDEX TO EXHIBITS


 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
   1.1   Purchase Agreement, dated as of February 26, 1997 among Salomon
         Brothers Inc, Morgan Stanley & Co. Incorporated and McLeod, Inc.
         (Filed as Exhibit 1.1 to Registration Statement on Form S-4, File No.
         333-27647 (the "July 1997 Form S-4"), and incorporated herein by reference).
   1.2   Purchase Agreement, dated as of July 15, 1997 among Salomon Brothers
         Inc, Bear, Stearns & Co. Inc., Morgan Stanley Dean Witter and
         McLeodUSA Incorporated. (Filed as Exhibit 1.2 to Registration
         Statement on Form S-4, File No. 333-34227 (the "November 1997 Form S-
         4"), and incorporated herein by reference).
   1.3   Purchase Agreement, dated as of March 10, 1998 among Salomon Brothers
         Inc, Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated,
         Chase Securities Inc. and McLeodUSA Incorporated.
   2.1   Agreement and Plan of Reorganization dated April 28, 1995 among
         Midwest Capital Group Inc., MWR Telecom, Inc. and McLeod, Inc. (Filed
         as Exhibit 2.1 to Registration Statement on Form S-1, File No. 333-
         3112 ("Initial Form S-1"), and incorporated herein by reference).
   2.2   Agreement and Plan of Reorganization dated as of July 12, 1996 among
         Ruffalo, Cody & Associates, Inc., certain shareholders of Ruffalo,
         Cody & Associates, Inc. and McLeod, Inc. (Filed as Exhibit 2 to
         Current Report on Form 8-K, File No. 0-20763, filed with the
         Commission on July 29, 1996 and incorporated herein by reference).
   2.3   Agreement and Plan of Reorganization dated as of August 15, 1996 among
         Telecom*USA Publishing Group, Inc. and McLeod, Inc. (Filed as Exhibit
         2 to Current Report on Form 8-K, File No. 0-20763, filed with the
         Commission on August 26, 1996 and incorporated herein by reference).
   2.4   Agreement and Plan of Reorganization dated as of January 27, 1997 among McLeod, Inc., Digital Communications of Iowa, Inc., Clark E.
         McLeod and Mary E. McLeod. (Filed as Exhibit 2 to Current Report on
         Form 8-K, File No. 0-20763, filed with the Commission on February 24,
         1997 and incorporated herein by reference).
   2.5   Asset Purchase Agreement dated as of May 30, 1997 by and among
         McLeodUSA Incorporated, ESI/McLeodUSA, Inc., and ESI Communications,
         Inc., ESI Communications/SW, Inc., ESI Communications/West, Inc., ESI
         Communications Downtown, Inc., ESI Communications North, Inc., and
         Michael Reichert, Peter Jones, John Pupkes and Jeff Meehan. (Filed as
         Exhibit 2.1 to Current Report on Form 8-K, File No. 0-20763 (the "June
         1997 Form 8-K"), filed with the Commission on June 26, 1997 and incorporated herein by reference).
   2.6   Agreement and Plan of Reorganization dated as of June 14, 1997 among
         McLeodUSA Incorporated, Eastside Acquisition Co. and Consolidated
         Communications Inc. (Filed as Exhibit 2.2 to the June 1997 Form 8-K
         and incorporated herein by reference).
   3.1   Amended and Restated Certificate of Incorporation of McLeod, Inc.
         (Filed as Exhibit 3.1 to Initial Form S-1 and incorporated herein by reference).
   3.2   Amended and Restated Bylaws of McLeod, Inc. (Filed as Exhibit 3.2 to
         Registration Statement on Form S-1, File No. 333-13885 (the "November
         1996 Form S-1"), and incorporated herein by reference).
   3.3   Certificate of Amendment of Amended and Restated Certificate of
         Incorporation of McLeod Inc. (Filed as Exhibit 3.3 to the July 1997
         Form S-4 and incorporated herein by reference).
   3.4   Certificate of Change of Registered Agent and Registered Office of
         McLeodUSA Incorporated. (Filed as Exhibit 3.4 to Annual Report on Form
         10-K, File No. 0-20763, filed with the Commission on March 6, 1998
         (the "1997 Form 10-K") and incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
   4.1   Form of Class A Common Stock Certificate of McLeod, Inc. (Filed as
         Exhibit 4.1 to Initial Form S-1 and incorporated herein by reference).
   4.2   Indenture dated March 4, 1997 between McLeod, Inc. and United States
         Trust Company of New York, as Trustee, relating to the 10 1/2% Senior
         Discount Notes Due 2007 of McLeod, Inc. (Filed as Exhibit 4.2 to
         Annual Report on Form 10-K, File No. 0-20763, filed with the
         Commission on March 31, 1997 (the "1996 Form 10-K") and incorporated herein by reference).
   4.3   Initial Global 10 1/2% Senior Discount Note Due March 1, 2007 of
         McLeod, Inc., dated March 4, 1997. (Filed as Exhibit 4.3 to the 1996
         Form 10-K and incorporated herein by reference).
   4.4   Form of Certificated 10 1/2% Senior Discount Note Due March 1, 2007 of
         McLeod, Inc. (Filed as Exhibit 4.4 to the 1996 Form 10-K and
         incorporated herein by reference).
   4.5   Registration Agreement dated March 4, 1997 among McLeod, Inc., Salomon
         Brothers Inc and Morgan Stanley & Co. Incorporated. (Filed as Exhibit
         4.5 to the 1996 Form 10-K and incorporated herein by reference).
   4.6   Investor Agreement dated as of April 1, 1996 among McLeod, Inc., IES
         Investments Inc., Midwest Capital Group Inc., MWR Investments Inc.,
         Clark and Mary McLeod, and certain other stockholders. (Filed as
         Exhibit 4.8 to Initial Form S-1 and incorporated herein by reference).
  4.7    Amendment No. 1 to Investor Agreement dated as of October 23, 1996 by and among McLeod, Inc., IES Investments Inc., Midwest Capital Group
         Inc., MWR Investments Inc., Clark E. McLeod and Mary E. McLeod. (Filed
         as Exhibit 4.3 to the November 1996 Form S-1 and incorporated herein by reference).
  4.8    Form of 10 1/2% Senior Discount Exchange Note Due 2007 of McLeodUSA
         Incorporated. (Filed as Exhibit 4.8 to the July 1997 Form S-4 and
         incorporated herein by reference).
  4.9    Indenture dated as of July 21, 1997 between McLeodUSA Incorporated and
         United States Trust Company of New York, as Trustee, relating to the 9
         1/4% Senior Notes Due 2007 of McLeodUSA Incorporated. (Filed as
         Exhibit 4.9 to the July 1997 Form S-4 and incorporated herein by reference).
  4.10   Form of Initial Global 9 1/4% Senior Note Due 2007 of McLeodUSA
         Incorporated. (Filed as Exhibit 4.10 to the July 1997 Form S-4 and
         incorporated herein by reference).
  4.11   Registration Agreement dated July 21, 1997 among McLeodUSA
         Incorporated, Salomon Brothers Inc, Morgan Stanley Dean Witter and
         Bear, Stearns & Co. Inc. (Filed as Exhibit 4.11 to the July 1997 Form
         S-4 and incorporated herein by reference).
  4.12   Stockholders' Agreement dated June 14, 1997 among McLeodUSA
         Incorporated, IES Investments Inc., Midwest Capital Group, Inc., MWR
         Investments Inc., Clark E. McLeod, Mary E. McLeod and Richard A.
         Lumpkin on behalf of each of the shareholders of Consolidated
         Communications Inc. listed on Schedule 1 of the Stockholders'
         Agreement. (Filed as Exhibit 4.12 to the July 1997 Form S-4 and
         incorporated herein by reference).
  4.13   Amendment No. 1 to Stockholders' Agreement dated as of September 19,
         1997 by and among McLeodUSA Incorporated, IES Investments Inc.,
         Midwest Capital Group, Inc., MWR Investments Inc., Clarke E. McLeod,
         Mary E. McLeod and Richard A. Lumpkin on behalf of each of the shareholders of Consolidated Communications Inc. listed in Schedule I thereto. (Filed as Exhibit 4.1 to the Quarterly Report on Form 10-Q,
         File No. 0-20763, filed with the Commission on November 14, 1997 and incorporated herein by reference).
  4.14   Form of 9 1/4% Senior Exchange Note Due 2007 of McLeodUSA
         Incorporated. (Filed as Exhibit 4.14 to the 1997 Form 10-K and
         incorporated herein by reference).
  4.15   Indenture dated as of March 16, 1998 between McLeodUSA Incorporated and United States Trust Company of New York, as Trustee, relating to the 8 3/8% Senior Notes Due 2008 of McLeodUSA Incorporated.
  4.16   Form of Global 8 3/8% Senior Note Due 2008 of McLeodUSA Incorporated
         (contained in the Indenture filed as Exhibit 4.15).
  4.17   Registration Agreement dated March 16, 1998 among McLeodUSA
         Incorporated, Solomon Brothers Inc, Bear, Stearns & Co. Inc., Morgan
         Stanley & Co. Incorporated and Chase Securities Inc.

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
 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
   5.1   Opinion of Hogan & Hartson L.L.P.
  10.1   Credit Agreement dated as of May 16, 1994 among McLeod, Inc., McLeod
         Network Services, Inc., McLeod Telemanagement, Inc., McLeod
         Telecommunications, Inc. and The First National Bank of Chicago.
         (Filed as Exhibit 10.1 to Initial Form S-1 and incorporated herein by reference).
  10.2   First Amendment to Credit Agreement dated as of June 17, 1994 among
         McLeod, Inc., McLeod Network Services, Inc., McLeod Telemanagement,
         Inc., McLeod Telecommunications, Inc. and The First National Bank of
         Chicago. (Filed as Exhibit 10.2 to Initial Form S-1 and incorporated herein by reference).
  10.3   Second Amendment to Credit Agreement dated as of December 1, 1994 among McLeod, Inc., McLeod Network Services, Inc., McLeod
         Telemanagement, Inc., McLeod Telecommunications, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.3 to Initial Form S-1
         and incorporated herein by reference).
  10.4   Third Amendment to Credit Agreement dated as of May 31, 1995 among
         McLeod, Inc., McLeod Network Services, Inc., McLeod Telemanagement,
         Inc., McLeod Telecommunications, Inc., MWR Telecom, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.4 to Initial Form S-1
         and incorporated herein by reference).
  10.5   Fourth Amendment to Credit Agreement dated as of July 28, 1995 among
         McLeod, Inc., McLeod Network Services, Inc., McLeod Telemanagement,
         Inc., McLeod Telecommunications, Inc., MWR Telecom, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.5 to Initial Form S-1
         and incorporated herein by reference).
  10.6   Fifth Amendment to Credit Agreement dated as of October 18, 1995 among
         McLeod, Inc., McLeod Network Services, Inc., McLeod Telemanagement,
         Inc., McLeod Telecommunications, Inc., MWR Telecom, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.6 to Initial Form S-1
         and incorporated herein by reference).
   10.7  Sixth Amendment to Credit Agreement dated as of March 29, 1996 among
         McLeod, Inc., McLeod Network Services, Inc., McLeod
         Telecommunications, Inc., MWR Telecom, Inc. and The First National
         Bank of Chicago. (Filed as Exhibit 10.7 to Initial Form S-1 and
         incorporated herein by reference).
   10.8  Security Agreement dated as of May 16, 1994 among McLeod, Inc., McLeod
         Network Services, Inc., McLeod Telemanagement, Inc., McLeod
         Telecommunications, Inc. and The First National Bank of Chicago.
         (Filed as Exhibit 10.8 to Initial Form S-1 and incorporated herein by reference).
   10.9  First Amendment to Security Agreement dated as of December 1, 1994 among McLeod, Inc., McLeod Network Services, Inc., McLeod
         Telemanagement, Inc., McLeod Telecommunications, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.9 to Initial Form S-1
         and incorporated herein by reference).
  10.10  Support Agreement dated as of December 1, 1994 among IES Diversified
         Inc., McLeod, Inc., McLeod Network Services, Inc., McLeod
         Telemanagement, Inc., McLeod Telecommunications, Inc. and The First
         National Bank of Chicago. (Filed as Exhibit 10.10 to Form S-1 and
         incorporated herein by reference).
  10.11  Agreement Regarding Support Agreement dated December 1994 between
         McLeod, Inc. and IES Diversified Inc. (Filed as Exhibit 10.11 to
         Initial Form S-1 and incorporated herein by reference).
  10.12  Agreement Regarding Guarantee dated May 16, 1994 between McLeod, Inc.
         and IES Diversified Inc. (Filed as Exhibit 10.12 to Initial Form S-1
         and incorporated herein by reference).
  10.13  Joinder to and Assumption of Credit Agreement dated as of April 28,
         1995 between McLeod Merging Co. and The First National Bank of
         Chicago. (Filed as Exhibit 10.13 to Initial Form S-1 and incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
  10.14  Joinder to and Assumption of Security Agreement dated as of April 28,
         1995 between McLeod Merging Co. and The First National Bank of
         Chicago. (Filed as Exhibit 10.14 to Initial Form S-1 and incorporated herein by reference).
  10.15  Letter from The First National Bank of Chicago to James L. Cram dated
         April 28, 1995 regarding extension of the termination date under the
         Credit Agreement. (Filed as Exhibit 10.15 to Initial Form S-1 and
         incorporated herein by reference).
  10.16  Credit Agreement dated as of March 29, 1996 among McLeod, Inc., McLeod
         Network Services, Inc., McLeod Telemanagement, Inc., McLeod
         Telecommunications, Inc. MWR Telecom, Inc. and The First National Bank
         of Chicago. (Filed as Exhibit 10.16 to Initial Form S-1 and
         incorporated herein by reference).
  10.17  Agreement for Construction Related Services dated as of October 17,
         1995 between City Signal Fiber Services, Inc. and McLeod Network
         Services, Inc. (Filed as Exhibit 10.17 to Initial Form S-1 and
         incorporated herein by reference).
  10.18  Construction Services Agreement dated March 27, 1996 between City
         Signal Fiber Services, Inc. and McLeod Network Services, Inc. (Filed
         as Exhibit 10.18 to Initial Form S-1 and incorporated herein by reference).
  10.19  Fiber Optic Use Agreement dated as of February 14, 1996 between McLeod
         Network Services, Inc. and Galaxy Telecom, L.P. (Filed as Exhibit
         10.19 to Initial Form S-1 and incorporated herein by reference).
  10.20  Agreement dated as of July 11, 1994 between McLeod Network Services,
         Inc. and KLK Construction. (Filed as Exhibit 10.20 to Initial Form S-1
         and incorporated herein by reference).
  10.21  Lease Agreement dated September 5, 1995 between State of Iowa and MWR
         Telecom, Inc. (Filed as Exhibit 10.21 to Initial Form S-1 and
         incorporated herein by reference).
  10.22  Lease Agreement dated September 5, 1995 between State of Iowa and
         McLeod Network Services, Inc. (Filed as Exhibit 10.22 to Initial Form
         S-1 and incorporated herein by reference).
  10.23  Contract dated September 5, 1995 between Iowa Telecommunications and
         Technology Commission and MWR Telecom, Inc. (Filed as Exhibit 10.23 to
         Initial Form S-1 and incorporated herein by reference).
  10.24  Contract dated June 27, 1995 between Iowa National Guard and McLeod
         Network Services, Inc. (Filed as Exhibit 10.24 to Initial Form S-1 and
         incorporated herein by reference).
  10.25  Addendum Number One to Contract dated September 5, 1995 between Iowa
         National Guard and McLeod Network Services, Inc. (Filed as Exhibit
         10.25 to Initial Form S-1 and incorporated herein by reference).
  10.26  U S WEST Centrex Plus Service Rate Stability Plan dated October 15,
         1993 between McLeod Telemanagement, Inc. and U S WEST Communications,
         Inc. (Filed as Exhibit 10.26 to Initial Form S-1 and incorporated herein by reference).
  10.27  U S WEST Centrex Plus Service Rate Stability Plan dated July 17, 1993 between McLeod Telemanagement, Inc. and U S WEST Communications, Inc.
         (Filed as Exhibit 10.27 to Initial Form S-1 and incorporated herein by reference).
  10.28  Ameritech Centrex Service Confirmation of Service Orders dated various dates in 1994, 1995 and 1996 between McLeod Telemanagement, Inc. and
         Ameritech Information Industry Services. (Filed as Exhibit 10.28 to
         Initial Form S-1 and incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
  10.29  Lease Agreement dated as of December 28, 1993 between 2060 Partnership and McLeod Telemanagement, Inc., as amended by Amendments First to
         Ninth dated as of July 3, 1994, March 25,1994, June 22, 1994, August
         12, 1994, September 12, 1994, September 20, 1994, November 16, 1994,
         September 20, 1995 and January 6, 1996, respectively. (Filed as
         Exhibit 10.29 to Initial Form S-1 and incorporated herein by reference).
  10.30  Lease Agreement dated as of May 24, 1995 between 2060 Partnership and
         McLeod Telemanagement, Inc. (Filed as Exhibit 10.30 to Initial Form S-
         1 and incorporated herein by reference).
  10.31  Lease Agreement dated October 31, 1995 between I.R.F.B. Joint Venture and McLeod Telemanagement, Inc. (Filed as Exhibit 10.31 to Initial
         Form S-1 and incorporated herein by reference).
  10.32  First Amendment to Lease Agreement dated as of November 20, 1995 between I.R.F.B. Joint Venture and McLeod Telemanagement, Inc. (Filed
         as Exhibit 10.32 to Initial Form S-1 and incorporated herein by reference).
  10.33  Uniform Purchase Agreement dated July 22, 1993 between McLeod, Inc.
         and Hill's Maple Crest Farms Partnership. (Filed as Exhibit 10.33 to
         Initial Form S-1 and incorporated herein by reference).
  10.34  Master Right-of-Way Agreement dated July 27, 1994 between McLeod
         Network Services, Inc. and IES Industries Inc. (Filed as Exhibit 10.34
         to Initial Form S-1 and incorporated herein by reference).
  10.35  Master Right-of-Way and Tower Use Agreement dated February 13, 1996 between IES Industries Inc. and McLeod, Inc. (Filed as Exhibit 10.35
         to Initial Form S-1 and incorporated herein by reference).
  10.36  Master Pole, Duct and Tower Use Agreement dated February 20, 1996 between MidAmerican Energy Company and McLeod, Inc. (Iowa and South
         Dakota). (Filed as Exhibit 10.36 to Initial Form S-1 and incorporated herein by reference).
  10.37  Master Pole, Duct and Tower Use Agreement dated February 20, 1996 between MidAmerican Energy Company and McLeod, Inc. (Illinois). (Filed
         as Exhibit 10.37 to Initial Form S-1 and incorporated herein by reference).
  10.38  Settlement Agreement dated March 18, 1996 between U S WEST
         Communications, Inc. and McLeod Telemanagement, Inc. (Filed as Exhibit
         10.38 to Initial Form S-1 and incorporated herein by reference).
  10.39  Agreement dated August 4, 1995 between Vadacom, Inc. and McLeod
         Telemanagement, Inc. (Filed as Exhibit 10.39 to Initial Form S-1 and
         incorporated herein by reference).
  10.40  McLeod Telecommunications, Inc. 1992 Incentive Stock Option Plan.
         (Filed as Exhibit 10.40 to Initial Form S-1 and incorporated herein by reference).
  10.41  McLeod, Inc. 1993 Incentive Stock Option Plan. (Filed as Exhibit 10.41
         to Initial Form S-1 and incorporated herein by reference).
  10.42  McLeod, Inc. 1995 Incentive Stock Option Plan. (Filed as Exhibit 10.42
         to Initial Form S-1 and incorporated herein by reference).
  10.43  McLeod Telecommunications, Inc. Director Stock Option Plan. (Filed as
         Exhibit 10.43 to Initial Form S-1 and incorporated herein by reference).
  10.44  Promissory Note dated July 18, 1995 between Kirk E. Kaalberg and
         McLeod, Inc. (Filed as Exhibit 10.44 to Initial Form S-1 and
         incorporated herein by reference).
  10.45  Promissory Note dated March 29, 1996 between Stephen K. Brandenburg and McLeod, Inc. (Filed as Exhibit 10.45 to Initial Form S-1 and
         incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
  10.46  Agreement dated April 28, 1995 among McLeod, Inc., McLeod
         Telecommunications, Inc., McLeod Telemanagement, Inc., McLeod Network
         Services, Inc. and Clark E. McLeod. (Filed as Exhibit 10.46 to Initial
         Form S-1 and incorporated herein by reference).
 +10.47  Telecommunications Services Agreement dated March 14, 1994 between
         WiITeI, Inc. and McLeod Telemanagement, Inc., as amended. (Filed as
         Exhibit 10.47 to Initial Form S-1 and incorporated herein by reference).
  10.48  Amendment to Contract Addendum A to Contract No. 2102 dated March 31,
         1993 between the Iowa Department of General Services and McLeod
         Telecommunications, Inc. (Filed as Exhibit 10.48 to Initial Form S-1
         and incorporated herein by reference).
  10.49  Construction Services Agreement dated June 30, 1995 between MFS
         Network Technologies, Inc. and MWR Telecom, Inc. (Filed as Exhibit
         10.49 to Initial Form S-1 and incorporated herein by reference).
  10.50  First Amendment to Agreement Regarding Support Agreement dated May 14,
         1996 among McLeod, Inc., IES Diversified Inc. and IES Investments Inc.
         (Filed as Exhibit 10.50 to Initial Form S-1 and incorporated herein by reference).
  10.51  First Amendment to Agreement Regarding Guarantee dated May 14, 1996 among McLeod, Inc., IES Diversified Inc. and IES Investments Inc.
         (Filed as Exhibit 10.51 to Initial Form S-1 and incorporated herein by reference).
  10.52  Amended and Restated Directors Stock Option Plan of McLeod, Inc.
         (Filed as Exhibit 10.52 to Initial Form S-1 and incorporated herein by reference).
  10.53  Forms of Employment, Confidentiality and Non-Competition Agreement
         between McLeod, Inc. and certain employees of McLeod, Inc. (Filed as
         Exhibit 10.53 to Initial Form S-1 and incorporated herein by reference).
  10.54  Form of Change-of-Control Agreement between McLeod, Inc. and certain employees of McLeod, Inc. (Filed as Exhibit 10.54 to Initial Form S-1
         and incorporated herein by reference).
  10.55  McLeod, Inc. 1996 Employee Stock Option Plan, as amended. (Filed as
         Exhibit 10.55 to the November 1996 Form S-1 and incorporated herein by reference).
  10.56  McLeod, Inc. Employee Stock Purchase Plan, as amended. (Filed as
         Exhibit 10.56 to the 1996 Form 10-K and incorporated herein by reference).
  10.57  Form of Indemnity Agreement between McLeod, Inc. and certain officers and directors of McLeod, Inc. (Filed as Exhibit 10.57 to Initial Form
         S-1 and incorporated herein by reference).
  10.58  License Agreement dated April 24, 1996 between PageMart, Inc. and MWR
         Telecom, Inc. (Filed as Exhibit 10.58 to Initial Form S-1 and
         incorporated herein by reference).
  10.59  Assignment of Purchase Agreement dated August 15, 1996 between Ryan
         Properties, Inc. and McLeod, Inc. (Filed as Exhibit 10.59 to the
         November 1996 Form S-1 and incorporated herein by reference).
  10.60  Assignment of Purchase Agreement dated August 14, 1996 between Ryan
         Properties, Inc. and McLeod, Inc. (Filed as Exhibit 10.60 to the
         November 1996 Form S-1 and incorporated herein by reference).
  10.61  Asset Purchase Agreement dated September 4, 1996 between Total
         Communication Services, Inc. and McLeod Telemanagement, Inc. (Filed as
         Exhibit 10.61 to the November 1996 Form S-1 and incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
  10.62  First Amendment to Asset Purchase Agreement dated September 30, 1996 between Total Communication Services, Inc. and McLeod Telemanagement,
         Inc. (Filed as Exhibit 10.62 to the November 1996 Form S-1 and
         incorporated herein by reference).
  10.63  McLeod, Inc. Incentive Plan. (Filed as Exhibit 10.63 to the November
         1996 Form S-1 and incorporated herein by reference).
  10.64  Amended and Restated Credit Agreement dated as of May 5, 1996 among
         Telecom*USA Publishing Group, Inc., Telecom*USA Publishing Company and
         Telecom*USA Neighborhood Directories, Inc. and Norwest Bank Iowa,
         National Association. (Filed as Exhibit 10.64 to the November 1996
         Form S-1 and incorporated herein by reference).
  10.65  First Amendment to Amended and Restated Credit Agreement dated as of
         January 31, 1996 by and between Telecom*USA Publishing Group, Inc.,
         Telecom*USA Publishing Company and Telecom*USA Neighborhood
         Directories, Inc. and Norwest Bank Iowa, National Association. (Filed
         as Exhibit 10.65 to the November 1996 Form S-1 and incorporated herein by reference).
  10.66  Lease Agreement dated as of September 26, 1994 between Ryan
         Properties, Inc. and Ruffalo, Cody & Associates, Inc. (Filed as
         Exhibit 10.66 to the November 1996 Form S-1 and incorporated herein by reference).
  10.67  First Lease Amendment dated as of April 12, 1995 between Ryan
         Properties, Inc. and Ruffalo, Cody & Associates, Inc. (Filed as
         Exhibit 10.67 to the November 1996 Form S-1 and incorporated herein by reference).
  10.68  Lease Agreement dated as of July 18, 1995 between 2060 Partnership,
         L.P. and Telecom*USA Publishing Company. (Filed as Exhibit 10.68 to
         the November 1996 Form S-1 and incorporated herein by reference).
  10.69  Lease Agreement dated April 26, 1995 by and between A.M. Henderson and
         Telecom*USA Publishing Company. (Filed as Exhibit 10.69 to the
         November 1996 Form S-1 and incorporated herein by reference).
  10.70  License Agreement dated as of April 19, 1994, between Ameritech
         Information Industry Services and Telecom*USA Publishing Company.
         (Filed as Exhibit 10.70 to the November 1996 Form S-1 and incorporated herein by reference).
  10.71  License Agreement dated September 13, 1993 between U S WEST
         Communications, Inc. and Telecom*USA Publishing Company. (Filed as
         Exhibit 10.71 to the November 1996 Form S-1 and incorporated herein by reference).
  10.72  Form of McLeod, Inc. Directors Stock Option Plan Option Agreement.
         (Filed as Exhibit 10.72 to the November 1996 Form S-1 and incorporated herein by reference).
  10.73  Forms of McLeod, Inc. 1996 Employee Stock Option Plan Incentive Stock
         Option Agreement. (Filed as Exhibit 10.73 to the November 1996 Form S-
         1 and incorporated herein by reference).
  10.74  Forms of McLeod, Inc. 1996 Employee Stock Option Plan Non-Incentive
         Stock Option Agreement. (Filed as Exhibit 10.74 to the November 1996
         Form S-1 and incorporated herein by reference).
  10.75  Option Agreement dated April 27, 1995 between Fronteer Directory
         Company, Inc. and Telecom*USA Publishing Company. (Filed as Exhibit
         10.75 to the November 1996 Form S-1 and incorporated herein by reference).
  10.76  Promissory Note dated May 5, 1995 between Telecom*USA Publishing
         Company and Fronteer Directory Company, Inc. (Filed as Exhibit 10.76
         to the November 1996 Form S-1 and incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
  10.77  Security Agreement dated May 5, 1995 between Telecom*USA Publishing
         Company and Fronteer Directory Company, Inc. (Filed as Exhibit 10.77
         to the November 1996 Form S-1 and incorporated herein by reference).
  10.78  Design/Build Construction Contract dated September 17, 1996 between
         Ryan Construction Company of Minnesota, Inc. and McLeod, Inc. (Filed
         as Exhibit 10.78 to the November 1996 Form S-1 and incorporated herein by reference).
  10.79  Guaranty Agreement dated as of October 17, 1996 by McLeod, Inc. in favor of Kirkwood Community College. (Filed as Exhibit 10.79 to the
         November 1996 Form S-1 and incorporated herein by reference).
  10.80  Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod Telemanagement, Inc.
         (Filed as Exhibit 10.80 to the November 1996 Form S-1 and incorporated herein by reference).
  10.81  Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod Telecommunications, Inc.
         (Filed as Exhibit 10.81 to the November 1996 Form S-1 and incorporated herein by reference).
  10.82  Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod Network Services, Inc.
         (Filed as Exhibit 10.82 to the November 1996 Form S-1 and incorporated herein by reference).
  10.83  Industrial New Jobs Training Agreement dated as of October 31, 1996 between Kirkwood Community College and McLeod, Inc. (Filed as Exhibit
         10.83 to the November 1996 Form S-1 and incorporated herein by reference).
  10.84  Change Order No. 1 to the Construction Services Agreement dated
         November 22, 1995 by and between MWR TeIecom, Inc. and MFS Network
         Technologies, Inc. (Filed as Exhibit 10.84 to the November 1996 Form
         S-1 and incorporated herein by reference).
  10.85  Change Order No. 2 to the Construction Services Agreement dated August
         14, 1996 between MWR Telecom, Inc. and MFS Network Technologies, Inc.
         (Filed as Exhibit 10.85 to the November 1996 Form S-1 and incorporated herein by reference).
  10.86  Change Order No. 3 to the Construction Services Agreement dated
         October 31, 1996 between MWR Telecom, Inc. and MFS Network
         Technologies, Inc. (Filed as Exhibit 10.86 to the November 1996 Form
         S-1 and incorporated herein by reference).
  10.87  Independent Contractor Sales Agreement dated May, 1995 between Sprint
         Communications Company L.P. and Ruffalo, Cody & Associates, Inc.
         (Filed as Exhibit 10.87 to the November 1996 Form S-1 and incorporated herein by reference).
  10.88  Second Amendment to Asset Purchase Agreement dated October 31, 1996 between Total Communication Services, Inc. and McLeod Telemanagement,
         Inc. (Filed as Exhibit 10.88 to the November 1996 Form S-1 and
         incorporated herein by reference)
  10.89  Escrow Agreement dated July 15, 1996 among McLeod, Inc., certain shareholders of Ruffalo, Cody & Associates, Inc., Albert P. Ruffalo
         and Norwest Bank N.A. (Filed as Exhibit 10.89 to the November 1996
         Form S-1 and incorporated herein by reference).
  10.90  Sale and Purchase Agreement dated January 27, 1997 among McLeodUSA
         Publishing Company, Fronteer Financial Holdings, Ltd., Classified
         Directories, Inc., Larry A. Scott, James Greff, Randall L. Gowin and
         Edwin Dressler and certain directors, officers and shareholders of
         Fronteer Financial Holdings, Ltd. (Filed as Exhibit 10.90 to the 1996
         Form 10-K and incorporated herein by reference).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
  10.91  Sale and Purchase Agreement dated February 27, 1997 among McLeodUSA
         Publishing Company, Indiana Directories, Inc., John Morgan, Hank
         Meijer, Jack Hendricks, Brad Nelson and Talking Directories, Inc.
         (Filed as Exhibit 10.91 to the 1996 Form 10-K and incorporated herein by reference).
  10.92  Amendment to Sale and Purchase Agreement dated February 28, 1997 between McLeodUSA Publishing Company and Indiana Directories, Inc.
         (Filed as Exhibit 10.92 to the 1996 Form 10-K and incorporated herein by reference).
  10.93  Ameritech Centrex Service Confirmation of Service Orders dated August
         21, 1996 between McLeod Telemanagement, Inc. and Ameritech Information
         Industry Services. (Filed as Exhibit 10.93 to the 1996 Form 10-K and
         incorporated herein by reference).
 +10.94  Amended and Restated Program Enrollment Terms dated November 1, 1996 between WorldCom Network Services, Inc. d/b/a WilTel and McLeod
         Telemanagement, Inc. (Filed as Exhibit 10.94 to Annual Report on Form
         10-K/A, File No. 0-20763, filed with the Commission on April 8, 1997 and incorporated herein by reference).
  10.95  Letter Agreement dated April 15, 1997 between U S WEST Communications and McLeodUSA Network Services, Inc. (Filed as Exhibit 10.1 to
         Quarterly Report on
         Form 10-Q, File No. 0-20763, filed with the Commission on May 14, 1997 and incorporated herein by reference).
  10.96  Network Agreement dated April 7, 1997, between Wisconsin Power and
         Light Company and McLeodUSA Telecommunications Services, Inc. (Filed
         as Exhibit 10.96 to the July 1997 Form S-4 and incorporated herein by reference).
  10.97  Agreement dated July 7, 1997 between McLeodUSA Telecommunications
         Services, Inc. and U S WEST Communications, Inc. (Filed as Exhibit
         10.97 to the July 1997 Form S-4 and incorporated herein by reference).
  10.98  Agreement dated August 14, 1997 between McLeodUSA Incorporated and
         Taylor Ball, Inc. (Filed as Exhibit 10.98 to the November 1997 Form S-
         4 and incorporated herein by reference).
  10.99  Interconnection Agreement Under Sections 251 and 252 of the
         Telecommunications Act of 1996 dated as of October 28, 1996 between
         Ameritech Information Industry Services and Consolidated
         Communications Telecom Services Inc. (Filed as Exhibit 10.99 to the
         November 1997 Form S-4 and incorporated herein by reference).
 10.100  Interconnection Agreement Under Sections 251 and 252 of the
         Telecommunications Act of 1996 dated as of July 17, 1997 between
         Ameritech Information Industry Services and Consolidated
         Communications Telecom Services Inc. (Filed as Exhibit 10.100 to the
         November 1997 Form S-4 and incorporated herein by reference).
   11.1  Statement regarding Computation of Per Share Earnings (Filed as
         Exhibit 11.1 to the Quarterly Report on Form 10-Q, File No. 0-20763,
         filed with the Commission on May 13, 1998 and incorporated herein by reference).
   16.1  Letter regarding Change in Certifying Accountant (Filed as Exhibit
         16.1 to the 1997 Form 10-K and incorporated herein by reference).
   21.1  Subsidiaries of McLeodUSA Incorporated (Filed as Exhibit 21.1 to the
         1997 Form 10-K and incorporated herein by reference).
   23.1  Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).
   23.2  Consent of Arthur Andersen LLP.

   24.1  Power of attorney (included on signature page).

 EXHIBIT
 NUMBER                            EXHIBIT DESCRIPTION
 -------                           -------------------
  24.2   Statement on Form T-1 of Eligibility of Trustee.
  27.1   Financial Data Schedule (Filed as Exhibit 27.1 to the Quarterly Report
         on Form 10-Q, File
         No. 0-20763, filed with the Commission on May 13, 1998 and incorporated herein by reference).
  99.1   Purchase Agreement dated as of August 15, 1996 between Iowa Land and
         Building Company and Ryan Properties, Inc. (Filed as Exhibit 99.1 to
         the November Form S-1 and incorporated herein by reference).
  99.2   Purchase Agreement dated as of June 28, 1996 between Donald E. Zvacek,
         Dennis E. Zvacek and Robert J. Zvacek and Ryan Properties, Inc. (Filed
         as Exhibit 99.2 to the November Form S-1 and incorporated herein by reference).
  99.3   Form of Letter of Transmittal.
  99.4   Form of Notice of Guaranteed Delivery.
  99.5   Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies
         and other Nominees.
  99.6   Form of Letter to Clients.

--------
+Confidential treatment has been granted. The copy filed as an exhibit omits the information subject to the confidential treatment request.